                               U.S. $200,000,000

                               CREDIT AGREEMENT

                         Dated as of November 19, 1999

                                 by and among

                          National Steel Corporation
                                  as Borrower

                                      and

                     The Lenders and Issuers Party hereto

                                      and

                              Citicorp USA, Inc.
                            as Administrative Agent

                                      and

                            The Fuji Bank, Limited
                       as Syndication Agent and Arranger

                                      and

                           Salomon Smith Barney Inc.
                         as Book Manager and Arranger



                          Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                            New York, NY 10153-0119

                                Table of Contents

                                                                                                     Page
Article I             Definitions, Interpretation and Accounting Terms.............................     1

     Section 1.1      Defined Terms................................................................     1

     Section 1.2      Accounting Terms and Principles..............................................    29

     Section 1.3      Certain Terms and References.................................................    30

     Section 1.4      Time Periods.................................................................    31

     Section 1.5      Quantities...................................................................    31

     Section 1.6      Pronouns.....................................................................    32

     Section 1.7      Construction.................................................................    32

     Section 1.8      Certain Computations.........................................................    32

Article II            The Facilities...............................................................    32

     Section 2.1      The Commitments..............................................................    32

     Section 2.2      Borrowing Procedures.........................................................    33

     Section 2.3      Swing Loans..................................................................    34

     Section 2.4      Letters of Credit............................................................    36

     Section 2.5      Reduction and Termination of the Commitments.................................    42

     Section 2.6      Repayment of Loans...........................................................    42

     Section 2.7      Evidence of Indebtedness.....................................................    42

     Section 2.8      Optional Prepayments.........................................................    43

     Section 2.9      Mandatory Prepayments........................................................    44

     Section 2.10     Interest.....................................................................    45

     Section 2.11     Conversion and Continuation Options..........................................    46

     Section 2.12     Fees.........................................................................    47

     Section 2.13     Payments and Computations; Protective Advances...............................    47

     Section 2.14     Cash Collateral Account......................................................    50

     Section 2.15     Special Provisions Governing Eurodollar Rate Loans...........................    50

     Section 2.16     Capital Adequacy.............................................................    52

     Section 2.17     Taxes........................................................................    53

     Section 2.18     Substitution of Lenders......................................................    54

     Section 2.19     Collateral Audits............................................................    55

                                Table of Contents
                                  (CONTINUED)

                                                                                                     Page
Article III           Conditions Precedent to the Effectiveness of this Agreement  and to Loans
                      and Letters of Credit........................................................    55

     Section 3.1      Conditions Precedent to the Effectiveness of this Agreement..................    55

     Section 3.2      Conditions Precedent to Each Loan and Letter of Credit.......................    58

Article IV            Representations and Warranties...............................................    59

     Section 4.1      Corporate Existence; Compliance with Law.....................................    59

     Section 4.2      Corporate Power; Authorization; Enforceable Obligations......................    60

     Section 4.3      Financial Statements.........................................................    61

     Section 4.4      Legal Proceedings............................................................    62

     Section 4.5      Taxes........................................................................    62

     Section 4.6      Full Disclosure..............................................................    63

     Section 4.7      Margin Regulations...........................................................    63

     Section 4.8      Ownership of the Material Subsidiaries.......................................    63

     Section 4.9      ERISA........................................................................    63

     Section 4.10     Liens and Encumbrances.......................................................    64

     Section 4.11     Related Documents............................................................    64

     Section 4.12     No Burdensome Restrictions; No Defaults......................................    65

     Section 4.13     No Other Ventures............................................................    65

     Section 4.14     Investment Company Act.......................................................    66

     Section 4.15     Public Utility Holding Company Act...........................................    66

     Section 4.16     Insurance....................................................................    66

     Section 4.17     Labor Matters................................................................    66

     Section 4.18     Use of Proceeds..............................................................    66

     Section 4.19     Environmental Matters........................................................    67

     Section 4.20     Ownership of Properties......................................................    67

     Section 4.21     Existing Indebtedness........................................................    68

     Section 4.22     Solvency.....................................................................    68

     Section 4.23     Year 2000 Compliance.........................................................    69

Article V             Financial Covenants..........................................................    69

     Section 5.1      Leverage Ratio...............................................................    69

                                Table of Contents
                                  (CONTINUED)

                                                                                                     Page
     Section 5.2      Minimum Interest Coverage Ratio.............................................     70

     Section 5.3      Capital Expenditures........................................................     71

Article VI            Reporting Covenants.........................................................     72

     Section 6.1      Financial Statements........................................................     72

     Section 6.2      Default Notices.............................................................     74

     Section 6.3      Asset Sales.................................................................     75

     Section 6.4      ERISA Matters...............................................................     75

     Section 6.5      Litigation..................................................................     75

     Section 6.6      Notices under Related Documents.............................................     76

     Section 6.7      SEC Filings; Press Releases.................................................     76

     Section 6.8      Labor Relations.............................................................     76

     Section 6.9      Insurance...................................................................     76

     Section 6.10     Environmental Matters.......................................................     76

     Section 6.11     Other Information...........................................................     77

Article VII           Affirmative Covenants.......................................................     78

     Section 7.1      Preservation of Corporate Existence, Etc....................................     78

     Section 7.2      Compliance with Law, Etc....................................................     78

     Section 7.3      Conduct of Business.........................................................     78

     Section 7.4      Payment of Taxes, Etc.......................................................     78

     Section 7.5      Maintenance of Insurance....................................................     78

     Section 7.6      Access......................................................................     79

     Section 7.7      Keeping of Books............................................................     79

     Section 7.8      Maintenance of Properties, Etc..............................................     79

     Section 7.9      Maintenance of Contractual Obligations, Etc.................................     79

     Section 7.10     Application of Proceeds.....................................................     80

     Section 7.11     Year........................................................................     80

     Section 7.12     Environmental...............................................................     80

     Section 7.13     Borrowing Base Determination................................................     80

     Section 7.14     Year 2000 Compliance........................................................     81

     Section 7.15     Accounting Changes; Year....................................................     81

                                Table of Contents
                                  (CONTINUED)

                                                                                                     Page
Article VIII          Negative Covenants..........................................................     81

     Section 8.1      Liens, Etc..................................................................     81

     Section 8.2      Indebtedness................................................................     83

     Section 8.3      Guaranty Obligations........................................................     84

     Section 8.4      Restrictions on Subsidiary Distributions; No New Negative Pledge............     84

     Section 8.5      Restricted Payments.........................................................     84

     Section 8.6      Restriction on Fundamental Changes..........................................     85

     Section 8.7      Sale of Assets..............................................................     85

     Section 8.8      Investments in Other Persons................................................     85

     Section 8.9      Change in Nature of Business................................................     86

     Section 8.10     Compliance with ERISA.......................................................     86

     Section 8.11     Modification of Related Documents...........................................     86

     Section 8.12     Modification of Existing Indebtedness Agreements............................     87

     Section 8.13     Transactions with Affiliates................................................     87

     Section 8.14     Operating Leases............................................................     88

     Section 8.15     Sale and Leaseback Transactions.............................................     88

     Section 8.16     Cancellation of Indebtedness Owed to It.....................................     89

     Section 8.17     Material Subsidiaries.......................................................     89

     Section 8.18     Capital Structure...........................................................     89

     Section 8.19     No Speculative Transactions.................................................     89

Article IX            Events of Default...........................................................     89

     Section 9.1      Events of Default...........................................................     89

     Section 9.2      Remedies....................................................................     92

     Section 9.3      Cash Collateralization of Letters of Credit.................................     92

Article X             The Administrative Agent....................................................     92

     Section 10.1     Authorization and Action....................................................     92

     Section 10.2     Agents' Reliance, Etc.......................................................     93

     Section 10.3     The Administrative Agent as Lender..........................................     94

     Section 10.4     Lender Credit Decision......................................................     94

                                Table of Contents
                                  (CONTINUED)

                                                                                                     Page
     Section 10.5     Indemnification.............................................................     95

     Section 10.6     Successor Administrative Agent..............................................     95

     Section 10.7     Concerning the Collateral and the Collateral Documents......................     96

Article XI            Miscellaneous...............................................................     98

     Section 11.1     Amendments, Waivers, Etc....................................................     98

     Section 11.2     Assignments and Participations..............................................     99

     Section 11.3     Costs; Expenses; Indemnities................................................    102

     Section 11.4     Right of Set-off............................................................    105

     Section 11.5     Sharing of Payments, Etc....................................................    105

     Section 11.6     Independence of Representations and Warranties..............................    106

     Section 11.7     Governing Law...............................................................    106

     Section 11.8     Submission to Jurisdiction; Consent to Service of Process...................    106

     Section 11.9     Notices, Etc................................................................    107

     Section 11.10    No Waiver; Remedies.........................................................    107

     Section 11.11    Execution in Counterparts; Effectiveness; Assignments by the Borrower.......    108

     Section 11.12    Entire Agreement............................................................    108

     Section 11.13    Further Assurances..........................................................    108

     Section 11.14    Confidentiality.............................................................    108

                                   Schedules

Schedule I              -       Commitments

Schedule II             -       Applicable Lending Offices and
                                Addresses for Notices

Schedule III            -       Applicable Margins and Fees

Schedule IV             -       Advance Rates

Schedule 1.1            -       Non-Material Subsidiaries

Schedule 4.2            -       Permits

Schedule 4.9            -       Employee Benefit Plans

Schedule 4.11           -       Amendments to Related Documents

Schedule 4.13           -       Joint Ventures and Partnerships

Schedule 4.19(d)        -       Disposal Facilities

Schedule 4.21           -       Existing Indebtedness

Schedule 8.1            -       Existing Liens

Schedule 8.8            -       Existing Investments

                                   Exhibits

Exhibit A     -     Form of Revolving Credit Note

Exhibit B     -     Form of Notice of Borrowing

Exhibit C     -     Form of Notice of Conversion or Continuation

Exhibit D     -     Form of Security Agreement

Exhibit E     -     Form of Pledge Agreement

Exhibit F     -     Form of Intercreditor Agreement

Exhibit G     -     Form of Borrowing Base Certificate

Exhibit H     -     Form of Guaranty

Exhibit I     -     Form of Opinion of Counsel for the Loan Parties

Exhibit J     -     Form of Assignment and Acceptance

Exhibit K     -     Form of Letter of Credit Request

Exhibit L     -     Eleventh Supplemental Indenture

               CREDIT AGREEMENT, dated as of November 19, 1999, by and among National Steel Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined below), the Issuers (as defined below) and Citicorp USA, Inc. ("Citicorp"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and The Fuji Bank, Limited ("Fuji Bank"), as syndication agent for the Lenders and the Issuers (in such capacity, the "Syndication Agent").

                             W i t n e s s e t h:

          Whereas, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement a revolving credit and letter of credit facility; and

          Whereas, the Borrower has agreed to secure its obligations to the Lenders and Issuers in connection with such financing with security interests in, and liens on, all of the Borrower's inventory and other Collateral (as hereinafter defined), as provided for herein; and

          Whereas, the Lenders and Issuers are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein;

          Now, Therefore, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

               Definitions, Interpretation And Accounting Terms

          Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms and, unless the context otherwise requires, to all genders and all other grammatical forms of the terms defined):

          "Account" has the meaning specified in the Security Agreement.

          "Account Debtor" has the meaning specified in the Security Agreement.

          "Administrative Agent" has the meaning specified at the beginning of this Agreement.

          "Advance Rate" means, at any time, in respect of any class of Eligible Inventory, the advance rate set forth on Schedule IV (Advance Rates) corresponding to such class, as such rate may be increased or decreased from time to time with respect to all or any portion of any class of Eligible Inventory by the Administrative Agent in its sole discretion, acting commercially reasonably and in accordance with its regular practices and policies applicable to asset based loans with advance rates based on current assets in effect from time to time (which practices and policies may be changed by the Administrative Agent in its sole discretion), with any change in such rates to be effective two (2) Business Days after written notice thereof from the Administrative Agent to the Borrower; provided, however, that the Administrative Agent shall not increase such rates above the rates set forth on Schedule IV (Advance Rates) without the consent of the Super Majority Lenders; provided, further, that the Administrative Agent shall not increase such rates more than five percent (5%) above the rates set forth in Schedule IV (Advance Rates) without the consent of all of the Lenders.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and each officer, director, general partner or joint-venturer of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Transaction" has the meaning specified in Section 8.13(a) (General Limitation on Affiliate Transactions).

          "Agreement" means this Credit Agreement, together with all exhibits and schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Alternative Currency" means any lawful currency other than Dollars which is freely transferable into Dollars.

          "Applicable Lending Office" means, with respect to any Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "Applicable Margin" means (i) during the period commencing on the Effective Date and ending the first day of the first calendar month following the receipt by the Administrative Agent of the Financial Statements pursuant to
Section 6.1(a) (Quarterly Financial Statements and Compliance Certificates) for the Quarter ending September 30, 2000, with respect to the Loans (a) maintained as Base Rate Loans, a rate equal to three-fourth of one percent (0.75%) per annum and (b) maintained as Eurodollar Rate Loans, a rate equal to 1.75% per annum and (ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth on Schedule III (Applicable Margins and Fees) opposite the applicable type of Loans and the then applicable Interest Coverage Ratio set forth on such schedule.

          Subsequent changes in the Applicable Margin resulting from a change in the Interest Coverage Ratio shall become effective as to all Loans the first day of the first calendar month following delivery by the Borrower to the Administrative Agent of new Financial Statements for each Quarter pursuant to
Section 6.1(a) (Quarterly Financial Statements and Compliance Certificates) or each Year pursuant to Section 6.1(b) (Annual Audited Financial Statements). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Interest Coverage Ratio), if the Borrower shall fail to deliver Financial Statements (i) pursuant to Section 6.1(a), within fifty (50) days after the end of any Quarter or (ii) pursuant to Section 6.1(b), within ninety-five (95) days after the end of any Year, the Applicable Margin from and including the fifty-first (51st) or ninety-sixth (96th) day, as the case may be, after the end of such Quarter or Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall conclusively equal the highest Applicable Margin set forth above in this definition.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Asset Sale" means a sale, lease or other transfer of (a) any shares of Stock or Stock Equivalents of a Material Subsidiary, (b) all or substantially all of the assets or any division or line of business of the Borrower or any Material Subsidiary or (c) any other asset of the Borrower or a Material Subsidiary outside the ordinary course of business.

          "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit J, entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent.

          "Attributable Securitization Indebtedness" means the aggregate amount theretofore paid to, or owing to, the Borrower for the sale of any Account under the Receivables Purchase Facility to the extent such Account has not yet been repaid, or been deemed repaid, by the corresponding Account Debtor or repurchased by the Borrower. For the avoidance of doubt, it is understood and agreed that the parties intend that the amount of Attributable Securitization Indebtedness outstanding at any time approximate as closely as possible the principal amount of Indebtedness that would be outstanding at such time under the Receivables Purchase Facility if such Receivables Purchase Facility were restructured as a secured loan agreement instead of a purchase agreement.

          "Availability Reserves" means, as of two (2) Business Days after the receipt of written notice by the Borrower from the Administrative Agent of any determination thereof, such reserves as the Administrative Agent, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies applicable to asset based loans with advance rates based on current assets in effect from time to time (which practices and policies may be changed by the Administrative Agent in its sole discretion), may from time to time establish as reserves against the Available Credit in order either (i) to preserve the value of, or the Administrative Agent's Lien on, the Collateral or (ii) to reflect unanticipated liabilities of the Borrower arising after the Effective Date that are reasonably likely to affect adversely the Secured Parties' rights or remedies in respect of the Collateral; provided, however, that "Availability Reserves" shall, unless the Administrative Agent determines otherwise, include the Outside Processing Inventory Reserve.

          "Available Credit" means, at any time, an amount equal to (a) the lower of (i) the then effective aggregate Commitments and (ii) the Borrowing Base at such time minus (b) the aggregate Outstanding Amounts at such time.

          "Balance Sheet Date" has the meaning specified in Section 4.3(a) (Accuracy of Financial Statements).

          "Base Rate" means, with respect to any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;


          (b) the sum (adjusted to the nearest one-fourth of one percent (0.25%) or, if there is no nearest one-fourth of one percent (0.25%), to the next higher one-fourth of one percent) (0.25%) of (i) one-half of one percent (0.5%) per annum plus (ii) the rate per annum obtained by dividing
     (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major U.S. money market banks, such three-week moving average being determined weekly on each Monday (or, if any such Monday is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three
     (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to one hundred percent (100%) minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and


          (c) the sum of (i) one-half of one percent (0.5%) per annum (or, in respect of the period from December 15, 1999 to January 15, 2000, two percent (2%)) plus (ii) the Federal Funds Rate.

          "Base Rate Loan" means Loans the rate of interest applicable to which is based upon the Base Rate.

          "Book Value" means, as to any Inventory in respect of which such amount is to be determined, the lower of (i) the cost thereof (as reflected in the general ledgers of the owner of such Inventory and determined in accordance with GAAP calculated on a first in first out basis) or (ii) the market value thereof.

          "Borrower" has the meaning specified at the beginning of this Agreement.

          "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments.

          "Borrowing Base" means, at any time, (a) the product of (i) the Advance Rate then in effect for each class of Eligible Inventory and (ii) the Book Value of the Eligible Inventory constituting such class at such time less
(b) any Eligibility Reserves then in effect with respect to such Eligible Inventory and any Availability Reserves then in effect.

          "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form of Exhibit G.

          "Borrowing Base Deficiency" means, at any time, the failure of the Borrowing Base to exceed the aggregate Outstanding Amounts.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

          "Capitalized Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "Capitalized Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

          "Cash Collateral Account" has the meaning specified in Section 2.14 (Cash Collateral Account).

          "Cash Dominion Event" means (a) the occurrence of an Event of Default or (b) the failure to exceed thirty million Dollars ($30,000,000) of the sum of the Available Credit plus the Receivables Availability.

          "Cash Dominion Period" means the period of time between the occurrence of a Cash Dominion Event and the next succeeding Cash Dominion Release Date.

          "Cash Dominion Release Date" means any date on which the sum of the Available Credit plus the Receivables Availability shall have exceeded fifty million Dollars ($50,000,000) for eleven (11) consecutive Business Days; provided, however, that no Event of Default shall have occurred or be continuing during such period.

          "Cash Equivalents" means (a) as long as the sum of the Available Credit plus the Receivables Availability shall exceed two hundred million Dollars ($200,000,000), "Cash Equivalents", as defined in Section 1.01 (Definitions) of the Indenture and (b) otherwise, (i) securities issued or fully guaranteed or insured by the government of the United States or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia or any foreign bank or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated at least "A-1" by Standard & Poor or "P-1" by Moody's, (iii) commercial paper of an issuer rated at least "A-1" by Standard & Poor or "P-1" by Moody's and (iv) shares of any money market fund that (A) has at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (i) through (iii) above, (B) has net assets of not less than five hundred million Dollars ($500,000,000) and (C) is rated at least "A-1" by Standard & Poor or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (i) through (iii) above shall not exceed one hundred and eighty (180) days.

          "Cash Interest Expense" means, with respect to any Person for any period, the Interest Expense of such Person for such period less the Non-Cash Interest Expense of such Person for such period.

          "Change of Control" means any of the following: (a) NKK shall cease to own and control, directly or indirectly, all of the voting rights associated with a majority of the outstanding Stock and the outstanding Voting Stock of the Borrower, (b) NKK shall cease to own and control all of the economic rights associated with twenty five percent (25%) or more of the outstanding Stock of the Borrower or (c) the Borrower shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Stock of any of its Material Subsidiaries.

          "Citibank" means Citibank, N.A., a national banking association.

          "Citicorp" has the meaning specified at the beginning of this Agreement.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Collection Account" has the meaning specified in the Receivables Purchase Agreement.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is purported to be granted under any of the Collateral Documents.

          "Collateral Documents" means the Security Agreement, the Pledge Agreement and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

          "Commitment" means, as to each Lender, the commitment of such Lender to make Loans and acquire interests in other Outstanding Amounts in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced or modified pursuant to this Agreement. "Commitments" means the aggregate Commitments of all Lenders.

          "Compliance Certificate" has the meaning specified in Section 6.1 (Financial Statements).

          "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

          "Constituent Documents" means, with respect to any Person, (i) the certificate of incorporation (or the equivalent organizational documents) of such Person, (ii) the bylaws (or the equivalent governing documents) of such Person and (iii) any document generally setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

          "Contractual Obligation" of any Person means any obligation, promise, agreement (whether written or oral, express or implied and whether or not legally binding), contract (including settlements and collective bargaining agreements), undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          "Credit Event" has the meaning specified in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit).

          "Debt Issuance" means the incurrence of any Financial Covenant Debt by the Borrower or any of its Subsidiaries.

          "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

          "Documentary Letter of Credit" means any letter of credit issued by an Issuer pursuant to Section 2.4(a) (Obligation to Issue) for the account of the Borrower which can be drawn upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower in the ordinary course of its business.

          "Dollar" and the sign "$" each mean the lawful currency of the United States.

          "Dollar Equivalent" means with respect to any Alternative Currency at the time of determination thereof, the equivalent of such currency in Dollars determined at the rate of exchange quoted by the Administrative Agent in New York, New York at 11:00 A.M. (New York time) on the date of determination, to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants minus (c) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (iv) any other non-cash gains which have been added in determining Consolidated Net Income and (v) cash payments in respect of employee or retiree benefits (but only to the extent not reflected in Consolidated Net Income in accordance with Statement of Financial Accounting Standard No. 106 (Employer's Accounting for Postretirement Benefits Other than Pensions) of the Financial Accounting Standards Board).

          "Effective Date" means the date on which this Agreement becomes effective.

          "Eligibility Reserves" means, effective as of two (2) Business Days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent, in its sole discretion, acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to asset based loans with advance rates based on current assets (which practices and policies may be changed by the Administrative Agent in its sole discretion), may from time to time establish against the gross amounts of Eligible Inventory to reflect risks or contingencies that (a) arise after the Effective Date, (b) relate to or may otherwise affect the Collateral or the Secured Parties' risks or remedies in respect thereof and (c) have not already been taken into account in the determination of Eligible Inventory.

          "Eligible Assignee" means (a) a Lender or any Affiliate of such Lender; (b) a commercial bank having total assets in excess of five billion Dollars ($5,000,000,000) acceptable to the Borrower (which acceptance may not be unreasonably withheld); or (c) a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent and the Borrower, each acting commercially reasonably, that regularly is engaged in making, purchasing or investing in loans; provided, however, that, with respect to clauses (b) and (c) of this definition, no consent of the Borrower shall be required during the continuance of an Event of Default.

          "Eligible Inventory" means Inventory of the Borrower (other than any Inventory which has been consigned by the Borrower) (i) which is owned solely by the Borrower, (ii) with respect to which the Administrative Agent has a valid and perfected first-priority Lien, (iii) with respect to which no warranty contained in any of the Loan Documents has been breached, (iv) which is not, as determined in the sole discretion of the Administrative Agent acting in a commercially reasonable manner, obsolete or unmerchantable and (v) which the Administrative Agent deems to be Eligible Inventory, based on such credit and collateral considerations as the Administrative Agent may deem appropriate, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to asset based loans with advance rates based on current assets (which practices and policies may be changed by the Administrative Agent in its sole discretion).

          "Encumbrances" means, with respect to property, all Liens, leases, options, preferences, priorities, rights of first refusal, easements, servitudes, rights-of-way, licenses, securities purchase option, call or similar right, restrictions under any shareholder agreement or any other Contractual Obligation, encumbrance or any other restriction or limitation whatsoever on any right incident to the ownership in fee of such property (including rights to transfer, use or possess such property), whether contingent or non-contingent, matured or unmatured, known or unknown.

          "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.(S) 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.(S) 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.(S) 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.(S) 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.(S) 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.(S) 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.(S) 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.(S) 651 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C.(S) 300f et seq.) and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

          "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, Order or Contractual Obligation with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equity Issuance" means the issue or sale of any Stock of the Borrower by the Borrower.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

          "ERISA Event" means (i) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) notice of reorganization or insolvency of a Multiemployer Plan; (v) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (vi) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vii) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (viii) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (ix) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as amended.

          "Eurodollar Base Rate" means the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of

Citibank in London, England, to major banks in the London interbank market at 11:00 A.M. (London Time) two (2) Business Days before the first day of such Interest Period for a principal amount substantially equal to the maximum principal amount of the Eurodollar Rate Loan scheduled to be outstanding during such Interest Period and for a period equal to such Interest Period.

          "Eurodollar Borrowing Unit" means ten million Dollars ($10,000,000).

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate determined as set forth below by (b) (i) a percentage equal to one hundred percent (100%) minus (ii) the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the United States Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is determined) having a term equal to such Interest Period.

          "Eurodollar Rate Loan" means any outstanding principal amount of the Loans of any Lender that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

          "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

          "Existing Indebtedness" has the meaning specified in Section 8.2(e).

          "Facilities" means the Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

          "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable security) at any time, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, provided, however, that, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third-party appraiser, the basic assumptions underlying which have not materially changed since its date, the "Fair Market Value" of such asset shall be the value set forth in such appraisal and (b) with respect to any marketable security at any time, the closing sale price of such security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc. or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such Business Day by a financial institution of recognized standing which regularly deals in securities of such type.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System or any successor thereto.

          "Fee Letter" shall mean the letter dated as of August 27, 1999, between Citicorp, as the Administrative Agent, and the Borrower with respect to certain fees to be paid from time to time to Citicorp.

          "Financial Covenant Debt" means, with respect to any Person at any time, the sum, without duplication, of (a) all Indebtedness that would be required to be reflected on a consolidated balance sheet at such date of such Person and its Subsidiaries prepared in conformity with GAAP plus (b) all Attributable Securitization Indebtedness.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of the Borrower and its Subsidiaries delivered in accordance with Section 4.3 (Financial Statements) and
Section 6.1 (Financial Statements).

          "Fuji Bank" has the meaning specified at the beginning of this Agreement.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any individual or entity exercising (x) executive or administrative functions of, or generally pertaining to, governments, nations, states or other political subdivisions thereof or (y) legislative, judicial or regulatory functions, including central banks, the PBGC and arbitrators.

                  "Guarantor" means National Steel Pellet Company, a Delaware corporation.

                  "Guaranty" means a guaranty, in substantially the form of Exhibit H, executed by the Guarantor.

                  "Guaranty Obligation" means, as applied to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing Indebtedness of another Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase of or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guaranty Obligation" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Imputed Securitization Interest Cost" means the difference between (a) the face amount of Accounts sold under the Receivables Purchase Facility to the extent such Accounts have not yet been repaid or been deemed repaid by the corresponding Account Debtor or repurchased by the Borrower minus
(b) the Attributable Securitization Indebtedness derived from the sale of such Accounts.

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money (including reimbursement and all other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured) or for the deferred purchase price of property or services, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capitalized Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (e) all Guaranty Obligations of such Person, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (i) in the case of the Borrower, all Attributable Securitization Indebtedness.

                  "Indemnitees" has the meaning specified in Section 11.3 (Costs; Expenses; Indemnities).

                  "Indenture" means the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower, Great Lakes Steel Corporation (a predecessor in interest of the Borrower) and City Bank Farmers Trust Company and Ralph E. Morton, as Trustees, as supplemented by all instruments supplemental thereto, including the Eleventh Supplemental Indenture, dated as of March 31, 1999, to the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower and The Chase Manhattan Bank and Frank J. Grippo, as Trustees, attached hereto as Exhibit L.

                  "Intercreditor Agreement" means an agreement, in substantially the form of Exhibit F, dated as of the date hereof, executed by the Borrower, the Guarantor, the Administrative Agent and the Receivables Facility Agent.

                  "Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Interest Expense of such Person for such period.

                  "Interest Expense" means, for any Person for any period, the difference between (i) the sum, without duplication, of (x) the total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period, plus (y) net costs under Interest Rate Contracts for such period and plus (z) the Imputed Securitization Interest Costs for such period, minus (ii) net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period determined on a consolidated basis in conformity with GAAP and minus (iii) any interest income of such

Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.11 (Conversion and Continuation Options) and
(b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.11, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                         (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of Eurodollar Rate Loans only, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                         (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                         (C) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

                         (D) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than ten million Dollars ($10,000,000); and

                         (E) there shall be outstanding at any one time no more than six (6) Interest Periods in the aggregate.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Investment" means, with respect to any Person, (i) any purchase or other acquisition by such Person of Securities, or of a beneficial interest in Securities issued by or other equity ownership interest in any other Person, (ii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by such Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

                  "Inventory" has the meaning specified in the Security
Agreement.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Issuer" means each Lender or Affiliate of a Lender listed on the signature pages hereof as an "Issuer" or who hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing to be bound by the terms hereof applicable to Issuers pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property owned by such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Legal Proceeding" means any judicial, administrative, investigative, informal or arbitral action, arbitration, suit, claim, demand, audit, investigation, litigation, hearing (public or private), including proceedings of a Governmental Authority.

                  "Lender" means each financial institution or other entity listed on Schedule I (Commitments) or that from time to time becomes a party hereto by execution of an Assignment and Acceptance, including pursuant to
Section 2.18 (Substitution of Lenders).

                  "Letter of Credit" means any letter of credit issued for the account of the Borrower by any Issuer pursuant to Section 2.4 (Letters of Credit).

                  "Letter of Credit Fee" means, with respect to a Standby Letter of Credit or a Documentary Letter of Credit, (i) during the period commencing on the Effective Date and ending the first day of the first calendar month following the receipt by the Administrative Agent of the Financial Statements pursuant to Section 6.1(a) (Quarterly

Financial Statements and Compliance Certificates) for the Quarter ending September 30, 2000, three quarters of one percent (0.75%) per annum, in the case of a Documentary Letter of Credit, and one and one-quarter percent (1.25%) per annum, in the case of a Standby Letter of Credit, of the maximum amount available from time to time to be drawn under such Standby Letter of Credit or Documentary Letter of Credit (or, if such Letter of Credit is to be denominated in an Alternative Currency, based on the average undrawn amount thereof, using the Dollar Equivalent thereof) and (ii) thereafter, as of any date of determination, a rate per annum equal to the rate set forth on Schedule III (Applicable Margins and Fees) opposite the applicable type of Letter of Credit and the then applicable Interest Coverage Ratio set forth on such schedule.

                  Subsequent changes in the Letter of Credit Fee resulting from a change in the Interest Coverage Ratio shall become effective as to all Loans the first day of the first calendar month following delivery by the Borrower to the Administrative Agent of new Financial Statements for each Quarter pursuant to Section 6.1(a) (Quarterly Financial Statements and Compliance Certificates) or each Year pursuant to Section 6.1(b) (Annual Audited Financial Statements). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Interest Coverage Ratio), if the Borrower shall fail to deliver Financial Statements (i) pursuant to Section 6.1(a), within fifty (50) days after the end of any Quarter or (ii) pursuant to Section 6.1(b), within ninety-five (95) days after the end of any Year, the Applicable Margin from and including the fifty-first (51st) or ninety-sixth (96th) day, as the case may be, after the end of such Quarter or Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall conclusively equal the highest Applicable Margin set forth above in this definition.

                  "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent and includes, without limitation, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

                  "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(f) (Execution of Letter of Credit Reimbursement Agreement).

                  "Letter of Credit Request" has the meaning specified in
Section 2.4(c) (Contents of Letter of Credit Request).

                  "Letter of Credit Sublimit" has the meaning specified in
Section 2.4(a)(iv).

                  "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) Financial Covenant Debt of such Person as of the last day of such period to (b) EBITDA for such Person for such period.

                  "Lien" means any lien (statutory or other), pledge, mortgage, deed of trust, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable Requirement of Law naming the owner of the asset to which such Lien relates as debtor.

                  "Loan" means any loan made by any Lender to the Borrower pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, any Notes, the Guaranty, the Intercreditor Agreement, the Fee Letter, each Letter of Credit Reimbursement Agreement, the Collateral Documents, each Hedging Contract with a Lender or any Affiliate thereof and all agreements for cost management services provided by a Lender or any Affiliate thereof, and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means each of the Borrower, the Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

                  "Material Adverse Change" means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower or the Borrower and its Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "Material Subsidiary" means (a) the Guarantor, (b) NSFC and
(c) any Subsidiary of the Borrower other than (i) the Guarantor and NSFC, (ii) any Subsidiary of the Borrower listed on Schedule 1.1 (Non-Material Subsidiaries) as long as the book value of the total assets of such Subsidiary does not exceed the figure set forth opposite such subsidiary on Schedule 1.1 by more than ten million Dollars ($10,000,000) and (iii) any Subsidiary of the Borrower that has total assets with a book value not in excess of ten million Dollars ($10,000,000).

                  "Moody's" means Moody's Investors Service.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "NSFC" means National Steel Funding Corporation, a Delaware corporation.

                  "Net Cash Proceeds" means (i) proceeds received by the Borrower or any of its Material Subsidiaries after the Effective Date in cash or Cash Equivalents from any Asset Sale, other than Asset Sales permitted under clauses (i) through (iv) Section 8.7(a) (Sale of Assets), net of (x) the reasonable cash costs of sale, assignment or other disposition, (y) taxes paid or payable as a result thereof and (z) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that evidence of each of (x), (y) and (z) in form and substance satisfactory to the Administrative Agent is provided to the Administrative Agent; (ii) proceeds of insurance on account of the loss of or damage to any such assets or property and payments of compensation for any such assets or property taken by condemnation or eminent domain, to the extent such proceeds or payments exceed twenty-five million Dollars ($25,000,000) in the aggregate and, within one hundred and eighty (180) days after the receipt thereof, replacement or repair of such asset or property has not commenced, except that in the event that at any time such replacement or repair is abandoned or otherwise discontinued or is not diligently pursued, the remaining award or proceeds, as the case may be, shall constitute Net Cash Proceeds at such time and (iii) proceeds received after the Effective Date by any Loan Party in cash or Cash Equivalents from (A) any Equity Issuance (other than any such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or any of its Material Subsidiaries) or (B) any Debt Issuance (except for Indebtedness permitted under Section 8.2 (Indebtedness)), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction, satisfactory evidence of which is provided to the Administrative Agent.

                  "NKK" means NKK Corporation, a company organized and existing under the laws of Japan.

                  "Non-Cash Interest Expense" means, with respect to any Person for any period, the sum of the following amounts to the extent included in the calculation of Interest Expenses of such Person for such period: (a) the amount of debt discount and debt issuances costs amortized (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.

                  "Non-Funding Lender" has the meaning specified in Section 2.2(d) (Independence of Funding Obligations).

                  "Notes" means, collectively, any Revolving Credit Note and any Swing Loan Note.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Form of Notice of Borrowing).

                  "Notice of Conversion or Continuation" has the meaning specified in Section 2.11(a) (Delivery of Notice of Conversion or Continuation).

                  "Obligations" means the Loans, the Letter of Credit Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, or any loan, guaranty, indemnification, foreign exchange transaction, Hedging Contract or cash management system or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any other Loan Document, all obligations of the Borrower to cash collateralize the Letter of Credit Obligations and all amounts payable for cash management services.

                  "Order" means any order, award, injunction, judgment, decree, settlement, process, ruling, subpoena, writ, assessment, arbitration award, verdict (whether temporary, preliminary or permanent) or any determination or pronouncement (whether or not such determination or pronouncement can be appealed or otherwise modified) of any Governmental Authority reached as a result of a Legal Proceeding.

                  "Outside Processing Inventory Reserve" means (a) at any time after the Administrative Agent shall have received the first Outside Processing Notice, one hundred and twenty percent (120%) of the average over the six (6) calendar months preceding the date of the most recent Outside Processing Notice delivered pursuant to and in accordance with Section 6.1(e) (Outside Processing Notice) of the aggregate Book Value of Inventory of the Borrower that, on any given day during such six (6)-month period, has been located, stored, used or held at the premises of one or more third parties for more than one hundred and twenty (120) days (but excluding any Inventory that the Administrative Agent has determined is located, stored, used or held at locations covered by the appropriate filings under the Uniform Commercial Code and so advised the

Borrower) or (b) at any other time, twenty million four hundred thousand Dollars ($20,400,000).

                  "Outside Processing Notice" has the meaning specified in
Section 6.1(e) (Outside Processing Notice).

                  "Outstanding Amounts" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus
(b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of the Swing Loans outstanding at such time.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit" means any certificate, permit, franchise, approval, authorization, license, variance, exemption, privilege, immunity, waiver, or permission required from, or otherwise granted by, a Governmental Authority under an applicable Requirement of Law or in connection with any Contractual Obligation with a Governmental Authority.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, labor union, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

                  "Pledge Agreement" means an agreement, in substantially the form of Exhibit E, executed by the Borrower.

                  "Projections" means those financial projections delivered to the Lenders by the Borrower prior to the Effective Date, dated September 30, 1999 and covering the Year ending in 1999 through the first Year ending after the Scheduled Termination Date, inclusive, together with all updates thereto.

                  "Purchasing Lender" has the meaning specified in Section 11.5(a) (Purchase of Participations).

                  "Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

                  "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Commitment of such Lender by
(b) the aggregate Commitments of all Lenders (or, at any time after the Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Outstanding Amounts owing to such Lender by the aggregate outstanding principal balance of the Outstanding Amounts owing to all Lenders).

                  "Receivables Availability" means, at any time, the aggregate "Purchase Price" of all additional "Receivables" and related assets owned by NSFC at such time that the "Buyers" would have to purchase from NSFC in an "Incremental Purchase" under the Receivables Purchase Agreement if NSFC were to send to the "Administrative Agent" the appropriate "Purchase Notice" (as such terms are defined in the Receivables Purchase Agreement).

                  "Receivables Facility Agent" means Morgan Guaranty Trust Company of New York, as administrative agent and structuring and collateral agent under the Receivables Purchase Agreement.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of May 16, 1994, as amended, among NSFC, the Borrower, as servicer, the financial institutions listed therein, as buyers, Morgan Guaranty Trust Company of New York ("MGT"), The Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Comerica Bank as letter of credit issuing banks, MGT, as reserve letter of credit bank, and MGT, as administrative agent and structuring and collateral agent.

                  "Receivables Purchase Facility" means the Receivables Purchase Agreement, the Receivables Sale Agreement and each other document and instrument executed in respect thereof.

                  "Receivables Sale Agreement" means the Purchase and Sale Agreement, dated as of May 16, 1994, as amended, between the Borrower, as seller, and NSFC, as purchaser.

                  "Refinancing" means the repayment in full of all Indebtedness owed to the lenders under (i) the $50,000,000 Credit Agreement, dated as of July 18, 1996, as amended to date, between National Steel Corporation and The Fuji Bank, Limited (as successor to The Fuji Bank and Trust Company) and (ii) the Inventory Credit Agreement, dated as of July 18, 1996, as amended to date, by and among National Steel Corporation, The Fuji Bank, Limited (as successor to The Long Term Credit Bank of Japan), as administrative agent, and various other Lenders, and the termination of such facilities and all Lies granted thereunder in form and substance satisfactory to the Administrative Agent.

                  "Register" has the meaning specified in Section 11.2(d) (Maintenance of Records).

                  "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied immediately upon receipt to prepay the Loans pursuant to Section 2.9(a) (Asset Sales or Debt Issuances) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event" means any Asset Sale in respect of which the Borrower is authorized to deliver, and has delivered, a Reinvestment Notice.

                  "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that (a) no Event of Default has occurred and is continuing and (b) the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a sale, assignment or other disposition constituting an Asset Sale to acquire replacement assets useful in the business of the Borrower or any of its Subsidiaries.

                  "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto minus any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date" means, with respect to any Net Cash Proceeds, the earlier of (a) the date occurring one hundred and eighty
(180) days after the receipt of such Net Cash Proceeds and (b) the date five (5) Business Days after the receipt by the Administrative Agent of a notice by the Borrower of the determination of the Borrower not to acquire replacement assets useful in the business of a Borrower or a Subsidiary with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Documents" means the Indenture, the Receivables Purchase Facility and each other document and instrument executed in respect thereof (including agreements and other documents and instruments in respect of the Borrower's existing cash management system, lockboxes and concentration accounts).

                  "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Requirement of Law" means, as to any Person, the Constituent Documents of such Person and any federal, state, local, foreign or international law, treaty, constitution, statute, rules, regulations, ordinance, principles of common law and equity and Orders of any Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having more than (a) before the termination of the Commitments, fifty percent (50%) of the aggregate outstanding amount of the Commitments or (b) otherwise, fifty percent (50%) of the aggregate Outstanding Amounts. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person, but, in any event, with respect to financial matters (including matters relating to the solvency of such Person, Financial Statements or the Borrowing Base), the chief financial officer, treasurer or controller of such Person.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a divided payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or the Guarantor, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or the Guarantor and (c) any payment or prepayment of principal, premium (if any), interest fees or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

                  "Revolving Loan" has the meaning specified in Section 2.1 (The Commitments).

                  "Sale" means an Asset Sale, Debt Issuance or Equity Issuance.

                  "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a Person or its Subsidiary shall sell or transfer any property, real or personal, and used or useful in its business, whether or now owned or hereafter acquired, and thereafter rent or lease such property or other property that such Person or its Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

                  "Scheduled Termination Date" means the fifth (5/th/) anniversary of the Effective Date.

                  "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and other Loan Documents to which it is a party.

                  "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any of the Obligations.

                  "Securities" means Stock, Stock Equivalents, voting trust certificates, bonds, debentures, notes, other evidence of indebtedness, whether secured, unsecured, convertible or subordinated, and certificates of interest, shares or participations in, and temporary or interim certificates for the purchase or acquisition of, and rights to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "Security Agreement" means an agreement, in substantially the form of Exhibit D, executed by the Borrower and the Guarantor.

                  "Selling Lender" has the meaning specified in Section 11.5(a) (Purchase of Participations).

                  "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Standby Letter of Credit" means any letter of credit issued for the account of the Borrower by an Issuer pursuant to Section 2.4(a) (Obligation to Issue) that is not a Documentary Letter of Credit.

                  "Standard & Poor" means Standard & Poor's Rating Corp., a division of The McGraw-Hill Companies.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than fifty percent (50%) of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Super Majority Lenders" means, collectively, Lenders having more than (a) before the termination of the Commitments, sixty-six and two-thirds percent (66 2/3/rd/ %) of the aggregate outstanding amount of the Commitments or (b) otherwise, sixty-six and two-thirds percent (66 2/3/rd/ %) of the aggregate Outstanding Amounts. A Non-Funding Lender shall not be included in the definition of "Super Majority Lenders."

                  "Swing Loan" means a Loan made by the Swing Loan Lender to the Borrower pursuant to Section 2.3 (Swing Loans).

                  "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan.

                  "Swing Loan Commitment" means, as to the Swing Loan Lender, the commitment of such Swing Loan Lender to make Swing Loans to the Borrower pursuant to Section 2.3 (Swing Loans) in the aggregate principal amount at any time outstanding not to exceed twenty five million Dollars ($25,000,000).

                  "Swing Loan Lender" means Citicorp.

                  "Swing Loan Request" has the meaning specified in Section 2.3(b) (Notice of Borrowing).

                  "Syndication Agent" has the meaning specified at the beginning of this Agreement.

                  "Tax Affiliate" means, as to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "Tax Return" has the meaning specified in Section 4.5(a) (Timely Filing of Tax Returns and Payment of Taxes).

                  "Taxes" has the meaning specified in Section 2.17(a) (Deduction of Taxes).

                  "Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Commitments pursuant to the terms hereof and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

                  "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of any mandatory Requirement of Law, any or all of the attachment, perfection or priority of any security interest granted under the Security Agreement in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purpose of definitions related to such provisions.

                  "Unfunded Pension Liability" means, as to the Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and
(c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "United States" or "U.S." shall mean the United States of America or any political subdivision thereof.

                  "Unused Commitment Fee" has the meaning specified in Section 2.12(a) (Unused Commitment Fee).

                  "Unused Commitment Fee Rate" means (i) during the period commencing on the Effective Date and ending the first day of the first calendar month following the receipt by the Administrative Agent of the Financial Statements pursuant to Section 6.1(a) (Quarterly Financial Statements and Compliance Certificates) for the

Quarter ending September 30, 2000, 0.375% per annum and (ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth on
Schedule III (Applicable Margins and Fees) opposite the then applicable Interest Coverage Ratio set forth on such schedule.

                  Subsequent changes in the Unused Commitment Fee Rate resulting from a change in the Interest Coverage Ratio shall become effective on the first day of the first calendar month following the receipt by the Administrative Agent of new Financial Statements for each Quarter pursuant to Section 6.1(a) (Quarterly Financial Statements and Compliance Certificates) or each Year pursuant to Section 6.1(b) (Annual Audited Financial Statements). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver Financial Statements (i) pursuant to Section 6.1(a) within fifty (50) days after the end of any Quarter or (ii) pursuant to Section 6.1(b) within ninety-five
(95) days after the end of any Year, the Unused Commitment Fee from and including the fifty-first (51st) or ninety-first (96th) day, as the case may be, after the end of such Quarter or Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall conclusively equal the highest Unused Commitment Fee Rate set forth on Schedule III.

                  "Voting Stock" means Stock of any Person having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Withdrawal Liability" means, as to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

                  "Year" means the calendar year.

                  "Year 2000 Compliant" means the ability of hardware, firmware or software systems associated with information processing and delivery, operations or services, operated by, provided to or otherwise necessary to the business or operations of the Borrower or its Material Subsidiaries to recognize and properly perform date-sensitive functions involving certain dates prior to, and at any time after, December 31, 1999.

                  Section 1.2       Accounting Terms and Principles.

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in the method of calculation of any of the covenants, standards or defined terms found in or Article V (Financial Covenants) or Article IX (Events of Default), the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired results that the criteria for evaluating compliance with such covenants, standards and defined terms by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any such covenant, standard or defined term shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  Section 1.3       Certain Terms and References.


                  (a) Certain Terms. The term "including" when used in any Loan Document means "including without limitation" unless the context otherwise requires and except as used in Section 1.4 (Time Periods) and any substantially similar section of any Loan Document. When used in any Loan Document, the words "either" and "or" do not refer to an exclusive choice.

                  (b) Internal Cross References. Unless otherwise expressly noted, references in any Loan Document to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in, such Loan Document. The words "herein," "hereof" and "hereunder" and other words of similar import as used in any Loan Document refer to such Loan Document as a whole and not to any particular Article, Section, subsection or clause in such Loan Document.

                  (c) Table of Contents and Headings. The table of contents and section headings of any Loan Document are for reference purposes only and are to be given no effect in the construction or interpretation of such Loan Document; provided, however, that headings may be used for cross-reference purposes and, when used as such, shall prevail over an inconsistent reference to a section number.

                    (d) References to Parties. In this Agreement, the terms "Administrative Agent," "Borrower," "Lender" and "Swing Loan Lender" include, without limitation, their respective successors and permitted assigns. Upon the appointment of any successor Administrative Agent pursuant to Section 10.6 (Successor Administrative Agent), references to Citicorp in Section 11.9 (Notices, Etc.) and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                    (e) References to Agreements. References to each agreement defined in this Article I shall include, without limitation, all appendices, exhibits and schedules thereto and, unless specifically stated otherwise, shall include, without limitation, amendments, restatements, supplements or other modifications thereto and as the same may be in effect at any and all times such reference becomes operative, but only (if required) with the prior written consent of the Requisite Lenders or Super Majority Lenders, as the case may be.

                    (f) References to Legislation. Unless the context otherwise requires, references in any Loan Document to any legislation or administrative rule or regulation include, without limitation, references to any amendment or modification of such legislation, rule or regulation, to any successor legislation, rule or regulation and to any subordinate legislation, rule or regulation made thereunder. A reference to conduct in any Loan Document includes, without limitation, references to an omission, statement or undertaking.

                    (g) Reference to Indenture. Any reference herein to any numbered section of the Indenture shall be a reference to a section of the Eleventh Supplemental Indenture, dated as of March 31, 1999 to the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower and The Chase Manhattan Bank and Frank J. Grippo, as Trustees as in effect on the date hereof.

                    Section 1.4 Time Periods. In this Agreement and any other Loan Document, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                    Section 1.5 Quantities. In any Loan Document, in all instances where the same Dollar amount, time period, percentage or other quantity is expressed both using roman numerals and fully written out, the latter expression shall prevail over the expression using roman numerals in case of direct conflicts.

                    Section 1.6 Pronouns. All pronouns contained in any Loan Document and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.


                    Section 1.7 Construction. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                    Section 1.8 Certain Computations. In the absence of a "Termination Event" under, and as defined in, the Receivables Purchase Facility and unless the Administrative Agent in its reasonable judgment determines otherwise, the amount of the Receivables Availability at any date shall be as certified as of such date by the Borrower. In the absence of an Event of Default and unless the Administrative Agent in its reasonable judgment determines otherwise, any calculation of the Borrowing Base to be made in connection with this Agreement or any of the other Loan Documents (other than any calculation made in order to produce and deliver a new Borrowing Base Certificate pursuant to Section 3.1(k) (Initial Borrowing Base Certificate)) may be based on the last Borrowing Base Certificate delivered pursuant to Section 3.1(k) (Initial Borrowing Base Certificate) or Section 6.1(d) (Borrowing Base Certificate), as applicable, as long as the Borrower is in compliance with the delivery requirements of such Sections.

                                  ARTICLE II

                                The Facilities

                    Section 2.1 The Commitments. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount at any time outstanding for all such loans by such Lender not to exceed such Lender's Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Commitment, amounts of Revolving Loans repaid may be reborrowed under this
Section 2.1 on the terms and subject to the conditions contained in this Section
2.1 and the remainder of this Agreement.

                    Section 2.2    Borrowing Procedures.


                    (a) Form of Notice of Borrowing. Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) one (1) Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three (3) Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Revolving Loans shall be made as Base Rate Loans unless (subject to Section 2.15 (Special Provisions Governing Eurodollar Rate Loans)) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans. Each Borrowing shall be in an aggregate amount of a Eurodollar Borrowing Unit or an integral multiple of five million Dollars ($5,000,000) in excess thereof; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in an amount of a Eurodollar Borrowing Unit or an integral multiple of five million Dollars ($5,000,000) in excess thereof. The Borrower may not request more than five (5) Borrowings per month without the consent of the Administrative Agent.

                    (b) Disbursement. The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.10(b) (Accrual). Each Lender shall, before 11:00 A.M. (New York City time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section
11.9 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Section 3.1 (Conditions Precedent to Effectiveness of this Agreement) and
Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), the Administrative Agent will make such funds available to the Borrower.

                    (c) Assumption of Lender Funding. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

                    (d) Independence of Funding Obligations. The failure of any Lender to make the Loan or any payment required by it hereunder on the date specified therefor, including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations (a "Non-Funding Lender"), shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                    Section 2.3    Swing Loans.


                    (a) Terms of the Swing Loans. On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender shall make loans (each a "Swing Loan") otherwise available to the Borrower under the Commitments from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount at any time outstanding at any time not to exceed the lesser of (i) the Swing Loan Lender's Swing Loan Commitment and (ii) the Borrowing Base minus the aggregate Outstanding Amounts. Each Swing Loan shall be in an aggregate amount of not less than one hundred thousand Dollars ($100,000). Each Swing Loan shall bear interest at the Base Rate. Within the limits set forth in the first sentence of this Section 2.3(a), amounts of Swing Loans repaid may be reborrowed under this
Section 2.3(a). Within the limits set forth in the first sentence of this
Section 2.3(a), amounts prepaid pursuant to Section 2.8 (Optional Prepayments) may be reborrowed under this Section 2.3(a).

                    (b) Notice of Borrowing. In order to request a Swing Loan, the Borrower shall telecopy to the Administrative Agent a duly completed request setting forth the date, the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent which will make such amounts available to the Borrower on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
Section 3.2 have been satisfied in connection with the making of any Swing Loan.

                    (c) Periodic Notifications. The Swing Loan Lender shall notify the Administrative Agent in writing (which may be by telecopy) weekly, by no later than 10:00 A.M. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

                    (d) Payment on Demand. The Swing Loan Lender may demand at any time that each Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in Section 2.3(e) (Settlement of the Swing Loans), such Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

                    (e) Settlement of the Swing Loans. The Administrative Agent shall forward each demand referred to in Section 2.3(d) (Payment on Demand) to each Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 P.M. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) or Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), each Lender shall, before 11:00 A.M. (New York City time) on the Business Day next succeeding the date of such Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of such Swing Loan Lender, the amount specified in such statement. Upon such payment by a Lender, such Lender shall, except as provided in Section 2.3(f) (Pro-Rata Participation Upon Default), be deemed to have made a Revolving Loan to the Borrower. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrower shall repay such Swing Loan on demand.

                    (f) Pro-Rata Participation Upon Default. Upon the occurrence of a Default under Section 9.1(i) (Bankruptcy, Etc.), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Lender pursuant to Section 2.3(e) (Settlement of the Swing Loans), which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to Section 2.3(e), in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Loan. If such amount is not in fact made available by such Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Lender together with interest accrued from such date at the Federal Funds Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

                    (g) Post-Default Distribution of Payments. From and after the date on which any Lender is deemed to have made a Revolving Loan with respect to any Swing Loan pursuant to Section 2.3(e) (Settlement of the Swing Loans) or purchases an undivided participation interest in a Swing Loan pursuant to Section 2.3(f) (Pro-Rata Participation Upon Default), a Swing Loan Lender shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Lender pursuant to
Section 2.3(e) or Section 2.3(f).

                    Section 2.4    Letters of Credit.


                    (a) Obligation to Issue. On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the Effective Date and ending thirty (30) days prior to the Scheduled Termination Date or such later date prior to the Scheduled Termination Date as may be agreed to by the Administrative Agent; provided, however, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                         (i) any order, judgment or decree of any Governmental
Authority shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date hereof or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date hereof and which such Issuer in good faith deems material to it;

                         (ii)    such Issuer shall have received written notice
from the Administrative Agent, any Lender or the Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) or Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) is not then satisfied;

                         (iii)   after giving effect to the issuance of such
Letter of Credit, the aggregate Outstanding Amounts would exceed the lesser of
(A) the aggregate of the Commitments in effect at such time or (B) the Borrowing Base at such time;

                         (iv)    after giving effect to the issuance of such
Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds fifty million Dollars ($50,000,000) (the "Letter of Credit Sublimit");

                         (v)     any fees due in connection with a requested
issuance have not been paid; or


                         (vi)    with respect to any requested Letter of Credit
denominated in an Alternative Currency, if the Issuer receives written notice from the Administrative Agent at or before 11:00 A.M. (New York time) on the date of the proposed issuance of such Letter of Credit that, immediately after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations at such time in respect of outstanding Letters of Credit denominated in Alternative Currencies would exceed the Dollar Equivalent of the Letter of Credit Sublimit minus the Letter of Credit Obligations at such time in respect of outstanding Letters of Credit other than those denominated in Alternative Currencies.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit.

                    (b) Expiration Date. In no event shall the expiration date of any Letter of Credit (i) be more than one (1) year after the date of issuance thereof or (ii) be less than seven (7) days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in subsection (ii) of this Section 2.4(b)).

                    (c) Contents of Letter of Credit Request. In connection with the issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two (2) Business Days' prior written notice (a "Letter of Credit Request"), in substantially the form of Exhibit K (or in such other written or electronic form as is acceptable to the Issuer), of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount shall not be less than two hundred and fifty thousand Dollars ($250,000) (or, if such Letter of Credit is to be denominated in an Alternative Currency, the Dollar Equivalent thereof), the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day) and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 A.M. (New York City time) on the last Business Day on which notice can be given under the immediately preceding sentence.

                    (d) Procedure for Issuance. Subject to the terms and conditions of this Section 2.4(d) and the following sentence, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

                    (e) Compliance with Conditions Precedent. On the date of the proposed issuance of the Letter of Credit, the Administrative Agent shall confirm to the relevant Issuer that the applicable conditions set forth in
Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) or
Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) are satisfied.

                    (f) Execution of Letter of Credit Reimbursement Agreement. If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer and as a condition of such issuance and of the participation of each Lender in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                    (g) Payment Obligations of the Borrower. The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuer or any other Person. In the absence of gross negligence or willful misconduct by the Issuer, the Borrower's obligations to pay each Reimbursement Obligation shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                         (i)     any lack of validity or enforceability of any
Letter of Credit or any Loan Document, or any term or provision therein;


                         (ii)    any amendment or waiver of or any consent to
departure from all or any of the provisions of any Letter of Credit or any Loan Document;


                         (iii)   the existence of any claim, set off, defense or
other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                         (iv)    any draft or other document presented under a
Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (v)     payment by the Issuer under a Letter of Credit
against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                         (vi)    any other act or omission to act or delay of
any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                    (h) Obligations of the Lenders to Purchase an Undivided Interest. Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion of the Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                    (i) Non-Payment by the Borrower; Payment Obligation of the Lenders. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to Section 2.4(g) (Payment Obligations of the Borrower) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Base Rate Loans during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars (or the Dollar Equivalent thereof if such payment was made in an Alternative Currency) and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(i) (Bankruptcy, Etc.) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to
Section 2.4(g) (Payment Obligations of the Borrower), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

                    (j) Non-Payment by a Lender. If and to the extent a Lender shall not have made its Ratable Portion of the amount of the payment referred to in Section 2.4(i) (Non Payment by the Borrower; Payment Obligations of the Lenders) available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the

Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first (1st) Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender's Ratable Portion of any such payment.

                    (k) Obligations of the Lenders Towards the Issuer. The obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances including the occurrence of any Default or Event of Default. Without limiting the foregoing, in determining whether to pay under any Letter of Credit, the relevant Issuer shall not have any obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to any Lender.

                    (l) Obligations of Issuer Towards the Lenders. Each Issuer shall:


                         (i)   give the Administrative Agent written notice (or
telephonic notice confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender).

                         (ii)  upon the request of any Lender, furnish to such
Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and

                         (iii) no later than the tenth (10/th/) Business Day
following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy thereof to each Lender requesting the same) and the Borrower separate schedules for Documentary and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of such calendar month and any information requested by the Borrower or the Administrative Agent relating thereto.

                    (m) Rights of Issuers to Rely on Documents Presented. In the absence of gross negligence or willful misconduct by the Issuer, in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever. Any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

                    Section 2.5 Reduction and Termination of the Commitments. The Borrower may, upon at least three (3) Business Days' prior notice to the Administrative Agent, terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than five million Dollars ($5,000,000) or an integral multiple of five million Dollars ($5,000,000) in excess thereof.

                    Section 2.6 Repayment of Loans. The Borrower shall repay the entire unpaid principal amount of the Revolving Loans on the Scheduled Termination Date.


                    Section 2.7    Evidence of Indebtedness.


                    (a) Maintenance of Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                   (b) Maintenance of Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

                    (c) Accounts as Prima Facie Evidence. The entries made in the accounts maintained pursuant to Section 2.7(a) (Maintenance of Accounts by Lenders) and Section 2.7(b) (Maintenance of Accounts by Administrative Agent) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

                    (d) Prompt Execution of Notes. Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the indebtedness owing to such Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Note or Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit A, and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more Notes payable to the payee named therein or its registered assigns.

                    Section 2.8    Optional Prepayments.


                    (a) Procedure for Prepayment. The Borrower may, upon at least three (3) Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 11.3(d) (Reimbursement of Brokers' Fees); and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than five million Dollars ($5,000,000) or integral multiples of one million Dollars ($1,000,000) in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                    (b) Exclusive Procedure. The Borrower shall have no right to prepay the principal amount of any Revolving Loan other than as provided in this
Section 2.8.


                    Section 2.9    Mandatory Prepayments.


                    (a) Asset Sales or Debt Issuances. Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising (i) from an Asset Sale or a Debt Issuance, the Borrower shall forthwith prepay the Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds and (ii) from an Equity Issuance, the Borrower shall forthwith prepay the Loans in an amount equal to fifty percent (50%) of such Net Cash Proceeds; provided, however, that this Section 2.9(a) shall not apply to all or part of the Net Cash Proceeds received in connection with a sale, assignment or other disposition constituting an Asset Sale as long as (x) all or such part of such Net Cash Proceeds are identified in a Reinvestment Notice validly delivered in respect thereof and (y) on the Reinvestment Payment Date corresponding to such Net Cash Proceeds, an amount equal to the corresponding Reinvestment Prepayment Amount is paid to the Administrative Agent by the Borrower and applied in accordance with this Section 2.9(a) to prepay the Loans; provided, further, that the Borrower may, in its sole discretion, apply all or part of the amount of Net Cash Proceeds of "Mortgaged Property" (as defined in Section 1.01 (Definitions) of the Indenture) as required under the Indenture.

                    (b) Excess Borrowing. If at any time, (i) the aggregate principal amount of Outstanding Amounts exceed the aggregate Commitments or (ii) a Borrowing Base Deficiency exists and is continuing, the Borrower shall forthwith pay the full amount of such excess or deficiency, as the case may be, together with accrued interest. If any such excess or deficiency, as the case may be, remains after repayment in full of the aggregate outstanding Loans, the Borrower agrees to promptly cash collateralize the Obligations by paying to the Administrative Agent immediately available funds in an amount necessary to eliminate such excess or deficiency, as the case may be, for deposit in the Cash Collateral Account, which funds shall be maintained in, and disbursed from, the Cash Collateral Account in accordance with the provisions of Section 2.9(c) (Application of Funds During Cash Dominion Period) and Section 9.3 (Cash Collateralization of Letters of Credit).

                    (c) Application of Funds During Cash Dominion Period. During a Cash Dominion Period, all available funds in the Cash Collateral Account shall be applied daily as follows: first, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; third, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in
Section 9.3 (Cash Collateralization of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein; fourth, as provided in Section 2.13(e) (Application of Loan Payments); and fifth, any remaining funds in the Cash Collateral Account shall be paid over to the Borrower or as directed by the Borrower; provided, however, that the Administrative Agent shall have the right to change the order of application of payments pursuant to Section 2.13(e) (Application of Loan Payments) upon the occurrence and during the continuance of a Default or Event of Default.

               Section 2.10   Interest.


                    (a) Rate. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 2.10(c) (Default Rate), as follows:

                         (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time as interest accrues, plus (B) the Applicable Margin; and

                         (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

                    (b) Accrual. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the last day of each Quarter, commencing on the first such day following the making of such Base Rate Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding Quarter; (iii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three (3) months, on each day during such Interest Period which occurs every three (3) months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iv) interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the last day of each Quarter, commencing on the first such day following the incurrence of such Obligation,
(B) upon repayment thereof in full or in part and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

                    (c) Default Rate. Notwithstanding the rates of interest specified in Section 2.10(a) (Rate) or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two percent (2%) per annum in excess of the rate of interest applicable to such Obligations from time to time.

          Section 2.11   Conversion and Continuation Options.

          (a) Delivery of Notice of Conversion or Continuation. The Borrower may elect (i) at any time, to convert Base Rate Loans (other than Swing Loans) or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of a Eurodollar Borrowing Unit or an integral multiple of five million Dollars ($5,000,000) in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be made by giving the Administrative Agent at least three(3) Business Days' prior written notice (a "Notice of Conversion or Continuation"), which shall in substantially the form of Exhibit C hereto and shall specify (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to, or a continuation of, Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period). Each Notice of Conversion or Continuation shall be irrevocable and binding upon the Borrower. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. The election of the Borrower made in accordance with this Section 2.11(a) shall be effective, subject to Section 2.11(b) (Event of Default; Failure to Give Appropriate Notice).

          (b) Event of Default; Failure to Give Appropriate Notice. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of Section 2.15 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans.

          Section 2.12   Fees.

          (a) Unused Commitment Fee. The Borrower agrees to pay to each Lender a commitment fee (the "Unused Commitment Fee") on the average daily unused portion of such Lender's Commitment from the date hereof until the Termination Date at the Unused Commitment Fee Rate, payable in arrears (i) on the last day of each Quarter, commencing on the first such day following the Effective Date and (ii) on the Termination Date.

          (b) Additional Fees. The Borrower has agreed to pay to Citicorp additional fees, the amount and dates of payment of which are embodied in the Fee Letter.


          (c) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued for its account:

                    (i) to the Administrative Agent for the account of the Issuer of any Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to one quarter of one percent (0.25%) per annum of the maximum amount available from time to time to be drawn under such Standby Letter of Credit, payable in arrears on the last day of each Quarter, commencing on the first such day following the issuance of such Letter of Credit and (ii) on the Termination Date;

                    (ii) to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, the Letter of Credit Fee, payable in arrears on the last day of each calendar Quarter, commencing on the first such day following the issuance of such Letter of Credit and (ii) on the Termination Date; provided, however, that during the continuance of an Event of Default, the Letter of Credit Fee shall be increased by two percent (2%) per annum and shall be payable on demand; and

                    (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

          Section 2.13   Payments and Computations; Protective Advances.

          (a) Payment Procedures. The Borrower shall make each payment hereunder (including fees and expenses) not later than 1:00 P.M. (New York City time) on the day when due, in Dollars to the Administrative Agent at its address referred to in Section 11.9 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.13(e) (Application of Loan Payments), for the account of their respective Applicable Lending Offices and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; provided, however, that amounts payable pursuant to Section 2.15(c) (Cost Increases Due to Changes in Law), Section 2.15(d) (Eurodollar Lending Declared Unlawful), Section 2.16 (Capital Adequacy) and Section 2.17 (Taxes) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 1:00 P.M. (New York City time) shall be deemed to be received on the next Business Day.

          (b) Computations of Interest. All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of three hundred and sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Payments on Business Days. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

          (d) Assumption that Payment Has Been Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (e) Application of Loan Payments. As long as no Default or Event of Default shall have occurred and be continuing, all payments received by the Administrative Agent shall be paid to the Lenders (i) if in respect of Revolving Loans, pro rata in accordance with the principal amount of the Revolving Loans thereof held by each Lender and (ii) if in respect of fees payable to the Lenders, in accordance with their Ratable Portions. As to all payments made and proceeds of Collateral received when a Default or Event of Default shall have occurred and be continuing or following the Termination Date, the Borrower hereby irrevocably waives the right to direct the application of any and all payments and proceeds received and agrees that the Administrative Agent shall have the continuing exclusive right to apply any and all such payments and proceeds against the Obligations in such order as the Administrative Agent may deem advisable. In the absence of a specific determination by the Administrative Agent with respect thereto (and to the extent not otherwise provided in Section 2.9(c) (Application of Funds During Cash Dominion Period)), all such payments and proceeds of Collateral shall be applied to the Obligations in the following order: first, to pay interest on and then principal of any portion of the Revolving Loans which the Administrative Agent or any of its Affiliates may have advanced on behalf of any Lender for which the Administrative Agent or such Affiliate has not then been reimbursed by such Lender or the Borrower; second, to pay interest on and then principal of any Swing Loan; third, to pay any cash management fee or any Obligation due under any Hedging Contract with any Lender or any of its Affiliates; fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent or any of its Affiliates; fifth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers; sixth, to pay Obligation in respect of any fees then due to the Administrative Agent or any of its Affiliates, the Lenders and the Issuers; seventh, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations; eighth, to pay or prepay principal payments on the other Loans and to provide cash collateral for outstanding Letter of Credit Obligations in the manner described in Section 9.3 (Cash Collateralization of Letters of Credit), ratably to the aggregate principal amount of such other Loans and Letter of Credit Obligations; and ninth, to the ratable payment of all other Obligations; provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through ninth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in this Section 2.13(e) and the related provisions hereof are set forth solely to determine the rights and priorities of the Administrative Agent, the Swing Loan Lender, the Lenders, the Issuers and other Secured Parties as among themselves. The order of priority set forth in clauses fifth through ninth of this Section 2.13(e) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party which is not a Lender or Issuer or any other Person. The order of priority set forth in clauses first through sixth of this Section 2.13(e) may be changed only with the prior written consent of the Administrative Agent (in addition to any consent that may be required of the Lenders hereunder).

          (f) Payments from Loans; Protective Advances. All payments of principal on the Swing Loans, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans (including those expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations) may, at the option of the Administrative Agent, be paid from the proceeds of Swing Loans or Revolving Loans. The Borrower hereby authorizes the Swing Loan Lender to make pursuant to Section 2.3 (Swing Loans) and the Lenders to make pursuant to Section 2.2 (Borrowing Procedures), from time to time in such Swing Loan Lender's, or such Lender's discretion, Swing Loans or Revolving Loans, as applicable, which are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts; provided, however, that the aggregate principal amount outstanding in respect of such Swing Loans and Revolving Loans shall not exceed five million Dollars ($5,000,000). The Borrower agrees that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

          Section 2.14 Cash Collateral Account. As provided in, and subject to the provisions of, the Security Agreement, on or prior to the Effective Date, the Borrower shall have established the cash collateral account No. 30412663 under the title "CUSA F/A/O National Steel Corporation" with Citibank in New York, New York (the "Cash Collateral Account").

          Section 2.15   Special Provisions Governing Eurodollar Rate Loans.

          (a) Determination of Eurodollar Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.9(b) (Excess Borrowing).

          (b) Impossibility to Ascertain Eurodollar Rate. In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

          (c) Cost Increases Due to Changes in Law. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (d) Eurodollar Lending Declared Unlawful. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this Section 2.15(d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation (if any) to make Eurodollar Rate Loans, shall thereupon be restored.

          (e) Specific Losses for Eurodollar Loans. In addition to all amounts otherwise required to be paid by the Borrower pursuant to this Agreement, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11(a) (Delivery of Notice of Conversion or Continuation), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including any mandatory prepayment pursuant to Section 2.9 (Mandatory Prepayments)) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.15(b) (Impossibility to Ascertain Eurodollar Rate) or Section 2.15(d) (Eurodollar Lending Declared Unlawful) or (iv) as a consequence of any failure by a Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          Section 2.16 Capital Adequacy. If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any Requirement of Law regarding capital adequacy, (b) compliance with any such Requirement of Law or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any Person controlling such Lender's) capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such Person could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the

Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

          Section 2.17   Taxes.

          (a) Deduction of Taxes. Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding, (x) in the case of each Lender and the Administrative Agent, taxes measured by its net income and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and, (y) in the case of each Lender, taxes measured by its net income and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment.

          (b) Stamp or Documentary Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any applicable foreign jurisdiction and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          (c) Indemnification. The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.17) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty
(30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Receipt. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.9 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.17 shall survive the payment in full of the Obligations.

          Section 2.18 Substitution of Lenders. In the event that (a) (i) any Lender makes a claim under Section 2.15(c) (Cost Increases Due to Changes in
Law), Section 2.15(d) (Eurodollar Lending Declared Unlawful) or Section 2.16 (Capital Adequacy), (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.15(e) (Specific Losses for Eurodollar Loans), (iii) the Borrower is required to make any payment pursuant to Section 2.17 (Taxes) that is attributable to any individual Lender or (iv) any Lender is a Non-Funding Lender, (any such Lender, an "Affected Lender") (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Affected Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least seventy-five percent (75%) of the Commitments are not subject to such increased costs or illegality, payment or proceedings, the Borrower may substitute an Eligible Assignee for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within ninety (90) days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or (iv)) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which Eligible Assignee, if not a Lender, must be reasonably acceptable to the Administrative Agent, provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within thirty
(30) days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute Eligible Assignee is a Lender or is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.18, the Affected Lender shall sell, and such Eligible Assignee shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents, and such Eligible Assignee shall assume the Commitments of the Affected Lender, and the Affected Lender shall be relieved of such Commitments, and all other theretofore unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable Requirement of Law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, non-reimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute Eligible Assignee or other Person shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment (if applicable) in the amount of such Affected Lender's Commitment assumed by it and such Commitment (if applicable) of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

          Section 2.19 Collateral Audits. As long as any Commitment or Loan is outstanding, the Administrative Agent shall conduct, at the sole cost and expense of the Borrower, at least one collateral audit each Year commencing with the Year 2000.

                                  ARTICLE III

          Conditions Precedent to the Effectiveness of This Agreement
                      and to Loans and Letters of Credit

          Section 3.1 Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall not become effective until, and the obligation of each Lender to make the Loans requested to be made by it and the obligation of each Issuer to issue Letters of Credit is subject to, the receipt by the Administrative Agent of each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

          (a) Credit Agreement. This Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

          (b)  Guaranty.  The Guaranty, duly executed by the Guarantor;

          (c) Security Agreement. The Security Agreement, duly executed by the Borrower and the Guarantor, together with evidence satisfactory to the Administrative Agent that the Administrative Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral, including (A) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Administrative Agent that financing statements under the Uniform Commercial Code and other applicable documents under any Requirement of Law of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the Security Agreement) and (B) copies of search reports pursuant to the Uniform

Commercial Code as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Effective Date);

          (d) Pledge Agreement. The Pledge Agreement, duly executed by the Borrower, together with share certificates representing all of the certificated Securities being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank;

          (e) Opinions of Counsel. A favorable opinion of (i) Yukevich, Marchetti, Liekar & Zangrilli, P.C., counsel to the Loan Parties, in substantially the form of Exhibit I, and (ii) counsel to the Loan Parties in Indiana, Illinois and Michigan, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

          (f) Intercreditor Agreement. The Intercreditor Agreement, in substantially the form of Exhibit F, duly executed by the Borrower, the Guarantor and the Receivables Facility Agent;

          (g) Related Documents. A copy of each Related Document certified as being complete and correct by a Responsible Officer of the Borrower;

          (h) Constituent Documents. A copy of all Constituent Documents of each Loan Party that have been filed with the Secretary of State of the state of incorporation of such Loan Party or another Governmental Authority, certified as of a recent date by such Secretary of State or other Governmental Authority, together with certificates of such official attesting to the good standing of each such Loan Party;

          (i) Secretary Certificate. A certificate of the secretary or assistant secretary of each Loan Party certifying as of the Effective Date (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the Constituent Documents of such Loan Party as in effect on the date of such certification and, in respect of those Constituent Document subject to Section 3.1(h) (Constituent Documents), that there have been no changes in such Constituent Documents from the date of the certification by a Governmental Authority delivered pursuant to Section 3.1(h) and (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party;

          (j) Solvency Certificate. A certificate of a Responsible Officer of the Borrower, stating that the Borrower is Solvent as of the Effective Date after giving effect to the payment of all estimated legal, accounting and other fees related hereto;

          (k) Initial Borrowing Base Certificate. An initial Borrowing Base Certificate, substantially in the form of Exhibit G, setting forth the Borrowing Base as of a recent date satisfactory to the Administrative Agent executed by a Responsible Officer of the Borrower evidencing to the satisfaction of the Administrative Agent an Available Credit greater than one hundred million Dollars ($100,000,000) as of the Effective Date, after giving effect to (i) the payment of all estimated legal, accounting and other fees related hereto and
(ii) any Loan and Letter of Credit (if any) to be made or issued on the Effective Date;

          (l) Officer Certificate. A certificate of a Responsible Officer to the effect that (i) the conditions set forth in Section 3.2(b) (Representations and Warranties; Borrowing Base Deficiency; Events of Default) have been satisfied and (ii) no Legal Proceedings shall have been initiated against any Loan Party or any of its Material Subsidiaries which, if adversely determined, would have a Material Adverse Effect;

          (m) Insurance. Evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and each Collateral Document are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the Collateral;

          (n) Auditors. A letter from the Loan Parties to their independent certified public accountants authorizing the independent certified public accountants of the Loan Parties to communicate with the Administrative Agent and the Lenders in accordance with Section 7.6 (Access);

          (o) Cash Management. Evidence satisfactory to the Administrative Agent that, as of the Effective Date, the procedures with respect to cash management required by Section 2.14 (Cash Collateral Account) and by the Collateral Documents have been established and are currently being maintained by each Loan Party, together with copies of all executed lockbox and blocked account agreements executed by such Loan Party in connection therewith;

          (p) Fee and Expenses Paid. Evidence satisfactory to the Administrative Agent that, as of the Effective Date, all costs accrued and unpaid fees and expenses due and payable on or before the Effective Date (including all such fees described in the Fee Letter) required to be paid to the Administrative Agent and the Lenders on or before the Effective Date have been paid;

          (q) Consents, Etc. Evidence satisfactory to the Administrative Agent that, as of the Effective Date, each of the Borrower and its Material Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Material Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents;

          (r) Refinancing. Evidence satisfactory to the Administrative Agent that, as of the Effective Date, the Refinancing shall have occurred in form and substance satisfactory to the Administrative Agent; and

          (s) Additional Documents. Such other certificates, documents, agreements and information with respect to any Loan Party as the Administrative Agent may, in its sole discretion, request.

          Section 3.2 Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender to make any Loan and of each Issuer on any date to issue any Letter of Credit shall be subject to the satisfaction of all of the following further conditions precedent, that:

          (a) Notices and Requests. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing (or, in the case of Swing Loans, a duly executed Swing Loan Request), and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request;

          (b) Representations and Warranties; Borrowing Base Deficiency; Events of Default. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and to the application of the proceeds therefrom and to such issuance:

                    (i) the representations and warranties set forth in Article IV (Representations and Warranties) shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

                    (ii)  no Borrowing Base Deficiency shall exist; and

                    (iii) no Default or Event of Default shall have occurred and be continuing;

               (c) The Borrower shall certify in writing to the Administrative Agent the amount of the Receivables Availability as of the close of business on the Business Day immediately preceding such Loan or issuance.

               (d) Requirements of Law. The making of such Loan or the issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently; and

               (e) Additional Documents. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request, each acceptance by the Borrower of the proceeds of a Loan, each submission by the Borrower to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit (each such event being a "Credit Event"), shall be deemed to constitute a representation and warranty by the Borrower on the date of the making of such Loan or the issuance of such Letter of Credit as to the matters specified in Section 3.2(b) (Representations and Warranties; Borrowing Base Deficiency; Events of Default).

                                  ARTICLE IV

                        Representations and Warranties

               To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders, the Issuers and the Administrative Agent that, on and as of the Effective Date (after giving effect to the making of any Loan or other financial accommodations on the Effective Date) and on and as of each date as required by
Section 3.2(b)(i):

               Section 4.1 Corporate Existence; Compliance with Law. Each of the Borrower and its Material Subsidiaries, (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not in the aggregate have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all other applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect and (f) has obtained all Permits from or by, has made all necessary filings with and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

          Section 4.2    Corporate Power; Authorization; Enforceable
Obligations.

          (a) Noncontravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i)   are within such Loan Party's corporate or other powers;

               (ii) have been duly authorized by all necessary corporate action, including the consent of stockholders where required;

               (iii) do not and will not (A) violate any applicable Requirement of Law applicable to any Loan Party (including under its Constituent Documents or Regulations T, U and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder) or any Order of any Governmental Authority applicable to any Loan Party, (B) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Material Subsidiaries or (C) result in the creation or imposition of any Lien or Encumbrance upon any of the property of any Loan Party or any of its Material Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

               (iv) do not require obtaining any Permit from or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Permits) and which have been obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1(q) (Consents, Etc.) and each of which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

          (b) Due Execution. This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), duly executed and delivered by each Loan Party that is a party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

          Section 4.3    Financial Statements.

          (a) Accuracy of Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1998 (the "Balance Sheet Date"), and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Year then ended, certified by Ernst & Young, LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine (9) months then ended, certified by a Responsible Officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at September 30, 1999, and said statements of income, retained earnings and cash flows for the nine (9) months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) No Material Adverse Change. Since the Balance Sheet Date, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

          (c) No Additional Liability. Neither the Borrower nor any of its Material Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in Section 4.3(a) (Accuracy of Financial Statements) or in the notes thereto or otherwise permitted by this Agreement.

          (d) Projections. The Projections have been prepared by the Borrower in light of the past operations of its business and reflect projections for the period beginning on January 1, 1999 and ending on the last day of the Year in which the Scheduled Termination Date occurs, on a month by month basis for the year 2000 and otherwise on a year by year basis. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Effective Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the period set forth therein.

          Section 4.4 Legal Proceedings. There are no pending, or, to the knowledge of the Borrower, threatened, Legal Proceedings that may affect the Borrower or any of its Material Subsidiaries or their respective properties before any Governmental Authority other than those that, if determined adversely to any Loan Party, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).

          Section 4.5    Taxes.

          (a) Timely Filing of Tax Returns and Payment of Taxes. All material federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) Tax-Sharing Agreements. None of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges, (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (iii) any obligation under any written tax sharing agreement or other Contractual Obligation for the allocation of the payment of taxes other than those delivered to the Administrative Agent prior to the date hereof.

          Section 4.6 Full Disclosure. The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the financing hereunder taken as a whole does not contain any untrue statement of a material fact nor omits to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Material Subsidiaries taken as one enterprise have been disclosed to the Lenders.

          Section 4.7 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder.

          Section 4.8    Ownership of the Material Subsidiaries. Set forth on
Schedule 4.8 (Material Subsidiaries) is a true, complete and accurate list showing, as of the date hereof, all Material Subsidiaries of the Borrower and, as to each such Material Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and any other Stock and Stock Equivalents of such Material Subsidiary. All of the outstanding Stock of each Material Subsidiary of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Material Subsidiary of the Borrower free and clear of all Liens and Encumbrances (other than the Lien in favor of the Secured Parties created pursuant to the Security Agreement and the Pledge Agreement). Neither the Borrower nor any such Material Subsidiary is a party to, or has knowledge of, any Contractual Obligation restricting the transfer or hypothecation of any Stock or Stock Equivalent of any such Material Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Securities of any Person other than such Subsidiaries and Investments permitted by Section 8.8 (Investments in Other Persons). There are no Material Subsidiaries other than the Guarantor and NSFC.

          Section 4.9    ERISA.

          (a) List of Employee Benefit Plans. Schedule 4.9 (Employee Benefit Plans) separately identifies, as of the date hereof, all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of
Section 3(3) of ERISA
to which the Borrower or any of its Material Subsidiaries has any obligation or liability, contingent or otherwise.

          (b) Tax Qualification. Each employee benefit plan of the Borrower or any of its Material Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where all such failures have no Material Adverse Effect.

          (c) Compliance with Requirements of Law. Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliance that in the aggregate would not have no Material Adverse Effect.

          (d) No Material Adverse Effect. There has been no, nor is there reasonably expected to occur, any ERISA Event which will have a Material Adverse Effect.

          (e)  No Withdrawal Liability. Except to the extent set forth on
Schedule 4.9, none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

          Section 4.10 Liens and Encumbrances. There are no Liens or Encumbrances of any nature whatsoever on any properties of any Loan Party or any of its Material Subsidiaries other than those permitted by Section 8.1 (Liens, Etc.). The Liens granted by the Loan Parties to the Administrative Agent pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral, subject only to timely filing with Governmental Authorities of the appropriate UCC-1 and UCC-3 financing statements.

          Section 4.11 Related Documents. Except as set forth on Schedule 4.11 (Amendments to Related Documents), none of the Related Documents has been amended or modified in any respect and no provision therein has been waived. Each of the representations and warranties in each of the Related Documents are true and correct in all material respects, and no default or material breach (or event which with the giving of notice or lapse of time or both would be a default or a material breach) has occurred thereunder.

          Section 4.12   No Burdensome Restrictions; No Defaults.

          (a) Material Contracts. Neither the Borrower nor any of its Material Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a Lien or other Encumbrance (other than a Lien or Encumbrance granted pursuant to a Loan Document or otherwise permitted hereby) on the property or assets of the Borrower or any of its Material Subsidiaries or (ii) is subject to any restriction under its Constituent Documents which would have a Material Adverse Effect.

          (b) No Default. Neither the Borrower nor any of its Material Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Material Subsidiary of a Loan Party, other than, in either case, those defaults which in the aggregate would have no Material Adverse Effect.

          (c) Requirements of Law. To the best knowledge of the Borrower, there is no Requirement of Law applicable to any Loan Party the compliance with which by such Loan Party would have a Material Adverse Effect.

          (d) Restrictions on Stock. No Material Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of, any such shares or any shareholder rights, except pursuant to a Loan Document.

          Section 4.13 No Other Ventures. Except as set forth on Schedule 4.13 (Joint Ventures and Partnerships), none of the Borrower or any of its Material Subsidiaries is engaged in any joint venture or partnership with any other Person.

          Section 4.14 Investment Company Act. Neither the Borrower nor any of its Material Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. None of the making of the Loans and the issuance of the Letters of Credit by the Lenders and the Issuers, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will result in a violation by the Borrower or any of its Material Subsidiaries of any provision of such act or any Requirement of Law created by the Securities and Exchange Commission thereunder.

          Section 4.15 Public Utility Holding Company Act. Neither the Borrower nor any of its Material Subsidiaries is a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

          Section 4.16 Insurance. All policies of insurance of any kind or nature of the Borrower or any of its Material Subsidiaries are in full force and effect and are of a nature and provide such coverage (a) as is sufficient and as is customarily carried by companies of the size and character of the Borrower or such Material Subsidiary and (b) as is required under any of the Related Documents or Loan Documents.

          Section 4.17   Labor Matters.

          (a) No Strikes. There are no strikes, work stoppages, slowdowns or lockouts pending, threatened against or involving, the Borrower or any of its Material Subsidiaries, other than those that in the aggregate would not have a Material Adverse Effect.

          (b) No Claims or Complaints. There are no unfair labor practices, grievances or complaints pending, or, to the best of the Borrower knowledge after due inquiry, threatened, against or involving the Borrower or any of its Material Subsidiaries, nor are there any arbitration or grievances threatened that are reasonably likely to involve the Borrower or any of its Material Subsidiaries, other than those which, in the aggregate, if resolved adversely to the Borrower or such Material Subsidiary, would have no Material Adverse Effect.

          Section 4.18 Use of Proceeds. The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely as follows: (a) to refinance existing Indebtedness of the Borrower and its Material Subsidiaries and for the payment of related transaction costs, fees and expenses and (b) for general working capital and corporate purposes.

          Section 4.19   Environmental Matters.

          (a) Environmental Laws. The operations of the Borrower and each of its Material Subsidiaries and their respective tenants have been and are in compliance with all Environmental Laws, other than such non-compliances that in the aggregate have no Material Adverse Effect or have been disclosed in the Financial Statements delivered pursuant to Section 4.3(a) (Accuracy of Financial Statements).

          (b) Permits. The Borrower and its Material Subsidiaries have obtained and currently possess all Permits necessary for their operations, all such Permits are in good standing and the Borrower and each of its Material Subsidiaries is in compliance with the terms and conditions of such Permits, except for failures to comply that in the aggregate have no Material Adverse Effect.

          (c) No Threatened Legal Proceeding. None of the Borrower or any of its Material Subsidiaries currently (or, to the best of the knowledge of the Borrower after due inquiry, previously) owned or leased property or engaged operations subject to any threatened or outstanding Order, Contractual Obligation, notice of violation or potential liability or is subject to any pending, or, to the Borrower's knowledge, threatened, Legal Proceeding with respect to (i) any Environmental Law, (ii) a Remedial Action or (iii) Environmental Liabilities and Costs arising from a Release or threatened Release, other than those that in the aggregate have no Material Adverse Effect.

          (d) Disposal Facilities. Except as set forth on Schedule 4.19(d) (Disposal Facilities), none of the Borrower or any of its Material Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C.(S) 6901 et seq., as amended, the regulations thereunder or similar Requirement of Law.

          (e) No Undisclosed Information. There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned or operated by the Borrower or any of its Material Subsidiaries that are not specifically included in the information furnished to the Lenders other than those that in the aggregate have no Material Adverse Affect.

          (f) No Environmental Lien. As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Material Subsidiaries.

          Section 4.20   Ownership of Properties.

          (a) Title. The Borrower and its Material Subsidiaries own good, indefeasible and marketable title to, or valid leasehold interests in, all real properties and good and indefeasible title to all personal properties and assets purported to be owned by the Borrower or any of its Material Subsidiaries, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien or other Encumbrance, except Liens granted to the Administrative Agent pursuant to the Loan Documents or otherwise permitted hereunder. The Borrower and its Material Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Material Subsidiaries' right, title and interest in and to all such property.

          (b) Permits. All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Material Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would have no Material Adverse Effect.

          (c) No Condemnation Proceeding. None of the Borrower nor any of its Material Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation or other Legal Proceeding affecting any real property owned or leased by the Borrower or any of its Material Subsidiaries or any part thereof, except those which, in the aggregate, would have no Material Adverse Effect.

          (d) No Damage. No portion of any real property owned or leased by the Borrower or any of its Material Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

          Section 4.21 Existing Indebtedness. Schedule 4.21 (Existing Indebtedness) separately identifies all Indebtedness as of the date hereof of the Borrower and its Subsidiaries which is to remain outstanding after the Effective Date and is (i) for borrowed money or (ii) incurred outside of the ordinary course of the business and in a manner and to the extent consistent with past practice or (iii) material to the financial condition, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (or will be material to the financial condition, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole). For purpose of subsection (iii) of this Section 4.21, Indebtedness equal to or in excess of ten million Dollars ($10,000,000) is deemed material.

          Section 4.22 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the Refinancing and the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

          Section 4.23 Year 2000 Compliance. The Borrower has reviewed the areas within its business and operations and the business and operations of its Material Subsidiaries which could be adversely affected by the risk that computer applications used by the Borrower and its Material Subsidiaries may not be Year 2000 Compliant and has developed a comprehensive program to eliminate all such non-compliance on or before the Effective Date.

                                   ARTICLE V

                              Financial Covenants

          As long as any of the Obligations or the Commitments remain outstanding, unless the Super Majority Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          Section 5.1 Leverage Ratio. The Borrower will maintain at the end of each Quarter set forth below a Leverage Ratio not in excess of the ratio set forth below for such Quarter:

         For the                                   Maximum
         Quarter Ending on                          Ratio
         -------------------------              -------------
         December 31, 1999                        4.50 to 1

         March 31, 2000                           4.50 to 1

         June 30, 2000                            4.50 to 1

         September 30, 2000                       4.50 to 1

         December 31, 2000                        4.25 to 1

         March 31, 2001                           4.25 to 1

         June 30, 2001                            4.25 to 1

         September 30, 2001                       4.25 to 1

         December 31, 2001                        4.00 to 1

         March 31, 2002                           4.00 to 1

         June 30, 2002                            4.00 to 1

         September 30, 2002                       4.00 to 1

         December 31, 2002                        4.00 to 1

         March 31, 2003                           4.00 to 1

         June 30, 2003                            4.00 to 1

         September 30, 2003                       4.00 to 1

         December 31, 2003                        4.00 to 1

         March 31, 2004                           4.00 to 1

         June 30, 2004                            4.00 to 1

         September 30, 2004                       4.00 to 1

          Section 5.2 Minimum Interest Coverage Ratio. The Borrower will maintain at the end of each Quarter during the Years set forth below a minimum Interest Coverage Ratio, in each case determined on the basis of the four Quarters ending on the date of determination, not less than the ratio set forth below for such Quarter:

                                                  Maximum Interest
         For the Quarter Ending on                Coverage Ratio
         -------------------------                -----------------------
         December 31, 1999                               2.00 to 1

         March 31, 2000                                  2.00 to 1

         June 30, 2000                                   2.00 to 1

         September 30, 2000                              2.00 to 1

         December 31, 2000                               2.25 to 1

         March 31, 2001                                  2.25 to 1

         June 30, 2001                                   2.25 to 1

         September 30, 2001                              2.25 to 1

         December 31, 2001                               2.35 to 1

         March 31, 2002                                  2.35 to 1

         June 30, 2002                                   2.35 to 1

         September 30, 2002                              2.35 to 1

         December 31, 2002                               2.45 to 1

         March 31, 2003                                  2.45 to 1

         June 30, 2003                                   2.45 to 1

         September 30, 2003                              2.55 to 1

         December 31, 2003                               2.55 to 1

         March 31, 2004                                  2.55 to 1

         June 30, 2004                                   2.55 to 1

         September 30, 2004                              2.55 to 1

          Section 5.3 Capital Expenditures. The Borrower will not permit any Capital Expenditures to be made during each of the Years set forth below, to be in excess of the maximum amount set forth below:

                                                  Maximum Amount of
         Year Beginning on                        Capital Expenditures
         -------------------------                -----------------------
         January 1, 1999                               $ 350,000,000

         January 1, 2000                               $ 285,000,000

         January 1, 2001                               $ 275,000,000

         January 1, 2002                               $ 115,000,000

         January 1, 2003                               $ 135,000,000

         January 1, 2004                               $ 125,000,000

;provided, however, that,

          (a) Capital Expenditures attributable to the purchase by the Borrower or the Guarantor of property being, at the time of such purchase, leased to the Borrower or the Guarantor under an operating lease shall be excluded from all of the foregoing limitations if the consideration for such purchase is not more than the Fair Market Value of such property and the aggregate consideration for all such purchases does not exceed one hundred million Dollars ($100,000,000);

          (b) to the extent that actual Capital Expenditures for any Year shall be less than the maximum amount set forth in the chart above for such Year, the difference between such stated maximum amount and such actual Capital Expenditures up to seventy-five percent (75%) such stated maximum amount shall increase the maximum permissible Capital Expenditures that would have otherwise been authorized hereunder in the next succeeding Year (and in such succeeding Year, the Capital Expenditures actually made shall be applied first to reduce the carryover permitted by this proviso); and

          (c) commencing in the Year 2002, the amount of maximum permissible Capital Expenditures in any Year as set forth in the chart above shall be increased by an amount equal to the difference between (i) two-thirds (2/3/rd/) of the excess, if any, of (A) the sum of the EBITDA of the Borrower in all previous Years commencing in the Year 2000 (as calculated from the audited Financial Statements for such previous Years) over (B) the sum of the EBITDA of the Borrower reflected in the Projections delivered to the Lenders on September 30, 1999 (without considering any updates thereto) for all such previous Years and (ii) the aggregate of all Capital Expenditures made pursuant to this proviso.

                                  ARTICLE VI

                              Reporting Covenants

          As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          Section 6.1 Financial Statements. The Borrower shall furnish to the Administrative Agent (with sufficient copies for eac h of the Lenders) the following Financial Statements:

          (a) Quarterly Financial Statements and Compliance Certificates. As soon as available and in any event within fifty (50) days after the end of each Quarter of each Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Year and ending with the end of such Quarter, all prepared in conformity with GAAP and certified by the Responsible Officer of the Borrower and accompanied by a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the financial covenants set forth in Article V (Financial Covenants) which is tested on a quarterly basis together with (i) a statement by such Responsible Officer that such financial information presents fairly in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end adjustments) the financial position, results of operations and statements of cash flow of the Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Quarter and for the period then ended, (ii) a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (iii) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Quarter;

          (b) Annual Audited Financial Statements. As soon as available and in any event within ninety-five (95) days after the end of each Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by Ernst & Young, LLP or other independent public accountants of recognized international standing and acceptable to the Administrative Agent, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing or, if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Year, the Borrower's compliance with all financial covenants set forth in Article V (Financial Covenants) and (iii) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Year;

          (c) Annual Operating Plans. Not later than thirty (30) days after the end of each Year beginning with the Year ending December 31, 2000, an update to the Projections prepared in accordance with Section 4.3(d) (Projections) and an annual operating plan of the Borrower and its Subsidiaries for the following Year, approved by the Board of Directors of the Borrower, which will include, without limitation, a statement of all of the material assumptions on which such plan is based, monthly balance sheets and a monthly budget for the following year and which will integrate sales, gross profits, operating expenses, operating profit and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance);

          (d) Borrowing Base Certificate. As soon as available and in any event not later than twenty (20) days after the end of each calendar month (or more frequently as the Administrative Agent in its sole discretion may require, acting in a commercially reasonable manner) a Borrowing Base Certificate as of the end of such calendar month executed by a Responsible Officer of the Borrower;

          (e) Outside Processing Notice. As soon as available, and in any event not later than January 20 and July 20 of each Year (commencing on July 20,
2000), a notice (the "Outside Processing Notice") sent to the Administrative Agent setting forth the average over the six (6) full calendar months preceding such notice of the aggregate Book Value of Inventory of the Borrower that, on any given day during such six (6)-month period, has been located, stored, used or held at the premises of one or more third parties for more than one hundred and twenty (120) days (but excluding any Inventory that the Administrative Agent has determined is located, stored, used or held at locations covered by the appropriate filings under the Uniform Commercial Code and so advised the Borrower);

          (f) Availability under the Receivables Purchase Agreement. With each delivery of a Borrowing Base Certificate, the Borrower shall certify to the Administrative Agent (i) what the Receivables Availability is as of such date and (ii) what was the average such Receivables Availability during the preceding calendar month;

          (g) Changes in Bank Accounts. Prior written notice of any closing or other change in the existing bank accounts of the Borrower or the Guarantor (or the establishment of any new bank account by the Borrower or the Guarantor) or any agreement relating thereto; and

          (h) Additional Information. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of the Borrower and its Subsidiaries, the business affairs and financial condition (including financial controls and accounting practices) of the Borrower or any of its Subsidiaries or compliance by any of the Loan Parties with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          Section 6.2 Default Notices. (a) Promptly, and in any event within five (5) Business Days after any Responsible Officer of the Borrower becomes aware of any occurrence which it knows to constitute any Default or Event of Default, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth the details of such occurrence and the action which the Borrower is taking or proposes to take with respect thereto.

          (b) Promptly, and in any event within five (5) Business Days after any Responsible Officer of the Borrower becomes aware of any occurrence which it knows to constitute a Cash Dominion Event, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer to such effect setting forth the Receivables Availability and the explanation, if any and if applicable, for the decrease in liquidity.

          Section 6.3 Asset Sales. In conjunction with any Sale anticipated to generate in excess of twenty-five million Dollars ($25,000,000) (or its Dollar Equivalent) in Net Cash Proceeds, the Borrower shall send the Administrative Agent a notice (a) describing such Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

          Section 6.4 ERISA Matters. The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

          (a) ERISA Event. Promptly and in any event within thirty (30) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower, its Subsidiaries or its ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto;

          (b) Request for Minimum Funding Waiver. Promptly and in any event within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto;

          (c) Notice of Intent to Terminate. Simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

          Section 6.5 Litigation. Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of any Legal Proceeding that, if adversely determined, would have a Material Adverse Effect. Not later than fifty (50) days after the end of each Quarter, the Borrower shall deliver to the Administrative Agent a written report describing any Legal Proceeding that may affect the Borrower or any of its Subsidiaries and that, in the reasonable judgment of the Borrower, exposes the Borrower or such Subsidiary to liability in an amount aggregating two million Dollars ($2,000,000) or more.

          Section 6.6 Notices under Related Documents. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to or in connection with any Related Document.

          Section 6.7 SEC Filings; Press Releases. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of
(a) all reports which the Borrower sends to its security holders generally or to the holders of Securities issued under the Indenture, (b) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and
(d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

          Section 6.8 Labor Relations. Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower of any of its Material Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to such Person's plants and other facilities and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

          Section 6.9 Insurance. As soon as is practicable and in any event within thirty (30) days prior to the expiration or termination of any insurance coverage for which the Borrower is required to name the Administrative Agent as additional insured or lender loss payee hereunder or under any other Loan Document, the Borrower will furnish the Administrative Agent (in sufficient copies for each of the Lenders) a confirmation executed by the insurance company or the Borrower's insurance broker and in form and substance satisfactory to the Administrative Agent that such coverage has been continued.

          Section 6.10 Environmental Matters. The Borrower shall provide the Administrative Agent promptly and in any event within ten (10) days of the Borrower or any of its Material Subsidiaries learning of any of the following, written notice of any of the following:

          (a) Environmental Lien. The receipt by any Loan Party of notification that any real or personal property of such Loan Party is subject to any Environmental Lien that has a Material Adverse Effect;

           (b) Notice of Violation of an Environmental Law. The receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition which could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

          (c) Commencement of a Legal Proceeding. The commencement of any Legal Proceeding alleging a violation of or liability under any Environmental Law, other than those the consequences of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

          (d) Property Acquisition. Any proposed acquisition of Securities, assets or real estate, any proposed leasing of property or any other action by any Loan Party or any of its Material Subsidiaries other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs that have a Material Adverse Effect; and

          (e) Additional Permits; Additional Capital Improvements. Any proposed action by any Loan Party or any of its Material Subsidiaries which in the aggregate have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate subject the Loan Parties to additional Environmental Liabilities and Costs that have a Material Adverse Effect; and

          (f) Status Report. Upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

          Section 6.11 Other Information. The Borrower will provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition (financial or otherwise) or operations of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                                  ARTICLE VII

                             Affirmative Covenants

          As long as the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          Section 7.1 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted by Section 8.6 (Restriction on Fundamental Changes).

          Section 7.2 Compliance with Law, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with all applicable Requirements of Law, Contractual Obligations and Permits; provided, however, that the Borrower shall not be deemed in default of this
Section 7.2 if such non-compliance in the aggregate would not have a Material Adverse Effect.

          Section 7.3 Conduct of Business. The Borrower shall, and shall cause each of its Material Subsidiaries to conduct its business in the ordinary course consistent with past practice and use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Material Subsidiaries; provided, however, that the Borrower shall not be deemed in default of this
Section 7.3 if all such failures to comply in the aggregate would have no Material Adverse Effect.

          Section 7.4 Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful claims, taxes, assessments, charges and levies of a Governmental Authority, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

          Section 7.5 Maintenance of Insurance. The Borrower shall (i) maintain, and cause to be maintained for each of its Material Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates and, in any event, all insurance required by any Collateral Documents.

          Section 7.6 Access. The Borrower shall from time to time, permit the Administrative Agent, or any agents or representatives thereof, within five
(5) Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required), on any Business Day, to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors and (d) communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

          Section 7.7 Keeping of Books. The Borrower shall, and shall cause each of its Material Subsidiaries to, keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary.

          Section 7.8 Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain and preserve and (if necessary) acquire, (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business and (c) all Intellectual Property owned by the Borrower or its Material Subsidiaries or that is necessary for the operations of their respective businesses; provided, however, that the Borrower shall not be deemed in default of this Section 7.8 if all such failures in the aggregate would have no Material Adverse Effect.

          Section 7.9 Maintenance of Contractual Obligations, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, perform, observe and comply with each of the covenants, conditions and agreements set forth in the Related Documents and under each other Contractual Obligation under which it or any of its Material Subsidiaries may be bound (including to pay all rent and other charges payable under any lease and all Indebtedness and other obligations as the same become due) and do all things necessary to preserve and to keep unimpaired any rights the Borrower or any of its Material Subsidiaries may have under any Contractual Obligation; provided, however, that the Borrower shall not be deemed in default of this Section 7.9 if all such failures in the aggregate would have no Material Adverse Effect.

          Section 7.10 Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.18 (Use of Proceeds).

          Section 7.11 Year. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain as its Year the twelve month period ending on the thirty-first (31/st/) of D ecember of each year.

          Section 7.12 Environmental. The Borrower shall, and shall cause any Material Subsidiary to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower or any of its Material Subsidiaries incurring Environmental Liabilities and Costs that have a Material Adverse Effect, promptly advise the Administrative Agent thereof and (i) if requested by the Administrative Agent, conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (ii) take such Remedial Action, undertake such investigation or other action as required by Environmental Laws or other Requirements of Law or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

          Section 7.13   Borrowing Base Determination.

          (a) Appraisals and Investigations. The Borrower and the Guarantor shall conduct, or shall cause to be conducted, at its expense, upon request of the Administrative Agent, and present to the Administrative Agent for approval, such appraisals, investigations and reviews as the Administrative Agent shall request for the purpose of determining the Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably requested. The Borrower and the Guarantor shall furnish to the Administrative Agent any information which the Administrative Agent may reasonably request regarding the determination and calculation of the Borrowing Base, including correct and complete copies of any invoices, underlying agreements, instruments or other documents.

          (b) Sharp Decreases in Borrowing Base or Other Liquidity. The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower or any of its Material Subsidiaries receives or otherwise gains knowledge that (i) the Borrowing Base is less than ninety (90%) of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 6.1(d) (Borrowing Base Certificate), (ii) a Borrowing Base Deficiency exists as a result of a decrease in the Borrowing Base, and the amount of such deficiency or (iii) there has been a decrease of more than fifteen percent (15%) in the Receivables Availability for the amount last reported to the Administrative Agent by the Borrower.

          (c) Physical Verifications. The Administrative Agent may make physical verifications of the Inventory in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower and the Guarantor shall furnish, or shall cause to be furnished, all such assistance and information as the Administrative Agent may require in connection therewith.

          Section 7.14 Year 2000 Compliance. The Borrower shall, and shall cause each of its Material Subsidiaries to, take all action reasonably necessary to assure that the computer applications used by the Borrower and its Material Subsidiaries remain Year 2000 Compliant.

          Section 7.15 Accounting Changes; Year. The Borrower will disclose in writing to the Administrative Agent promptly after such change, any change in
(a) the accounting treatment, reporting practices or tax reporting treatment of the Borrower or any of its Material Subsidiaries and (b) the fiscal year of the Borrower or any of its Material Subsidiaries.

                                 ARTICLE VIII

                              Negative Covenants

          As long as any of the Obligations or the Commitments remain outstanding and unless the Requisite Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

          Section 8.1 Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien or other Encumbrance upon, or with respect to, any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a)  Liens created pursuant to the Loan Documents;

          (b)  Liens securing Indebtedness permitted under Section 8.2(g);

          (c) Purchase Money Liens. purchase money Liens or purchase money security interests upon or in any property (other than the Collateral) acquired or held by any Loan Party in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such cost, (iii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and (iv) the aggregate principal amount of the Indebtedness secured by the Liens permitted by this Section 8.1(c) (Purchase Money Liens) at any time outstanding shall not exceed fifty million Dollars ($50,000,000) in the aggregate;

          (d) Refinancing of Indebtedness. any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness or other Obligation secured by any Lien permitted by Section 8.1(b) or Section 8.1(c) (Purchase Money Liens) without any increase in the amount secured thereby or in the assets subject to such Lien;

          (e) Mechanics' Liens. Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by any Loan Party in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) such Loan Party is not in default with respect to such payment obligation to such Person or (ii) such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof on the books of such Loan Party in conformity with GAAP and all such Liens in the aggregate would, if all such contests are adversely determined, have no Material Adverse Effect;

          (f) Tax Liens. Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that (i) no Loan Party is in default in respect of any payment obligation with respect thereto or (ii) such Loan Party is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof on the books of such Loan Party in conformity with GAAP and all such Liens in the aggregate would, if all such contests are adversely determined, have no Material Adverse Effect;

          (g) Employment Benefits Liens. Liens incurred, or pledges and deposits made in the ordinary course of business, in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

          (h) Performance Liens. pledges or deposits of Cash or Cash Equivalents securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and performance bonds and other obligations of like nature, in each case incurred as an incident to and in the ordinary course of business;

          (i) Judgment Liens. pledges or deposits of cash or Cash Equivalents securing appeal bonds and judgment liens; provided, however, that all such Liens in the aggregate have no Material Adverse Effect;

          (j) Zoning Restrictions and Easements. zoning restrictions, easements, licenses, reservations or restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate render title thereto unmarketable or impair, in any material manner, the use of such property for the purposes for which such property is held by such Loan Party;

          (k) Expired Financing Statements and Operating Leases. expired financing statements, financing statements filed for precautionary purposes in respect of operating leases, and financing statements in respect of Liens permitted hereby; and

          (l)  Existing Liens. Liens existing as of the date hereof set forth on
Schedule 8.1 (Existing Liens).

          Section 8.2 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, maintain or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a)  the Obligations;

          (b)  Indebtedness with respect to Guaranty Obligations permitted by
Section 8.3 (Guaranty Obligations);

          (c) current liabilities for goods or services purchased in the ordinary course of business;

          (d) Indebtedness owing to any wholly-owned Subsidiary of the Borrower by the Borrower or by any other wholly-owned Subsidiary of the Borrower and Indebtedness owing to the Borrower by any Subsidiary of the Borrower which is subordinated to the Obligations on terms acceptable to the Requisite Lenders;

          (e)  Indebtedness outstanding on the Effective Date and listed on
Schedule 4.22 (Existing Indebtedness) ("Existing Indebtedness") and any refinancing thereof without any increase in the principal amount of such Indebtedness or decrease in the average maturity thereof;

          (f)  Indebtedness incurred pursuant to the Indenture;

          (g) (i) purchase money Indebtedness used to purchase properties of the Borrower or the Guarantor subject to an operating lease as of the date hereof if the aggregate principal amount of such Indebtedness is not more than the Fair Market Value thereof and (ii) Capitalized Lease Obligations if the corresponding Capitalized Lease is the result of the conversion of an operating lease of the Borrower existing as of the date hereof and the present value of all payments due under the corresponding Capitalized Lease is not more than one hundred and five percent (105%) of the present value of all payments due or that will become due under such operating lease;

          (h) Indebtedness otherwise permitted by Section 4.05 (Limitation on Debt and Restricted Subsidiary Preferred Stock) of the Indenture; and

          (i) surety bonds for the performance of a contract other than for the payment of money entered into in the ordinary course of business consistent with past practice.

          Section 8.3 Guaranty Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, incur, assume, endorse, be or become liable for, guaranty (whether directly or indirectly) or permit or suffer to exist, any Guaranty Obligation, except for (a) Guaranty Obligations evidenced by a Loan Document and (b) Guaranty Obligations incurred by the Borrower or the Guarantor in respect of Indebtedness of the Borrower or the Guarantor permitted by Section 8.2 (Indebtedness).

          Section 8.4 Restrictions on Subsidiary Distributions; No New Negative Pledge.

          (a) No Encumbrance on Dividend Payments. The Borrower will not, and will not permit any of its Material Subsidiaries to, agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Material Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Material Subsidiary.

          (b) No New Negative Pledges. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any Contractual Obligation which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien or Encumbrance upon any of the Collateral, whether now owned or hereafter acquired, to secure the Obligations.

          Section 8.5 Restricted Payments. The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that any Material

Subsidiary may make Restricted Payments to the Borrower or the Guarantor; provided, further, that, except during the Cash Dominion Period, the Borrower and its Material Subsidiaries may make other Restricted Payments permitted under
Section 4.06 (Limitation on Restricted Payments) of the Indenture up to ten million Dollars ($10,000,000) in the aggregate.

          Section 8.6 Restriction on Fundamental Changes. The Borrower will not, and will not permit any of its Material Subsidiaries to, (i) merge with any Person other than a wholly-owned Material Subsidiary of the Borrower, provided, however, that the Guarantor shall not merge with any other Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person; provided, however, that the Borrower or the Guarantor shall be authorized to consummate any transaction described in clauses (i) through (iv) to the extent the Stock, Stock Equivalents and assets that are acquired do not have in the aggregate a Fair Market Value of more than fifty million Dollars ($50,000,000) per Year and, in the case of any transaction described in clause (i) involving the Borrower, the surviving corporation is the Borrower.

          Section 8.7    Sale of Assets.

          (a) Sale of Assets. The Borrower will not, and will not permit any of its Material Subsidiaries to, engage in any Asset Sale, except (i) the sale of Accounts and certain related property pursuant to the Receivables Purchase Facility to the extent permitted under the Intercreditor Agreement or (ii) any Asset Sale permitted under Section 4.08 (Limitation on Sale of Mortgaged Property) or (other than an Asset Sale involving any Collateral) Section 4.10 (Limitation on Sale of Assets Other than Mortgaged Property) of the Indenture.

          (b) Sale of Accounts Receivable. The Borrower will not sell, otherwise dispose of or factor at maturity or collection, or permit any of its Subsidiaries to sell or otherwise dispose of, or factor at maturity or collection, any Accounts, except pursuant to the Receivables Purchase Facility to the extent permitted under the Intercreditor Agreement.

          Section 8.8 Investments in Other Persons. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment, except:

          (a) Investments in Accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

          (b) Investments received in settlement of amounts due to a Loan Party effected in the ordinary course of business;

          (c) Investments in Subsidiaries existing as of the Closing Date, any Investment in the Guarantor and any Investment resulting from any transaction permitted under Section 8.6 (Restriction on Fundamental Changes);

          (d) Loans or advances to employees of any of the Loan Parties in the ordinary course of business, which loans and advances shall not in the aggregate exceed one million Dollars ($1,000,000) outstanding at any time;

          (e)  Investments in Cash Equivalents;

          (f)  Investments existing on the date hereof and set forth on Schedule
     8.8 (Existing Investments); and

          (g) Investments in joint ventures to the extent permitted under clause (g) or (h) of the definition of "Permitted Investments" in Section
     1.01 (Definitions) of the Indenture.

          Section 8.9 Change in Nature of Business. The Borrower will not, and will not permit any of its Material Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

          Section 8.10 Compliance with ERISA. The Borrower will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that could have a Material Adverse Effect.

          Section 8.11 Modification of Related Documents. The Borrower will not, and will not permit any of its Subsidiaries to, (a) without the prior written consent of the Administrative Agent, alter, rescind, terminate, amend, supplement, refinance, refund, waive or otherwise modify any provision of any Related Document or (b) if to do so would have a Material Adverse Effect, permit any breach or default to exist under any Related Document or take or fail to take any action thereunder.

          Section 8.12 Modification of Existing Indebtedness Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, change or amend the terms of any Existing Indebtedness if the effect of such amendment is to (a) increase the interest rate on such Existing Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Existing Indebtedness other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein or add any covenant with respect to such Existing Indebtedness; (d) change the redemption or prepayment provisions of such Existing Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Existing Indebtedness; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Existing Indebtedness in a manner adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender.

          Section 8.13   Transactions with Affiliates.

          (a) General Limitation on Affiliate Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange or the rendering of any service) (an "Affiliate Transaction") with, or for the benefit of, any Affiliate of the Borrower unless (i) the terms of such Affiliate Transaction are (A) set forth in writing and (B) not less favorable to the Borrower or such Subsidiary, as the case may be, that those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Borrower, (ii) if such Affiliate Transaction involves aggregate payments or value in excess of ten million Dollars ($10,000,000), the board of directors of the Borrower (including a majority of the disinterested members of the board of directors of the Borrower) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (i) of this Section 8.13(a) as evidenced by a board resolution promptly delivered to the Administrative Agent and (iii) if such Affiliate Transaction involves aggregate payments or value in excess of twenty million Dollars ($20,000,000), the Borrower obtains a written opinion from an independent financial advisor to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Borrower or such Subsidiary, as the case may be.

          (b) Approval of Specific Affiliate Transactions. The following Affiliate Transactions shall not be prohibited under Section 8.13(a) (General Limitation on Affiliate Transactions):

                    (i) any Affiliate Transaction between the Borrower and the Guarantor;

                    (ii) any Restricted Payment permitted to be made pursuant to Section 8.5 (Restricted Payments);

                    (iii) any issuance of securities, or other payments, awards or grants in securities or otherwise pursuant to, or the funding of, employment arrangements, pension or other benefit plans, stock option and stock ownership plans and other compensatory arrangements approved by the board of directors of the Borrower;

                    (iv) the payment of reasonable fees to directors of the Borrower or such Subsidiary who are not employees of the Borrower or any of its Subsidiaries;

                    (v) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Borrower or such Subsidiary, as the case may be, provided, however, that such loans and advances do not exceed $5,000,000 in the aggregate at any time outstanding;

                    (vi) any payments for the purchase of steel products from NKK or any of its Affiliates or the provision of services by NKK or any of its Affiliates, including the construction by NKK or any Affiliate thereof of the new hot dip galvanizing facility at the "Great Lakes Division"; provided, however, that, in each case, the terms of such payments are determined on an arm's length basis and are approved by the disinterested members of the board of directors of the Borrower; and

                    (vii) any Affiliate Transaction between the Borrower or any Subsidiary, on the one hand, and one or more joint ventures that are Affiliates of the Borrower or any Subsidiary, on the other hand, that (A) are on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower and (B) if such Affiliate Transactions involve aggregate payments or value in excess of ten million Dollars ($10,000,000), the board of directors of the Borrower (including a majority of the disinterested members thereof) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (A) of this Section 8.13(b)(vii).

          Section 8.14 Operating Leases. The Borrower will not, and will not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents payable under all such operating leases shall not exceed one hundred million Dollars ($100,000,000) in any Year.

          Section 8.15 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback

Transaction covering any property with a Fair Market Value in excess of one hundred million Dollars ($100,000,000) in the aggregate.

          Section 8.16 Cancellation of Indebtedness Owed to It. The Borrower will not, and will not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except for reasonable consideration and in the ordinary course of business consistent with the past practice.

          Section 8.17 Material Subsidiaries. The Borrower will not have any Subsidiary other than the Guarantor and NSFC that is a Material Subsidiary. The Borrower will not permit the sum of (a) the aggregate of the amounts by which the book value of the total assets of each Subsidiary listed in Section 1.1 (Non-Material Subsidiaries) exceeds the amount set forth opposite such Subsidiary in such Schedule plus (b) the aggregate book value of all assets of all Subsidiaries of the Borrower (other than the Guarantor, NSFC and such Subsidiaries listed on Schedule 1.1) to exceed ten million Dollars ($10,000,000).

          Section 8.18 Capital Structure. The Borrower will not, and will not permit any of its Material Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or amend its Constituent Documents other than for changes and amendments which in the aggregate have no Material Adverse Effect.

          Section 8.19 No Speculative Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                                  ARTICLE IX

                               Events Of Default

          Section 9.1 Events of Default. Each of the following events shall be an Event of Default:

          (a) Failure to Repay Principal. The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

          (b) Failure to Pay Interest. The Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than those subject to Section 9.1(a) (Failure to Repay Principal)) and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

          (c) Borrowing Base Deficiency. A Borrowing Base Deficiency shall exist and be continuing for a period of more than five (5) consecutive Business Days after a Responsible Officer of the Borrower first becomes aware of such Borrowing Base Deficiency; or

          (d) Representation and Warranties. Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (e) Covenants. Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.1 (Financial Statements),
Article V (Financial Covenants) or Article VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for ten (10) days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (f) Unenforceability of Collateral Documents. Any material provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on any Loan Party party thereto, or any Loan Party shall so state in writing; or

          (g) Unenforceability of Liens. Any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be created thereby or, except as permitted by any Loan Document, such a Lien shall cease to be a perfected and first-priority Lien or any Loan Party shall state in writing any of the foregoing; or

          (h) Default Under Other Indebtedness. (i) The Borrower or any of its Material Subsidiaries shall fail to make any payment on any Indebtedness (other than Indebtedness incurred hereunder) of the Borrower or such Material Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount equal to or greater than ten million Dollars ($10,000,000), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (i) Bankruptcy, Etc. (i) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors (ii) any Legal Proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking (A) to adjudicate it bankrupt or insolvent, (B) liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or (C) the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such Legal Proceeding instituted against the Borrower or any of its Material Subsidiaries (but not instituted by the Borrower or such Material Subsidiary), either such Legal Proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such Legal Proceeding shall occur or (iii) the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth in subsection (i) or
(ii) above; or

          (j) Orders. One or more Orders shall have been entered against the Borrower or any of its Material Subsidiaries (involving, in the case of Orders providing solely for the payment of a sum of money, an amount in excess of ten million Dollars ($10,000,000) in the aggregate to the extent not fully covered by insurance) if (i) enforcement proceedings shall not have been commenced by any creditor upon any such Order or (ii) there shall be any period of thirty
(30) consecutive days during which a stay of enforcement of any such Order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) Material Adverse Change. At any time when there shall be Loans or Letters of Credit outstanding hereunder, there shall occur a Material Adverse Change or any event or circumstances which could have a Material Adverse Effect; or

          (l)  Change of Control. There shall occur any Change of Control; or

          (m) ERISA Event. An ERISA Event shall occur and the amount of all liabilities and deficiencies, whether or not assessed, and all waiver requests resulting therefrom, exceeds ten million Dollars ($10,000,000) in the aggregate; or

          (n) Environmental Law Violation. The Borrower or any of its Material Subsidiaries shall have entered into any Contractual Obligation with any Governmental Authority or any Order shall have been entered against the Borrower or any of its Material Subsidiaries, in either case based on, arising from the violation of or pursuant to, any Environmental Law or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, Borrower and its

Material Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of ten million Dollars ($10,000,000) in the aggregate.

          Section 9.2 Remedies. During the continuance of any Event of Default, the Administrative Agent (i) may, and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans and the Issuer to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate and (ii) may, and shall at the request of the Requisite Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 9.1(i) (Bankruptcy, Etc.), (A) the obligation of each Lender to make Loans and of each Issuer to issue Letters of Credit shall automatically be terminated and (B) the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement shall automatically become and be due and payable without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable Requirements of Law.

          Section 9.3 Cash Collateralization of Letters of Credit. On the Termination Date or as required by Section 2.9(b) (Excess Borrowing), the Borrower shall (i) pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.9 (Notices, Etc.), for deposit in the Cash Collateral Account, an amount equal to one hundred and five percent (105%) of the sum of all outstanding Letter of Credit Obligations or (ii) deliver to each Issuer a "back-to-back" letter of credit issued on behalf, or for the account of, such Issuer in form and substance, and issued by a financial institution, satisfactory to the Administrative Agent in an amount equal to one hundred and five percent (105%) of the sum of all outstanding Letter of Credit Obligations arising from the letters of credit issued by such Issuer.

                                   ARTICLE X

                           The Administrative Agent

          Section 10.1   Authorization and Action.

          (a) Appointment of Administrative Agent. Each Lender and each Issuer hereby appoints Citicorp as the Administrative Agent hereunder, and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute, deliver and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. Each Lender and each Issuer hereby appoints Fuji Bank as Syndication Agent and hereby authorizes the Syndication Agent to act as Syndication Agent on its behalf in accordance with the terms of this Agreement and the other Loan Documents.

          (b) Instructions of the Requisite Lenders. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes could expose it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable Requirements of Law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

          (c) No Fiduciary Relationship. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent of the Lenders and the Issuers and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, fiduciary or trustee with or for any Lender or Issuer. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

          (d) Duties of Syndication Agent. Notwithstanding anything to the contrary contained in this Agreement, the Syndication Agent is a Lender designated as "Syndication Agent" for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

          Section 10.2 Agents' Reliance, Etc. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, employees, agents or advisors shall be liable for any action taken or omitted to be taken by it, him, her or them under, or in connection with, this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (a) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 11.2 (Assignments and Participations); (b) may rely on the Register to the extent set forth in Section 11.2; (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Material Subsidiaries in, or in connection with, this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to (i) the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or (ii) the financial condition of any Loan Party or (iii) the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including writings transmitted by facsimile or by electronic means) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

          Section 10.3 The Administrative Agent as Lender. With respect to its Ratable Portion, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders," "Requisite Lenders," "Super Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, Citicorp in its individual capacity as a Lender, as one of the Requisite Lenders or as one of the Super Majority Lenders. Citicorp and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with, any Loan Party as if it were not acting as the Administrative Agent pursuant hereto.

          Section 10.4 Lender Credit Decision. Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Agents or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower, its Material Subsidiaries and each other Loan Party in connection with the making and continuance of the Loans hereunder and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

          Section 10.5 Indemnification. Each Lender agrees to indemnify the Administrative Agent, the Syndication Agent and each of their respective Affiliates, and the directors, officers, employees, agents and advisors of or to any of the foregoing (to the extent not reimbursed by the Borrower), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents or advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent or such Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, Legal Proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

          Section 10.6 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent selected from among the Lenders, which appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence during the continuance of an Event of Default). Upon the acceptance by a successor Administrative Agent of any appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to, and become vested with, all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to the benefit of such retiring Administrative Agent, its Affiliates, and their respective directors, officers, employees, agents and advisors as to any action taken, or omitted to be taken, by such retiring Administrative Agent while such retiring Administrative Agent was Administrative Agent under this Agreement and the other Loan Documents.

          Section 10.7   Concerning the Collateral and the Collateral Documents.

          (a) Authorization to Enter into Collateral Documents. Each Lender and each Issuer authorizes and directs the Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders and the Issuers. Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms hereof, a greater proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuers. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Material Subsidiaries; (iii) act as collateral agent for the Lenders and the Issuers for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Material Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuer; provided, further, that such appointment as collateral sub-agent is limited to such deposit accounts for perfection and collection purposes and that the preceding proviso in this clause
(iii) shall not give any Lender or Issuer any obligations or duties whatsoever in respect of any other Collateral and shall not give any Lender or Issuer any rights separate from its rights as a Lender or Issuer; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders or the Issuers with respect to the Collateral under the Loan Documents relating thereto, applicable Requirement of Law or otherwise.

          (b) Release of Liens. Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers:

                    (i) against all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the Issuers);

                    (ii) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, (A) against Collateral with a book value of up to forty million Dollars ($40,000,000) in the aggregate if such release is consented to by the Requisite Lenders or (B) against any part of the Collateral in excess of such amount, if such release is consented to by all the Lenders; and

                    (iii) as expressly provided for in any of the Collateral Documents.

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.7 promptly upon the effectiveness of any such release.

                                  ARTICLE XI

                                 Miscellaneous

          Section 11.1 Amendments, Waivers, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Super Majority Lenders, amend, waive or modify any of the provisions of Article V (Financial Covenants) or Section 2.9 (Mandatory Prepayments); provided, further, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:

          (a) Waive any of the conditions specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) except as otherwise provided therein;

          (b) Increase the Commitments of the Lenders or subject the Lenders to any additional obligations;

          (c) Extend the scheduled final maturity of any Loan or waive, reduce or postpone any date fixed for the payment or reduction of principal or the Commitments;

          (d) Reduce the principal amount of any Loan, the rate of interest thereon or any fee payable hereunder, or otherwise extend the time for payment of such interest or fees;

          (e) Change the percentage of the Commitments, the aggregate unpaid principal amount of the Loans or the Outstanding Amounts, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder or otherwise change the definition of the terms "Requisite Lenders", "Super Majority Lenders" or "Ratable Portion" herein;

          (f) Release any significant portion of the Collateral except as shall otherwise be provided in Section 10.7 (Concerning the Collateral and the Collateral Documents), in the Collateral Documents or the Intercreditor Agreement except in connection with an Asset Sale permitted by Section 8.7 (Sale of Assets) or release the Guarantor from its obligations under any Guarantee; or

          (g)  Amend this Section 11.1;

provided, however, that no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents unless such amendment, waiver or consent is in writing and signed by the Administrative Agent in addition to the Lenders otherwise required under this Section 11.1 to take such action.

          Section 11.2   Assignments and Participations.

          (a) Right to Assign. Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender's Outstanding Amounts and Commitment, such assignment shall cover the same percentage of such Lender's Outstanding Amounts and Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than fifteen million Dollars ($15,000,000) or an integral multiple of one million Dollars ($1,000,000) in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate of such Lender and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment effective when any Event of Default shall have occurred and be continuing.

          (b) Effect of Assignment. The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of three thousand five hundred Dollars ($3,500) from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and, if such Lender were an Issuer, of such Issuer hereunder and thereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

          (c) Representations, Warranties and Covenants of Assignor and Assignee. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the Borrower to the Lenders pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Maintenance of Records. The Administrative Agent shall maintain at its address referred to in Section 11.9 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Procedure for Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit A.

          (f) Assignment to the Federal Reserve Bank. In addition to any other right each Lender may have under this Section 11.2 or otherwise, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to any Federal Reserve Bank without notice to or consent of the Borrower or the Administrative Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

          (g) Sale of Participations. Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit); provided, however, that such sale shall be effective only upon receipt by the Administrative Agent of a notice of such sale in form and substance satisfactory to the Administrative Agent. The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, any departure by any Loan Party therefrom or the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Collateral Documents. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(C) such Lender shall remain the
holder of such Obligations for all purposes of this Agreement, (D) such Lender shall disclose to the Borrower the identity of each bank or other entity purchasing a participation within a reasonable time after the sale and purchase of such participation, and (E) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          (h) Assignments to Other Lenders. Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender.

          Section 11.3   Costs; Expenses; Indemnities.

          (a) Reimbursement of Costs and Expenses. The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including (A) the fees and out-of-pocket expenses of Weil, Gotshal & Manges LLP, counsel to the Administrative Agent, (B) the reasonable fees of accountants, appraisers, consultants or industry experts retained by the Administrative Agent with respect thereto and (C) all filings and recording fees, and all syndication (including printing, distribution and bank meetings) transportation and audit costs and expenses and (ii) all costs and expenses of the Administrative Agent, each Lender and each Issuer in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

          (b) Indemnification Against Third-Party Claims. The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each Issuer and their respective Affiliates, and the directors, officers, employees, Administrative Agents, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit)) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any Legal Proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect or consequential and whether based on any Requirement of Law or a Contractual Obligation or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Related

Document, or any act, event or transaction related or attendant to any thereof, the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 11.3(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include, without limitation, (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries;
(iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to any of the foregoing referred to in clauses (i), (ii), (iii) and (iv), to the extent incurred following (A) foreclosure by the Administrative Agent, any Lender, any Issuer or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (B) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent or such Lender.

          (c) Eurodollar Loans. If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, whether as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the Loans pursuant to Section 9.2 (Remedies) or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

          (d) Reimbursement of Brokers' Fees. The Borrower shall indemnify the Administrative Agent, the Lenders and each Issuer for and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative

Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Material Subsidiaries in connection with the transactions contemplated by this Agreement.

          (e) Notification of Borrower. The Administrative Agent, each Lender and each Issuer agree that, in the event that any such Legal Proceeding set forth in Section 11.3(b) (Indemnification Against Third-Party Claims) is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action is requested of it, any of its Affiliates or any of their respective directors, officers, employees, agents and advisors, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

          (f) Borrower's Obligation to Defend. The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such Legal Proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such Legal Proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such Legal Proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

          (g) Survival of Indemnification Obligation. The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.3) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          (h) Limitation of Liability. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, based on any Requirement of Law, Contractual Obligation or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for, in relation to, or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 11.4 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and each Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.4 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

          Section 11.5   Sharing of Payments, Etc.

          (a) Purchase of Participations. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Revolving Loans made by it (other than pursuant to Section 2.15 (Special Provisions Governing Eurodollar Rate Loans),
Section 2.16 (Capital Adequacy) or Section 2.17 (Taxes)) in excess of its Ratable Portion of payments obtained by all the Lenders on account of such Obligations, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

          (b) Payment Refunded. If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

          (c) Rights of Purchasing Lender. The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.5 may, to the fullest extent permitted by Requirements of Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 11.6 Independence of Representations and Warranties. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If the Borrower has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Borrower has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

          Section 11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

          Section 11.8   Submission to Jurisdiction; Consent to Service of
Process.

          (a) Submission to Jurisdiction. The parties hereto irrevocably submit, for themselves and in respect of their property, to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, in the City and State of New York over any dispute arising out of, in connection with, or relating to this Agreement, any Loan Document or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all Legal Proceedings related to such dispute may be heard and determined in such courts. The parties hereto irrevocably waive, to the fullest extent permitted by all applicable Requirements of Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that any Order in any such dispute may be enforced in other jurisdictions by suit on the judgment, other Legal Proceedings or in any other manner provided by all applicable Requirements of Law.

          (b) Consent to Service of Process. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of a copy of such process to the Borrower at its address specified in Section 11.9 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, other Legal Proceedings or in any other manner provided by any Requirement of Law.

          (c)  Jurisdiction Non-Exclusive. Nothing contained in this Section
11.8 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence Legal Proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

          (d) Currency Conversion. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 A.M. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          (e) Waiver of Trial By Jury. Each of the Administrative Agent, the Lenders, the Issuers and each Loan Party hereby irrevocably waives trial by jury in any Legal proceeding brought by another party hereto involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement, any other Loan Document or the transactions contemplated hereby.

          Section 11.9 Notices, Etc. All notices and other communications provided for in this Agreement shall be in writing (including telecopy) and mailed, telecopied or delivered by hand, if to the Borrower, at its address at 4100 Edison Lakes Parkway; Mishawaka, I.N. 46565-3440 (telecopy number: (219) 273-7478) (telephone number: (219) 273-7414), Attention: Mr. William E. McDonough, with copy to Ronald J. Werhnyak, Esq. at the same address; if to the Syndication Agent or any Lender, at its Domestic Lending Office specified opposite its name on Schedule II; and if to the Administrative Agent, at its address at 399 Park Avenue, 6th Floor, New York, N.Y. 10043 (telecopy number:
(212) 793-1290) (telephone number: (212) 559-3149), Attention: Mr. Keith R.
Karako, with copy to Weil, Gotshal & Manges LLP, 757 Fifth Avenue, New York, N.Y. 10153 (telecopy number (212) 310-8007) (telephone number: (212) 310-8000),
Attention: Ronald F. Daitz, Esq.; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied or delivered, be effective when deposited in the mails, telecopied with confirmation of receipt or delivered by hand to the addressee or its Administrative Agent, respectively, except that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

          Section 11.10 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

The remedies herein provided are cumulative and not exclusive of any remedies provided under any Requirement of Law.

          Section 11.11 Execution in Counterparts; Effectiveness; Assignments by the Borrower. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and when each of the conditions set forth in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) shall have been satisfied (or satisfaction of such conditions shall have been duly waived), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          Section 11.12 Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior Contractual Obligations relating to the subject matter hereof (and any such prior Contractual Obligations are hereby terminated and of no further force and effect).

          Section 11.13 Further Assurances. The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          Section 11.14 Confidentiality. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and pursuant to the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by any Requirement of Law (including as may be required by bank regulators or auditors) or helpful in any Legal Proceeding or
(d) to assignees or participants or
potential assignees or participants who agree to be bound by the provisions of this sentence.

                           [Signature Page Follows]

          In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                               National Steel Corporation

                                               By: ________________________
                                                   Title:

                                               Citicorp U.S.A., Inc.
                                                  as Administrative Agent

                                               By: ________________________
                                                   Title:

                                               The Fuji Bank, Limited
                                                  as Syndication Agent

                                               By: ________________________
                                                   Title:

                                               Citibank, N.A.
                                                  as Issuer

                                               By: ________________________
                                                   Title:

                                               Lenders

                                               Bank of America, N.A.


                                               By: ________________________
                                                   Title:


                                               Citicorp USA, Inc.


                                               By: ________________________
                                                   Title:

                                               Comerica Bank


                                               By: ________________________
                                                   Title:


                                               Morgan Guaranty Trust Company Of
                                               New York

                                               By: ________________________
                                                   Title:


                                               LaSalle Business Credit, Inc.


                                               By: ________________________
                                                   Title:


                                               Mellon Bank, N.A.


                                               By: ________________________
                                                   Title:

                                               National City Commercial
                                               Finance, Inc.



                                               By: ________________________
                                                   Title:


                                               The Fuji Bank, Limited


                                               By: ________________________
                                                   Title:

                                   Exhibit A

                                    Form of
                             Revolving Credit Note

U.S. $______________                                  Dated: November __, 1999

          For Value Received, the undersigned, National Steel Corporation, a Delaware corporation (the "Borrower"), Hereby Promises To Pay to the order of [NAME OF LENDER] (the "Lender") the principal sum of ______________ United States Dollars ($__________), or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in immediately available funds. The Revolving Loans made by the Lender to the Borrower, and all payments made on account of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on this Note.

          This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of November 19, 1999, with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and Fuji Bank, Limited as syndication agent for the Lenders and Issuers (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the United States dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note is entitled to the benefits of certain guaranties and is secured as provided in the Loan Documents (as defined in the Credit Agreement).

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

          This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to any choice or conflict of law provision or rule thereof that would result in the application of the law of any other jurisdiction.

                                                   National Steel Corporation


                                                   By:__________________________
                                                      Title:

                        Loans And Payments Of Principal
                        -------------------------------


                  Amount               Amount of Principal         Notation
 Date             of Loan               Paid or Prepaid            Made by
-----            ---------            ---------------------       ----------

                                   Exhibit B

                                    Form of
                              Notice Of Borrowing

Citicorp USA Inc.,
  as Administrative Agent for
  the financial institutions party to the
  Credit Agreement referred to below
399 Park Avenue
New York, New York  10043                                                 [Date]

Attention:    Mr. Keith R. Karako

          Re:  National Steel Corporation
               --------------------------

Gentlemen:

            The undersigned, National Steel Corporation, refers to the Credit Agreement, dated as of November 19, 1999, by and among National Steel Corporation, a Delaware corporation (the "Borrower"), with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and Fuji Bank, Limited as syndication agent for the Lenders and Issuers (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement) and hereby gives you notice, irrevocably, pursuant to Section 2.2 (Borrowing Procedures) of the Credit Agreement that the undersigned hereby requests a Revolving Credit Note under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.2 of the Credit Agreement:

                    (i) The Business Day of the Proposed Borrowing is ________, ____.

                    (ii) The aggregate amount of the Proposed Borrowing is $___________, of which amount [$_________ consists of Base Rate Loans] [ and $_________ consists of Eurodollar Rate Loans having an initial Interest Period of [1] [2] [3] [6] months].

          The undersigned hereby certifies that the amount of the Receivables Availability as of the close of the business on the Business Day immediately preceding the date hereof is ____ and the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                    (A) the representations and warranties contained in Article IV (Representations and Warranties) of the Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of such date;

                    (B) no Borrowing Base Deficiency exists or will result from the Proposed Borrowing; and

                    (C) no Default or Event of Default exists or will result from the Proposed Borrowing.


                                        Very truly yours,

                                        National Steel Corporation

                                        By:_________________________________
                                           Name:
                                           Title:

                                   Exhibit C

                                    Form of

                     Notice of Conversion Or Continuation


Citicorp USA, Inc.,
  as Administrative Agent for the
  financial institutions party to the
  Credit Agreement referred below
399 Park Avenue
New York, New York  10043
                                                                          [Date]
Attention:  Mr. Keith R. Karako

            Re:  National Steel Corporation
                 --------------------------

Gentlemen:

             The undersigned, National Steel Corporation (the "Borrower"), refers to the Credit Agreement, dated as of November 19, 1999, with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and Fuji Bank, Limited as syndication agent for the Lenders and Issuers (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement) and hereby gives you notice pursuant to Section 2.11 (Conversion/Continuation Option) of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] on ______________ ___, ____ of $____________ in principal amount of presently outstanding Revolving Loans that are [Base Rate Loans] [Eurodollar Rate Loans] having an Interest Period ending on _____________ __, 200- [to] [as] [Base Rate][Eurodollar Rate] Loans. The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [1] [2] [3] [6] months.




_______________________

          In connection herewith, the undersigned hereby certifies that no Default or Event of Default is continuing and that the proposed [conversion] [continuation] would not violate any of the provisions of Section 2.15 (Special Provisions Governing Eurodollar Rate Loans) of the Credit Agreement.

                                          Very truly yours,

                                          National Steel Corporation

                                          By:_______________________________
                                          Name:
                                          Title:

                                   EXHIBIT D

                                    FORM OF

                              SECURITY AGREEMENT

               SECURITY AGREEMENT, dated as of November __, 1999 (this "Security Agreement"), by and among NATIONAL STEEL CORPORATION, a Delaware corporation (the "Borrower"), NATIONAL STEEL PELLET COMPANY, a Delaware corporation ("NSPC" and each of NSPC and the Borrower being a "Grantor" and together the "Grantors") to CITICORP USA, INC., as agent for the Lenders and Issuers party to the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

                             W I T N E S S E T H:

          WHEREAS, the Borrower is party to a Credit Agreement dated as of November 19, 1999, with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and The Fuji Bank, Limited as Syndication Agent (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein but not defined herein are used herein as defined in the Credit Agreement); and

          WHEREAS, the Borrower owns beneficially and of record all of the capital stock of NSPC, and the Borrower and NSPC are members of the same consolidated group of companies and are engaged in related businesses, and NSPC will derive substantial direct and indirect economic benefit from the Loans and Letters of Credit; and

          WHEREAS, NSPC has entered into a Guaranty, dated as of the date hereof, in favor of the Secured Parties (as defined in the Guaranty) (as may be amended, supplemented or otherwise modified from time to time, being a "Guaranty"); and

          WHEREAS, it is a condition precedent to the making of the Loans and the issuance of the Letters of Credit pursuant to the Credit Agreement that the Grantors shall have entered into this Agreement;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans and the Issuer to issue the Letters of Credit each Grantor hereby agrees with the Administrative Agent on behalf and for the ratable benefit of the Secured Parties as follows:

          1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                    "Account" means any "account," as such term is defined in
          Section 9-106 of the Uniform Commercial Code, now owned or hereafter acquired by a Grantor and, in any event, includes (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Grantor (including under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including any such obligation which might be characterized as an account or contract right under the Uniform Commercial Code), (ii) all of such Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of such Grantor's rights to any goods represented by any of the foregoing (including unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to such Grantor under all contracts for the sale of goods or the performance of services or both by such Grantor (whether or not yet earned by performance on the part of such Grantor or in connection with any other transaction), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                    "Account Debtor" means any "account debtor," as such term is defined in Section 9-105(1)(a) of the Uniform Commercial Code.

                    "Cash Collateral Account" means the cash collateral account No. 30412663 under the title "CUSA F/A/O National Steel Corporation" with Citibank in New York, New York.

                    "Chattel Paper" means any "chattel paper," as such term is defined in Section 9-105(1)(b) of the Uniform Commercial Code, now owned or hereafter acquired by a Grantor.

                    "Documents" means any "document," as such term is defined in
          Section 9-105(1)(f) of the Uniform Commercial Code, or other receipts covering, evidencing or representing Inventories, now owned or hereafter acquired by a Grantor.

                    "General Intangibles" means any "general intangibles," as such term is defined in Section 9-106 of the Uniform Commercial Code, now owned or hereafter acquired by a Grantor and, in any event, includes all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which such Grantor may now or hereafter have in or under any contract, now owned or hereafter acquired by such Grantor.

                    "Instrument" means any "instrument," as such term is defined in Section 9-105(1)(i) of the Uniform Commercial Code, now owned or hereafter acquired by a Grantor.

                    "Inventory" means any "inventory," as such term is defined in Section 9-109(4) of the Uniform Commercial Code, now owned or hereafter acquired by a Grantor, and wherever located, and, in any event, includes all inventory, merchandise, goods and other personal property now owned or hereafter acquired by such Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                    "Proceeds" means "proceeds," as such term is defined in
          Section 9-306(1) of the Uniform Commercial Code, and, in any event, shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          2.   Grant of Security Interest.

          (a) As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all of the Secured Obligations for which it is responsible and to induce the Lenders to make the Loans and the Issuer to issue the Letters of Credit pursuant to the Credit Agreement, each Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent, on behalf and for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, on behalf and for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

               (i)    all Inventory;

               (ii)   all Accounts;

               (iii)  all General Intangibles that relate to Inventory;

               (iv) all of the rights (but none of the obligations) owed to the Borrower by National Steel Funding Corporation under the Receivables Sale Agreement, including each Instrument evidencing any of the same;

               (v) all the rights (but none of the obligations) owed to NSPC by the Borrower under Contractual Obligations for the sale of goods by NSPC to the Borrower, including each Instrument evidencing any of the same;

               (vi) the Cash Collateral Account including all funds and other property held therein; and

               (vii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, including Proceeds in the form of Accounts, Chattel Paper, Contractual Obligations, General Intangibles and Instruments.

          (b) As further collateral security for the prompt and complete payment when due of the Secured Obligations, each Secured Party is hereby granted a lien and security interest in all property of a Grantor held by such Secured Party or any Affiliate of such Secured Party, including all property of every description, now or hereafter in the possession or custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of the Grantor, or as to which a Grantor may have any right or power.

          (c)  Notwithstanding the foregoing but subject to the provisions of
Section 2(d) of this Agreement, the Lien provided for herein on any Account, including an Account and related item of Collateral that is Proceeds of Inventory, shall automatically be released without the need for any action on the part of the Administrative Agent upon the sale to NSFC of such Account and related item of Collateral by the Borrower pursuant to the Receivables Sale Agreement.

          (d)  Upon the occurrence of the earliest of:

               (i) an Event of Default specified in clause (i) of Section 9.1 of the Credit Agreement (and without any further act or notice), or

               (ii) the giving by the Administrative Agent of notice to the Borrower that an Event of Default under clause (a), (b), (c), (d) (but only with respect to Section 4.1 or 4.2 of the Credit Agreement), (e),
          (f), (g), (k) or (l) of Section 9.1 of the Credit Agreement has occurred and is continuing then, in such event the automatic release set forth in Section 2(c) of this Agreement shall terminate (an "Automatic Release Termination") with respect to all Accounts sold to NSFC subsequent to the second Business Day after the day on which the notice referred to in clause (ii) above is given or, if an Event of Default specified in clause (i) of Section 9.1 of the Credit Agreement has occurred, subsequent to the day after which such Event of Default occurs.

          3. Rights of the Secured Parties; Limitations on Secured Parties' Secured Obligations. With respect to Accounts, Contractual Obligations, Chattel Paper, and Instruments constituting the Collateral:

          (a) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of the Contractual Obligations to observe and perform all the conditions and obligations to be observed and performed by it thereunder and such Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contractual Obligations. None of the Secured Parties shall have any obligation or liability under any Contractual Obligations by reason of, or arising out of, this Agreement or the granting of a security interest in any Contractual Obligations to the Administrative Agent on behalf, and for the ratable benefit of, the Secured Parties or the receipt by the Administrative Agent or any Lender of any payment relating to any Contractual Obligations pursuant hereto, nor shall the Administrative Agent or any Lender be required or obligated in any manner to perform or fulfill any of the obligations of such Grantor under, or pursuant to, any Contractual Obligations, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party to any Contractual Obligations, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) The Administrative Agent authorizes each Grantor to collect its Accounts, Chattel Paper and Instruments that are Collateral, provided that such collection is performed in a prudent and businesslike manner, and the Administrative Agent may, upon the occurrence and during the continuance of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Administrative

Agent at any time during the continuance of any Event of Default, any Proceeds, when first collected by such Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contractual Obligations, shall be promptly deposited by such Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Administrative Agent and subject to withdrawal only by the Administrative Agent, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Grantor for and as the Administrative Agent's property and shall not be commingled with such Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Administrative Agent shall, upon the request of the Requisite Lenders, apply all or a part of the funds on deposit in such special account to pay all or part of the Secured Obligations in accordance with the provisions of Section 2.13(e) of the Credit Agreement, and any part of such funds that the Requisite Lenders elect not to apply in such manner and to deem not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to such Grantor. If an Event of Default has occurred and is continuing, at the request of the Administrative Agent, such Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory or the performance of labor or service which created such Accounts, including all original orders, invoices and shipping receipts.

          (c) The Administrative Agent may, at any time upon the occurrence and during the continuance of any Default or Event of Default and after first notifying the relevant Grantor of its intention to do so, notify Account Debtors of such Grantor, parties to Contractual Obligations of such Grantor, obligors of Instruments of such Grantor, and obligors in respect of Chattel Paper of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contractual Obligations, Instruments and Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent. Upon the request of the Administrative Agent, such Grantor will so notify all such Account Debtors, parties to such Contractual Obligations, obligors of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with such Account Debtors, parties to such Contractual Obligations, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Administrative Agent's satisfaction the existence, amount and terms of any such Accounts or Instruments or Chattel Paper.

          (d) Upon reasonable prior notice to the relevant Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Administrative Agent shall have the right to make test verifications of the Accounts and physical verifications of the Inventory of such Grantor in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Administrative Agent may require in connection therewith.

          4.   Cash Collateral Account.

          (a) Dominion Over Cash Collateral Account. The Borrower acknowledges and agrees that the Administrative Agent shall possess sole dominion and control over the Cash Collateral Account and as long as any of the Secured Obligations remain unpaid or all of the Commitments have not been terminated, neither the Borrower nor any Person or entity claiming by, through or under the Borrower, shall have any control over the use of, or any right to effect a withdrawal from, the Cash Collateral Account. At any time other than during a Cash Dominion Period of the Credit Agreement, the Administrative Agent agrees to disburse funds held in the Cash Collateral Account as instructed in writing by the Borrower.

          (b) Preservation of Funds. The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon, or with respect to, the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

          (c) Cash Management System. Upon the Final Payment Date (under and as defined in the Receivables Purchase Facility), the Grantors shall, and the Borrower shall cause each of its Material Subsidiaries to, establish and thereafter maintain until the indefeasible payment in full of the Obligations, a cash management system, including lockboxes and concentration accounts, satisfactory in all respects to the Administrative Agent in its sole discretion.

          (d) Certain Payments to the Administrative Agent. Following notice from the Administrative Agent that a Cash Dominion Event has occurred and until the Administrative Agent shall have notified the Borrower of the occurrence of a Cash Dominion Release Date, the Borrower agrees to cause the portion of Collections that are payable to NSFC pursuant to the Program Documents (as defined in the Receivables Purchase Facility) to be paid directly to the Cash Collateral Account.

          5. Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Parties as follows:

          (a) The representations and warranties in the Credit Agreement as to it are true and correct.

          (b) Each Borrowing Base Certificate herewith or heretofore delivered by or on behalf of such Grantor is true and correct in all material respects regarding all Inventory of such Grantor reflected therein.

          (c) Such Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the security interest granted pursuant to this Agreement. No material amounts payable under or in connection with any of its Accounts (to the extent constituting Collateral) or any other Collateral are evidenced by Instruments which have not been delivered to the Administrative Agent, endorsed as requested by Section 6(a) hereof. The amounts represented by such Grantor to the Administrative Agent from time to time as owing by an Account Debtor and by all Account Debtors in respect of the Accounts of such Grantor will at such time be the correct amounts actually and unconditionally owing by such Account Debtors thereunder.

          (d) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by such Grantor in favor of the Administrative Agent pursuant to this Agreement.

          (e) Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, this Agreement is effective to create a valid and continuing first priority Lien on and prior to all other Liens. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

          (f)  Schedule II attached hereto reflects:

               (i) such Grantor's exact corporate name as it appears in its certificate of incorporation;

               (ii) each other corporate name such Grantor has had since its organization, if any, together with the date of the relevant change;

               (iii) all names (including trade names or similar appellations) used by such Grantor or any of its divisions or other business units at any time during the past three years;

               (iv) the current location of the chief executive office of such Grantor along with each previous location of such chief executive office within the past three years;

               (v) all places of business of such Grantor (giving street address and county name and with notations as to whether such places of business are owned or leased or are a bailment location); and

               (vi) to the extent not covered by clause (v) above, all locations where such Grantor maintains or has maintained Inventory within the past year.

          (g) The locations listed on Part IIB of Schedule II attached hereto constitute third parties who have no title or right to dispose of such Grantor's Inventory.

          6. Covenants. Each Grantor covenants and agrees with the Administrative Agent and the Lenders that from and after the date of this Agreement and until the Secured Obligations are fully satisfied:

          (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of each Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Administrative Agent of any Contractual Obligations (to the extent constituting part of the Collateral) held by such Grantor or in which such Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the Liens and security interests granted hereby, transferring Collateral to the Administrative Agent's possession (if a security interest in such Collateral can be perfected by possession) and placing the interest of the Administrative Agent as lienholder on the certificate of title of any vehicle. Each Grantor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of such Grantor to the extent permitted by applicable Requirements of Law. If any of the Collateral shall be or become evidenced by any Instrument, each Grantor agrees to pledge such Instrument to the Administrative Agent and shall duly endorse such Instrument in a manner satisfactory to the Administrative Agent and deliver the same to the Administrative Agent; provided, however, that the Borrower shall not be required to deliver the Parent Note (as defined in the Receivables Purchase Agreement) except at the request of the Administrative Agent made during a Cash Dominion Period and the Administrative Agent shall be required to redeliver such Parent Note at the request of the Borrower made at any time thereafter that is not during a subsequent Cash Dominion Period.

          (b) Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien and security interests granted hereby. If requested by the Administrative Agent, all Chattel Paper that is Collateral will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp USA, Inc., as the Administrative Agent." If requested by the Administrative Agent, the security interest of the Administrative Agent shall be noted on the certificate of title of each vehicle that is Collateral. For the Administrative Agent's and the Lenders' further security, each Grantor agrees that, upon the occurrence and during the continuance of any Event of Default, each Grantor shall deliver and turn over all of such Grantor's books and records pertaining to the Collateral to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from the Administrative Agent, each Grantor shall permit any representative of the Administrative Agent to inspect such books and records and will provide photocopies thereof to the Administrative Agent all in accordance with the provisions of the Credit Agreement.

          (c) Indemnification. In any Legal Proceeding brought by the Administrative Agent or any Lender relating to any Account, Chattel Paper, General Intangible or Instrument constituting Collateral for any sum owing thereunder, or to enforce any provision of any such Account, Chattel Paper, General Intangible or Instrument, each Grantor will save, indemnify and keep each of the Administrative Agent and the Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Administrative Agent or the Lenders.

          (d) Compliance with Laws, Etc. Each Grantor will comply, in all material respects, with all Requirements of Law of any Governmental Authority, applicable to the Collateral or any part thereof or to the operation of such Grantor's business; provided, however, that such Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's rights hereunder or adversely affect the first priority of its Lien on and security interest in the Collateral.

          (e) Payment of Obligations. Each Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) such non-payment does not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (ii) such charge is adequately reserved against in accordance with and to the extent required by GAAP.

          (f) Compliance with Terms of Accounts, Etc. In all material respects, each Grantor will comply with and perform with all obligations, covenants, conditions and agreements with respect to any Account, Chattel Paper, Contractual Obligations, License and all other agreements to which it is a party or by which it is bound (to the extent constituting Collateral).

          (g) Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of such Grantor's rights under the Chattel Paper, Contractual Obligations, Documents, General Intangibles and Instruments (to the extent constituting Collateral) and to the Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

          (h) Limitations on Modifications of Accounts. Upon the occurrence and during the continuance of any Event of Default, no Grantor will, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments that are Collateral or compromise, compound or settle the same for less than the full amount thereof, or release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (i) Maintenance of Insurance. Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring its Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring such Grantor and the Administrative Agent and each Secured Party against liability for personal injury and property damage relating to such Inventory, such policies to be in such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, naming the Administrative Agent as an additional insured with a lender loss payable clause in favor of the Administrative Agent on behalf and for the ratable benefit of the Secured Parties. Each Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker satisfactory to the Administrative Agent with respect to the insurance on such Inventory. All insurance with respect to such Inventory shall (i) contain a clause which provides that the Secured Parties' interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy and (ii) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least ten (10) days after receipt by the Administrative Agent of written notice thereof.

          (j) Limitations on Disposition. No Grantor will sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by the Credit Agreement.

          (k) Further Identification of Collateral. Each Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (l) Notices. Each Grantor will advise the Administrative Agent promptly, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or in the security interests created hereunder.

          (m) Right of Inspection. Upon reasonable notice to the relevant Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Administrative Agent shall at all times have full and free access during normal business hours to all the books and records and correspondence of such Grantor, and the Administrative Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Administrative Agent, at such Grantor's cost and expense after an Event of Default has occurred and is continuing, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to the relevant Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Administrative Agent and its representatives shall also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (n) Continuous Perfection. No Grantor will change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other then applicable provision of the Uniform Commercial Code) unless such Grantor shall have given the Administrative Agent at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Administrative Agent to amend such financing statement or continuation statement so that it is not seriously misleading. No Grantor will change its principal place of business or remove its records or change the location of its Inventory, each as set forth on Schedule II attached hereto, unless it gives the Administrative Agent at least thirty (30) days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Administrative Agent in the Collateral to continue to be perfected; provided, however, that the Borrower may without notice to the Administrative Agent other than as set forth in a Borrower Base Certificate change the location of Inventory at bailee and outside processor locations.

               7.   The Administrative Agent's Appointment as Attorney-in-Fact.

               (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Administrative Agent may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

                    (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                    (ii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                    (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent or as the

                    Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with Accounts and other Documents constituting or relating to the Collateral;
                    (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;
                    (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                    (b) The Administrative Agent agrees that, except upon the occurrence and during the continuance of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 7. Each Grantor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7, being coupled with an interest, shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

                    (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

                    (d) Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, (i) to communicate in its own name with any party to any Contractual Obligations with regard to the assignment of the right, title and interest of such Grantor in and under the Contractual Obligations hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                    8. Performance by the Administrative Agent of Each Grantor's Secured Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Loans, shall be payable by such Grantor to the Administrative Agent on demand and shall constitute Secured Obligations secured hereby.

                    9.   Remedies, Rights Upon an Event of Default.

                    (a) If an Event of Default shall occur and be continuing, the Administrative Agent may, and shall at the request of the Requisite Lenders, exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the Uniform Commercial Code and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Administrative Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Grantor hereby releases to the fullest extent permitted by law. Each Grantor further agrees, at the Administrative Agent's request to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 9(d) hereof, each Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Secured Parties arising out of the repossession, retention or sale of the Collateral. Each Grantor agrees that the Administrative Agent need not give more that ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Parties are entitled, such Grantor also being liable for the fees and expenses of any attorneys employed by the Administrative Agent and the Lenders to collect such deficiency.

                    (b) Each Grantor also agrees to pay all costs of the Administrative Agent and the Lenders, including attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

                    (c) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                    (d) Any cash held by the Administrative Agent as part of the Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Administrative Agent as provided in Section 2.13(e) of the Credit Agreement.

                    10. Limitation on the Secured Parties' Duty in Respect of Collateral. No Secured Party shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of the relevant Grantor, the Administrative Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

                    11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties hereto (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision) or sent by electronic transmission (with answerback confirmation received) to the facsimile numbers specified below:

                    If to either of the Grantors, to:

                              National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, IN 46545-3440
                              Fax: (219) 273 - 7478
                              Attn:  William E. McDonough

                    With a copy to:

                              Ronald J. Wehrnyak, Esq.
                              (at the same address)

                    If to the Administrative Agent, to:

                              Citicorp USA, Inc.
                              Attn: Keith R. Karako
                              399 Park Avenue, 6/th/ Floor
                              New York, NY 10043
                              Fax: (212) 793 - 1290

                    With a copy to:

                              Weil, Gotshal & Manges LLP
                              Attn:  Ronald Daitz, Esq.
                              767 Fifth Avenue
                              New York, NY 10153-0119
                              Fax: (212) 310 - 8007

                    12. Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor, and shall, together with the rights and remedies of the Administrative Agent hereunder, inure to the benefit of the Administrative Agent, the Lenders, and their respective successors and assigns.

                    13. Governing Law. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

                    14. Entire Agreement; Amendments and Waivers. This Agreement (together with the Credit Agreement and any agreement, instrument, certificate or other document to be executed as contemplated hereby) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes any other prior oral or written contracts between the parties hereto with respect to the subject matter hereof (and any such prior contracts are hereby terminated and of no further force and effect) and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement executed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                    15. Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement; provided, however, that headings may be used for cross-reference purposes and, when used as such, shall prevail over an inconsistent reference to a section number.

                    16. Construction and Interpretation. This Agreement is governed by certain rules of construction and interpretation set forth in Sections 1.3(a), 1.3(b), 1.3(c), 1.3(e), 1.3(f), 1.4, 1.5 and 1.6 of the Credit
Agreement, which are hereby incorporated herein and made an integral part hereof. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                    17. Further Indemnification. Each Grantor agrees to pay, and to save the Administrative Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                    18. Severability. Any term or provision of this Agreement that is held invalid, illegal or unenforceable as to any Person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms and provisions hereof or the validity, enforceability or legality of the offending term or provision in any other situation, in any other jurisdiction or as applied to any other Person.

                    19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Such execution shall be effective when one or more such counterparts shall have been executed by each of the parties hereto and at least one of each such counterpart shall have been delivered to each of the other parties hereto.

                    In Witness Whereof, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer on the date first above written.

                                            National Steel Corporation


                                            By:_________________________
                                                Name:
                                                Title:

                                            National Steel Pellet Company


                                            By:_________________________
                                                Name:
                                                Title:

Accepted and acknowledged:

Citicorp USA, Inc.,
as Administrative Agent


By: _____________________________
   Name:
   Title:

                                Table of Contents

                                                                              Page
1.     Defined Terms........................................................    1

2.     Grant of Security Interest...........................................    3

3.     Rights of the Secured Parties; Limitations on Secured Parties'
       Secured Obligations..................................................    5

4.     Cash Collateral Account..............................................    6

5.     Representations and Warranties.......................................    7

6.     Covenants............................................................    9

7.     The Administrative Agent's Appointment as Attorney-in-Fact...........   13

8.     Performance by the Administrative Agent of Each Grantor's Secured
       Obligations..........................................................   15

9.     Remedies, Rights Upon an Event of Default............................   15

10.    Limitation on the Secured Parties' Duty in Respect of Collateral.....   16

11.    Notices..............................................................   16

12.    Successors and Assigns...............................................   17

13.    Governing Law........................................................   17

14.    Entire Agreement; Amendments and Waivers.............................   18

15.    Table of Contents and Headings.......................................   18

16.    Construction and Interpretation......................................   18

17.    Further Indemnification..............................................   18

18.    Severability.........................................................   19

19.    Counterparts.........................................................   19

                                   Exhibit E

                                    Form of
                                Pledge Agreement

          Pledge Agreement, dated November __, 1999 (this "Pledge Agreement"), made by National Steel Corporation, a Delaware corporation (the "Borrower"), to Citicorp USA, Inc., as agent for the Lenders and Issuers party to the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

                             W i t n e s s e t h:

          Whereas, the Borrower is party to a Credit Agreement dated as of November 19, 1999, with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, (in such capacity, the "Administrative Agent") and Fuji Bank, Limited as Syndication Agent for the Lenders and Issuers (in such capacity, the "Syndication Agent") (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein but not defined herein are used herein as defined in the Credit Agreement); and

          Whereas, the Borrower is the legal and beneficial owner of the shares of capital stock described in Schedule I hereto (collectively, the "Pledged Shares"); and

          Whereas, it is a condition precedent under the Credit Agreement to the making of the Loans and the issuance of Letters of Credit that the Borrower shall have made the pledge contemplated by this Pledge Agreement;

          Now, Therefore, in consideration of the premises and to induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, the Borrower hereby agrees with the Administrative Agent on behalf and for the benefit of the Secured Parties as follows:

          1. Pledge. The Borrower hereby pledges to the Administrative Agent on behalf and for the ratable benefit of the Secured Parties, and grants to the Administrative Agent on behalf and for the ratable benefit of the Secured Parties a security interest in, the Borrower's interest in the following (collectively, the "Pledged Collateral"):

               (i)    all of the Pledged Shares;

               (ii) all additional shares of stock or other securities of any issuer of the Pledged Shares from time to time acquired by the Borrower (any such shares being "Additional Shares");

               (iii) the certificates representing the shares referred to in clauses (i) and (ii) above;

               (iv) all dividends, cash, interest, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

          2. Security For Obligations. The Pledged Collateral is security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, the Obligations whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise.

          3. Delivery Of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of a Default or an Event of Default, in its discretion and without notice to the Borrower, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

          4. Representations And Warranties. The Borrower makes the following representations:

          (a) The Pledged Shares (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; and (iii) constitute all of the issued and outstanding shares of stock of the respective issuers thereof.

          (b) The Borrower is the legal and beneficial owner of the Pledged Collateral relating to it, free and clear of any Lien or Encumbrances.

          (c) The pledge of the Pledged Shares pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Administrative Agent on behalf and for the ratable benefit of the Secured Parties securing the payment of all of the Obligations.

          (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by it of the Pledged Collateral relating to it pursuant to this Pledge Agreement or for the due execution, delivery or performance of this Pledge Agreement by it, or (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement or of the remedies in respect of the Pledged Collateral relating to it pursuant to this Pledge Agreement, except as may be required in connection with the disposition of the Pledged Collateral relating to it by laws affecting the offering and sale of securities generally.

          5.  Further Assurances, Etc.

          (a) The Borrower agrees that at any time and from time to time, at its cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral relating to it.

          (b) The Borrower agrees to defend its title to the Pledged Collateral relating to it and the Lien thereon of the Administrative Agent against the claim of any other Person and to maintain and preserve such Lien until indefeasible payment in full of all of the Obligations.

          6.  Voting Rights; Dividends; Etc.

          (a) As long as no Default or Event of Default shall have occurred and be continuing (or, in the case of this Section 6(a)(i), as long as no notice thereof shall have been given by the Administrative Agent to the Borrower):

                 (i) The Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or any other Loan Document; provided, however, that the Borrower shall not exercise or shall refrain from exercising any such right if, in the Administrative Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

                 (ii) The Borrower shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, other than any and all:

                      (A) dividends and interest paid or payable other than in
               cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                      (B) dividends and other distributions paid or payable in
               cash in respect of any Pledged Shares or Additional Pledged

                Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                      (C) cash paid, payable or otherwise distributed in
                redemption of, or in exchange for, any Pledged Collateral;

     all of which shall be forthwith delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Borrower, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Borrower all such proxies and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

                (i) Upon notice by the Administrative Agent to the Borrower, all rights of the Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph of Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

                (ii) All rights of the Borrower to receive the dividends and other payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and other payments.

                (iii) All dividends and other payments which are received by the Borrower contrary to the provisions of Section 6(b)(ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                (iv) The Borrower shall, if necessary to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii), execute and deliver to the Administrative Agent, from time to time and upon written notice of the Administrative Agent, appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may reasonably request. The foregoing shall not in any way limit the Administrative Agent's power and authority granted pursuant to Section 8 (Agent Appointed Attorney-in-Fact and Proxy) hereof.

          7.  Transfers And Other Liens; Additional Shares.

          (a) The Borrower agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral relating to it, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral relating to it, except for the Lien created pursuant to this Pledge Agreement.

          (b) The Borrower agrees that it will (i) cause each issuer of the Pledged Shares relating to it not to issue any shares of stock or other securities in addition to or in substitution for such Pledged Shares, except, with the written consent of the Requisite Lenders, to the Borrower, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Additional Shares, and (iii) promptly (and in any event within three
(3) Business Days) deliver to the Administrative Agent a Pledge Amendment, duly executed by the Borrower, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the Additional Shares relating to it, together with all certificates, notes or other instruments representing or evidencing the same. The Borrower hereby (i) authorizes the Administrative Agent to attach each Pledge Amendment to this Pledge Agreement, (ii) agrees that all Additional Shares listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder constitute Pledged Shares and (iii) shall be deemed to have made, upon such delivery, the representations and warranties contained in Section 4 (Representations and Warranties) hereof with respect to such Pledged Collateral.

          8. Agent Appointed Attorney-In-Fact And Proxy. The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Administrative Agent's discretion after the occurrence and during the continuance of a Default or an

Event of Default, for the purpose of carrying out the terms of this Pledge Agreement, to take, subject to any and all appropriate action and to execute and deliver any and all documents and instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to the Borrower representing any dividend or other distribution or payment in respect of the Pledged Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by Section 6(b) hereof. The Borrower hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Secured Obligations are paid in full.

          9. Administrative Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower under
Section 12 (Expenses) hereof and constitute obligations secured hereby.

          10. Reasonable Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that neither the Administrative Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

          11. Remedies Upon Default.

          (a) If any Event of Default shall have occurred and be continuing:

                (i) The Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code in effect in the State of New York (the "Code") at that time, and the Administrative Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Administrative Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

               (ii) The Borrower recognizes that the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Borrower to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the Borrower would agree to do so.

          (b) If the Administrative Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Borrower shall, from time to time, furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Administrative Agent as exempt transactions under the Act and rules of the Securities Exchange Commission thereunder, as the same are from time to time in effect.

          (c) Any cash held by the Administrative Agent as Pledged Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Administrative Agent as provided in
Section 2.13(e) of the Credit Agreement.

          12. Expenses. The Borrower will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Administrative Agent's counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights and remedies hereunder of the Administrative Agent and the Secured Parties, or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

          13. Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Borrower herefrom shall in any event be effective unless the same shall be in writing, approved by the Requisite Lenders and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          14. Notices. All notices and other communications provided for hereunder shall be made in accordance with Section 11.9 (Notices, Etc.) of the Credit Agreement.

          15. Continuing Security Interest; Transfer Of Notes Or Obligations. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full in cash of the Obligations and the termination of the Commitments, (ii) be binding upon the Borrower, its successors and assigns, and
(iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be enforceable by the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer any Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise with respect to such of the Notes or Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 11.2 (Assignments and Participation) of the Credit Agreement in respect of assignments. Upon the payment in full (after the Termination Date) of the Obligations, the Borrower shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral relating to it as shall not have been sold or otherwise applied pursuant to the terms hereof.

          16. Section Titles. The Section titles contained in this Pledge Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Pledge Agreement.

          17. Construction and Interpretation. This Pledge Agreement is governed by certain rules of construction and interpretation set forth in Sections 1.3(a), 1.3(b), 1.3(c), 1.3(e), 1.3(f), 1.4, 1.5 and 1.6 of the Credit
Agreement, which are hereby incorporated herein and made an integral part hereof.

          18. Governing Law. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Pledge Agreement.

                           [Signature Page Follows]

          In Witness Whereof, the Borrower has caused this Borrower Pledge Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

                                                   National Steel Corporation


                                                   By:__________________________
                                                      Name:
                                                      Title:



Accepted and Acknowledged:

Citicorp USA, Inc.,
as Administrative Agent

By:  ______________________
     Name:
     Title:

                                   Exhibit F

                                    Form of
                            Intercreditor Agreement

                  Intercreditor Agreement, dated as of November __, 1999, by and among National Steel Corporation, a Delaware corporation (the "Borrower"), National Steel Funding Corporation, a Delaware corporation (the "NSFC"), Citicorp USA, Inc., as agent (in such capacity, the "Inventory Agent") for the financial institutions and other entities from time to time party as a Lender or Issuer to the Credit Agreement, dated as of November 19, 1999, among the Borrower, the Lenders, the Issuers the Inventory Agent and The Fuji Bank, Limited as Syndication Agent (as the same may be amended from time to time the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein having the meanings given to them in the Credit Agreement) and Morgan Guaranty Trust Company Of New York as Administrative Agent and Structuring and Collateral Agent (the "Receivables Collateral Agent") under the Receivables Purchase Agreement (the "Receivables Purchase Agreement"), dated as of May 16, 1994, as amended from time to time, among NSFC, the Borrower as servicer (in such capacity, and together with its successors and permitted assigns under the Receivables Purchase Agreement, the "Servicer"), the financial institutions listed therein as buyers, the letter of credit issuing banks and reserve letter of credit bank listed therein and the Receivables Collateral Agent.

                             W i t n e s s e t h:

                  Whereas, pursuant to a Purchase and Sale Agreement, dated as of May 16, 1994, as amended from time to time (the "Receivables Sale Agreement") between the Borrower and NSFC the Borrower has agreed to sell, transfer and assign to NSFC, and NSFC has agreed to purchase from the Borrower, upon the terms and subject to the conditions therein provided, all of the right, title and interest of the Borrower in and to the Receivables and certain related property; and

                  Whereas, pursuant to the Receivables Purchase Agreement, NSFC has agreed to sell, transfer and assign to the Buyers, and the Buyers have agreed to purchase from NSFC, upon the terms and subject to the conditions therein provided, all of the right, title and interest of NSFC in and to the Receivables and certain related property; and

                  Whereas, to secure certain obligations pursuant to the Credit Agreement, the Borrower and the Guarantor have granted to the Inventory Agent, for the benefit of the Secured Parties, a security interest in the Inventory of the Borrower and the Guarantor; and

                  Whereas, the Receivables are proceeds of the Collateral; and

                  Whereas, the parties hereto have agreed to enter into this Agreement to set forth certain provisions regarding their respective rights with respect to the Purchased Property; and

                  Whereas, it is a condition precedent to the making of any Loan and the issuance of any Letter of Credit under the Credit Agreement that the parties enter into this Agreement;

                  Now, Therefore, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  Definitions

                  Section 1.01 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms and, unless the context otherwise requires, to all genders and all other grammatical forms of the terms defined):

                  "Account" has the meaning specified in the Security Agreement.

                  "Account Debtor" has the meaning specified in the Security Agreement.

                  "Agreement" means this Intercreditor Agreement, together with all exhibits and schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Automatic Release Termination" has the meaning specified in the Security Agreement.

                  "Buyers" has the meaning specified in the Receivables Purchase Agreement.

                  "Collateral" means all "Collateral" as defined in the Credit Agreement exclusive of all Purchased Property.

                  "Collections" has the meaning specified in the Receivables Purchase Agreement.

                  "Final Payment Date" has the meaning specified in the Receivables Purchase Agreement.

                  "Issuing Bank" has the meaning specified in the Receivables Purchase Agreement.

                  "Lockbox Account" has the meaning specified in the Receivables Purchase Agreement.

                  "Lockbox Bank" has the meaning specified in the Receivables Purchase Agreement.

                  "Parent Note" has the meaning specified in the Receivables Purchase Agreement.

                  "Purchased Property" means (a) the Purchased Receivables, (b) all Related Security with respect to the Purchased Receivables, (c) all Collections related to the Purchased Receivables and (d) all proceeds of the foregoing.

                  "Purchased Receivables" has the meaning specified in the Receivables Purchase Agreement.

                  "Program Document" has the meaning specified in the Receivables Purchase Agreement.

                  "Receivable" has the meaning specified in the Receivables Purchase Agreement.

                  "Records" means all contracts and other documents evidencing Purchased Property, and any other document, book, record and other information (including reasonable means of access to such information and computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to the Purchased Receivables and the related Account Debtors.

                  "Related Security" has the meaning specified in the Receivables Purchase Agreement.

                  "Unsold Receivables" means any Accounts of the Borrower other than Purchased Receivables.

          Section 1.02  References to Terms Defined in the Program
 Documents and the Loan Documents. Whenever, in Section 1.01, a term is defined by reference to the meaning specified in any agreement, then, unless otherwise specified herein, such term shall have the meaning specified in such agreement as in existence on the date hereof without giving effect to any amendment of such term as may hereafter be agreed to by the parties to such documents unless such amendment, if after the date hereof, has been consented to in writing by the parties hereto adversely affected by such amendment.


                                  ARTICLE II

                           Intercreditor Provisions

          Section 2.01 Release of Inventory Agent's Lien. The Inventory Agent hereby agrees that, upon the sale or other transfer prior to an Automatic Release Termination by the Borrower to NSFC of a Receivable pursuant to the Receivables Sale Agreement, any Lien granted by the Borrower to the Inventory Agent in such Purchased Receivable, all Related Security with respect thereto, all Collections with respect thereto and all proceeds thereof shall automatically and without further action by the Inventory Agent or the Borrower cease and be released; provided, however, that nothing in this Section 2.01 shall be deemed to constitute a release by the Inventory Agent of any Lien on the Proceeds received by the Borrower of the transfer of the Purchased Property to NSFC (including any cash payment, the Parent Note and any other promissory note or Instrument evidencing the same) or on any other Collateral (including any Unsold Receivable and Collections with respect thereto). The Inventory Agent further covenants and agrees that, at the time it delivers any of the notices described in Section 2(d)(ii) of the Security Agreement, it shall deliver a copy of such notice to the Receivables Collateral Agent.

          Section 2.02 Priority of Inventory Agent's Lien. As long as this Agreement is in effect, except as provided in Section 2.01, the Receivables Collateral Agent on behalf of itself and the Buyers agree that, notwithstanding
(i) the date, manner or order of perfection of the security interests in and liens on the Collateral or the lien notation or filing of financing statements or continuation statements and (ii) any provisions of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or judicial decision, the security interest of the Inventory Agent in the Collateral shall have priority over the security interest of the Receivables Collateral Agent in the Collateral to the full extent of the Borrower's Obligations outstanding from time to time under the Credit Agreement.

          Section 2.03 Interests of Receivables Collateral Agent in Collateral. The interest of the Receivables Collateral Agent in the Collateral, if any, is limited to the Related Security.

          Section 2.04 Termination Under Receivables Sale Agreement. The Borrower and NSFC agree that the occurrence of an Automatic Release Termination or the replacement of the Servicer by a successor servicer that has not agreed to be bound by the terms of this Agreement shall constitute a notice by the Borrower under the Receivables Sale Agreement that the "Final Purchase Date" (under and as defined in the Receivables Sale Agreement) shall be five (5) Business Days from the date of such notice.

          Section 2.05  Cash Management System.

          (a) Collection of Unsold Receivables Through Cash Management System. During a Cash Dominion Period, the Servicer shall promptly notify the Receivables Collateral Agent and the Inventory Agent of any Collections of Unsold Receivables that are deposited in any Lockbox Account or the Collection Account, and the Servicer shall promptly cause such funds to be delivered to the Inventory Agent.

          (b) Identification of Collections. For purposes of determining whether Collections deposited in a Lockbox Account or the Collection Account have been received on account of Purchased Property or on account of Unsold Receivables, the parties hereto agree as follows:

                    (i) Any payment made by an Account Debtor that is obligated to make payment on a Purchased Receivable but is not obligated to make payment on any Unsold Receivable shall be conclusively presumed to be a payment on account of such Purchased Receivable. All payments made by an Account Debtor which is obligated to make payments on an Unsold Receivable but is not obligated to make any payments on a Purchased Receivable shall be conclusively presumed to be payments on account of such Unsold Receivable.

                    (ii) Any payment made by an Account Debtor that is obligated to make payment with respect to both a Purchased Receivable and an Unsold Receivable shall be applied against the specific Account, if any, designated by such Account Debtor (by reference to the applicable invoice) or otherwise identified by the Servicer as the Account against which such payment should be applied. In the absence of such designation or identification after reasonable efforts by the Servicer to obtain such designation or make such identification, such payment shall be conclusively presumed to be a payment on account of the Account that has been unpaid the longest unless the Account Debtor has advised the Servicer that such oldest Account is in dispute, in which case such payment shall be conclusively presumed to be payment on account of any undisputed portion of such oldest Account, if any, and thereafter on account of the next oldest Account.

          (c) Cash Management System. Upon the Final Payment Date, the Borrower shall, and shall cause each of its Material Subsidiaries to, establish and thereafter maintain until the indefeasible payment in full of the Obligations, a cash management system, including lockboxes and concentration accounts, satisfactory in all respects to the Administrative Agent in its sole discretion.

          (d) Monitoring and Sharing of Information. The Servicer agrees that, from and after an Automatic Release Termination, it shall provide the Inventory Agent with a copy of all reports and statements received from each Lockbox Bank and access to all Records.

          Section 2.06 Effect upon Loan Documents and Program Documents. By executing this Agreement, the Borrower agrees to be bound by the provisions hereof as they relate to the relative rights of the Inventory Agent and the Receivables Collateral Agent with respect to the property of the Borrower. The Borrower acknowledges and agrees that the provisions of this Agreement shall not give the Borrower any substantive rights as against any other Person and that nothing in this Agreement shall amend, modify, change or supersede the terms of
(x) the Loan Documents as between the Borrower and the other parties to the Credit Agreement or (y) the Program Documents as among the Borrower and the other parties to the Receivables Purchase Agreement.


                                  ARTICLE III

                                 Miscellaneous

          Section 3.01 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received,
(b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and (d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

                  If to the Borrower or NSFC:

                  National Steel Corporation
                  4100 Edison Lakes Parkway
                  Mishawaka, IN 46545-3440
                  Telecopy: (219) 273-7478
                  Telephone: (219) 273-7414
                  Attention: Mr. William E. McDonough

                  With copy to:

                  Ronald J. Werhnyak, Esq.
                  (at the same address)

                  If to the Inventory Agent:

                  Citicorp USA, Inc.
                  399 Park Avenue, 6/th/ Floor
                  New York, NY 10043
                  Telecopy: (212) 793-1290
                  Telephone: (212) 559-3149
                  Attention:  Mr. Keith R. Karako

                  With copy to:

                  Weil, Gotshal & Manges LLP
                  757 Fifth Avenue
                  New York, NY 10153
                  Telecopy: (212) 310-8007
                  Telephone: (212) 310-8000
                  Attention: Ronald F. Daitz, Esq.

                  If to the Receivables Collateral Agent:

                  Morgan Guaranty Trust Company of New York
                  500 Stanton Christiana Road
                  Newark, DE 19713
                  Telecopy: (302) 634-5490

          Telephone: (302) 634-5487
          Attention:  Asset Finance Group--
                         Janine Marsini
                         Veronica Roehsler

          Section 3.02 Agreement Absolute. Each of the Lenders and Issuers shall be deemed to have entered into the Loan Documents in express reliance upon this Agreement. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no acts or omissions on the part of any other party to this Agreement shall affect or impair the agreement of any party to this Agreement, unless otherwise agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against the Borrower under the United States Bankruptcy Code and all references herein to the Borrower shall be deemed to apply to a debtor-in-possession or trustee for such party and all allocations of payments among the parties hereto shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

          Section 3.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for the Borrower shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the Inventory Agent or the Receivables Collateral Agent, as the case may be, shall include any successor Inventory Agent or Receivables Collateral Agent, as the case may be, appointed under the terms of the Loan Documents or the Program Documents, as applicable. Each of the Inventory Agent and the Receivables Collateral Agent, as the case may be, agrees not to transfer any interest it may have in the Loan Documents or the Program Documents, as the case may be, unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby.

          Section 3.04 Third-Party Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the Lenders, the Issuers, the Buyers, the Issuing Banks and their respective successors and assigns and no other Person shall have any right, benefit or priority by reason of this Agreement.

          Section 3.05 Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all the parties hereto, and any such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

          Section 3.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 3.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 3.08 Governing Law. This Agreement shall be governed by the law of the State of New York.

          Section 3.09 Submission to Jurisdiction. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, Borough of Manhattan, and any appellate court from any thereof, in any legal proceeding arising out of or relating to this Agreement or any of the Loan Documents or Program Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such legal proceeding may be heard and determined in any such New York State court or, to the extent permitted by Requirements of Law, in such federal court. Each of the parties hereto other than the Receivables Collateral Agent agrees that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any Requirement of Law. Nothing in this Agreement or any of the Loan Documents or Program Documents shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any Loan Documents or Program Documents to which it is a party in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any legal proceeding arising out of or relating to this Agreement or any of the Loan Documents or Program Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          Section 3.10 Construction and Interpretation. This Agreement is governed by certain rules of construction and interpretation set forth in Sections 1.3(a), 1.3(b), 1.3(c), 1.4, 1.5 and 1.6 of the Credit Agreement as in effect on the date hereof, which are hereby incorporated herein and made an integral part hereof. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          Section 3.11 Waiver of Jury Trial. Each party to this Agreement waives any right to a trial by jury in any legal proceeding to enforce or defend any rights under or relating to this Agreement or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether oral or written), actions of any of the parties hereto or any other relationship existing in connection with this Agreement, and agrees that any such legal proceeding shall be tried before a court and not before a jury.

                  In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                                            National Steel Corporation


                                            By:_______________________________
                                                 Name:
                                                 Title:


                                            National Steel Funding Corporation


                                            By:_______________________________
                                                 Name:
                                                 Title:


                                            Citicorp USA, Inc., as Inventory
                                            Agent


                                            By:_______________________________
                                                 Name:
                                                 Title:


                                            Morgan Guaranty Trust Company
                                                 of New York, as Receivables
                                                 Collateral Agent


                                            By:_______________________________
                                                 Name:
                                                 Title:

                                   Exhibit G

                                    Form of
                          Borrowing Base Certificate


                          National Steel Corporation
                          Borrowing Base Certificate
                            Period ending __/__/__


CITICORP USA, Inc. as
Administrative Agent
399 Park Avenue
New York, NY 10043


Pursuant to provisions of the Credit Agreement, dated as of November 19, 1999, among National Steel Corporation, a Delaware corporation (the "Borrower"), with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and Fuji Bank, Limited as Syndication Agent (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement), the undersigned hereby certifies that the attached information is true, complete and correct as of the close of business on _____________, and no Default or Event of Default has occurred and is continuing on the date hereof.



National Steel Corporation

By::  _________________________
Name:
Title:

National Steel Corporation
Borrowing Base Certificate
As of _____, 200__


Summary Eligibility:                 Gross Inventory     Ineligible    Eligible

Raw Materials
Finished & Semi-finished
Operating supplies and inventory
     in warehouses
Stores and Rolls
Total Inventory


Summary Availability                 Eligible              %           Available

Raw Materials
Finished & Semi-finished
Operating supplies and inventory
     in warehouses
Stores and Rolls

Total Inventory Availability:
Less: Outside Processing Inventory
     Reserve
Less: Other Availability Reserves
Net Inventory Availability(A)

Commitments (B)

Minimum Availability of (A) & (B)
Borrowings
Letters of Credit

Available Credit



Note: Please see attached schedule for advance rates for each category.

                                         National Steel Inc.
                                      Borrowing Base Certificate
                                          Month of __/__/__
                                               ($000's)

                                          Eligible
RAW MATERIAL         Book    Ineligible   Inventory      ROA %     Eligibility Reserves   Availability
-----------------  --------  ----------  -----------   ---------   --------------------   -------------
Coal H.V.
Coal L.V.
Ore
Pellets
Coke
Scrap
BOP Scrap
Hot Metal
Flux
Tin   M#
Zinc M#
Additives
Concentrates
Other

 Total RAW

WORK IN PROCESS/
FINISHED GOODS

LSIL

Slabs

Bands - HR

Bands - CR

HR proc/Fin

CR proc/Fin

 Total In Process

OP & W


Warehouses

Consigned

Processors

  Total OP&W


Stores

Rolls

   Total Stores


Total Inventory

                                   Exhibit H

                                    Form of
                              Subsidiary Guaranty


          Guaranty, dated November __, 1999 (this "Guaranty"), by National Steel Pellet Company, a Delaware corporation (the "Guarantor"), in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

                              W i t n e s s e t h:

          Whereas, National Steel Corporation, a Delaware corporation (the "Borrower"), is party to a Credit Agreement dated as of November 19, 1999, with the financial institutions and other entities party thereto from time to time as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and The Fuji Bank, Limited as syndication agent for the Lenders and Issuers (as may be amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein but not defined herein are used herein as defined in the Credit Agreement); and

          Whereas, the Borrower and the Guarantor are members of the same consolidated group of companies, are engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the Loans and the issuances of the Letters of Credit, and the other financial accommodations made under the Credit Agreement; and

          Whereas, it is a condition precedent under the Credit Agreement to the making of Loans and the issuance of Letters of Credit that the Guarantor shall have executed and delivered this Guaranty;

          Now, Therefore, in consideration of the premises and to induce the Lenders to make Loans and the Issuers to issue Letters of Credit, the Guarantor hereby agrees as follows:

          1. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including, without limitation, counsel fees and expenses) incurred by any of the Secured Parties in enforcing any rights under this Guaranty. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection.

          2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, or any other Loan Documents;

          (c) any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

          (d) the absence of any attempt to collect any of the Obligations from the Borrower or any other guaranty of the Obligations or any other action to enforce the same or the election of any remedy by any of the Secured Parties;

          (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Secured Parties with respect to any provision of any other Loan Document;

          (f) the election by any of the Secured Parties in any proceeding under chapter 11 of the Bankruptcy Code or the application of section 1111(b)(2) of the Bankruptcy Code;

          (g) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code;

          (h) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Secured Parties for payment of any of the Obligations; or

          (i) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

          3.  Waiver.

          (a) The Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Secured Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral,

(C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower, (D) protest or notice with respect to nonpayment of all or any of the Obligations, (E) the benefit of any statute of limitation, and
(F) all demands whatsoever (and any requirement that same be made on the Borrower as a condition precedent to the Guarantor's obligations hereunder); and
(ii) covenants and agrees that this Guaranty will not be discharged except by complete performance of the Obligations and any other obligations of the Guarantor contained herein.

          (b) If, in the exercise of any of its rights and remedies, any of the Secured Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by such Secured Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Secured Party to seek a deficiency judgment against the Borrower shall not impair the obligation of the Guarantor to pay the full amount of the Obligations or any other obligation of the Guarantor contained herein.

          (c) In the event any of the Secured Parties shall bid at any foreclosure or trustee's sale or at any private sale permitted by law and conducted pursuant to any of the Loan Documents, such Secured Party may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Secured Party but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether such Secured Party or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any of the Secured Parties might otherwise be entitled by reason of such bidding at any such sale.

          (d) The Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing, if, after the occurrence and during the continuance of an Event of Default, the Secured Parties are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Obligations, to collect interest on the Obligations, or to enforce or exercise any other right or remedy with respect to the Obligations, or the Administrative Agent is prevented from taking any action to realize on the Collateral, the Guarantor agrees to pay to the Administrative Agent for the account of the Secured Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Secured Parties.

          (e) The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof, that diligent inquiry would reveal. The Guarantor hereby agrees that the Secured Parties shall have no duty to advise the Guarantor of information known to any of the Secured Parties regarding such condition or any such circumstance. In the event that any of the Secured Parties in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantor, such Secured Party shall be under no obligation
(i) to undertake any investigation not a part of its regular business routine,
(ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Secured Party wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

          (f) The Guarantor consents and agrees that the Secured Parties shall be under no obligation to marshall any assets in favor of the Guarantor or otherwise in connection with obtaining payment of any or all of the Obligations from any Person or source.

          4.  Subrogation; Subordination.

          (a) The Guarantor agrees that it will not exercise any rights which it may acquire by way of subrogation, contribution or reimbursement by reason of this Guaranty or by any payment made hereunder until the Obligations have been paid in full in cash, there is no Letter of Credit outstanding and the Commitments are terminated.

          (b) The Guarantor agrees that any and all claims against the Borrower or any endorser or other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower (whether constituting part of the Collateral) shall be and hereby are subordinated to the rights of the Secured Parties in those assets. Except as permitted by the Credit Agreement, the Guarantor shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been fully paid in cash and the Credit Agreement has been terminated. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved or if (except as permitted by the Credit Agreement) substantially all of the assets of the Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Borrower to the Guarantor ("Borrower Indebtedness"), shall be paid or delivered to the Administrative Agent for application on any of the Obligations then due and payable, until such Obligations shall have first been paid in cash. The Guarantor irrevocably authorizes and empowers the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to made a present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of the Guarantor or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Guaranty. The Administrative Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made on the Borrower Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations then due and payable. If any payment, distribution, security or instrument or proceeds thereof is received by the Guarantor upon or with respect to the Borrower Indebtedness prior to the payment in full in cash of the Obligations and the termination of the Credit Agreement, the Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Administrative Agent and the other Secured Parties, and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Obligations then due and payable, and, until so delivered, the same shall be held in trust by the Guarantor as the collateral security of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties. If the Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are hereby irrevocably authorized to make the same. The Guarantor agrees that until the Obligations have been paid in full in cash and the Credit Agreement has been terminated, the Guarantor will not assign or transfer to any Person any claim the Guarantor has or may have against the Borrower.

          5. Representations And Warranties. The Guarantor hereby represents and warrants to the Secured Parties that all representations and warranties applicable to the Guarantor contained in Article IV (Representations and Warranties) of the Credit Agreement as they relate to the Guarantor and in the other Loan Documents to which the Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects and the Administrative Agent and Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein.

          6. Covenants. The Guarantor agrees to comply with any covenant contained in the Credit Agreement or any other Loan Document that is applicable to it and otherwise to take or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor or any of its Subsidiaries.

          7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Requisite Lenders and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Secured Parties, limit the liability of the Guarantor (other than as expressly provided herein) or postpone any date fixed for payment hereunder.

          8. Addresses For Notices. All notices and other communications provided for hereunder shall be made in accordance with Section 11.9 (Notices, Etc) of the Credit Agreement, if to the Guarantor, shall be mailed, telecopied or delivered by hand at its address specified in the signature pages hereof.

          9.  No Waiver; Remedies.

          (a) No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the other Loan Documents.

          (b) Failure by any of the Secured Parties at any time or times hereafter to require strict performance by the Borrower, the Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by any such Borrower, the Guarantor or any such other Person and delivered to any of the Secured Parties shall not waive, affect or diminish any right of any of the Secured Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Secured Parties or any agent, officer, employee of any of the Secured Parties.

          (c) No waiver by the Secured Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Secured Parties permitted hereunder shall in way affect or impair any of the rights of the Secured Parties or the obligations of the Guarantor under this Guaranty or under any of the other Loan Documents. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Obligations shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

          10. Right Of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each of the Secured Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each of the Secured Parties agrees promptly to notify the Guarantor after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

          11. Continuing Guaranty; Transfer Of Notes. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full in cash of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantor, and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Secured Parties and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), any of the Secured Parties may assign or otherwise transfer any Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Secured Party herein or otherwise with respect to such of the Notes and Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 11.2 (Assignments and Participations) of the Credit Agreement in respect of assignments.

          12. Limitation Of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which the Guarantor shall be liable shall not exceed the maximum amount for which the Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

          13. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations or such part thereof, whether as a "voidable preference", "fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          14. Governing Law. This Guaranty shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Guaranty.

          15.  Submission to Jurisdiction; Service of Process; Jury Trial.

          (a) Any legal action or proceeding with respect to this Guaranty or any document related thereto including, without limitation, the Security Agreement, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Guarantor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at the address provided in the Credit Agreement.

          (c) Nothing contained in this Section 15 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

          (d) The parties hereto waive any right to trial by jury in any Legal Proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, between the Administrative Agent, the Lenders and/or the Issuers and the Guarantor arising out of, connected with, related to, or incidental to the relationship established amount them in connection with this Guaranty or any of the other Loan Documents or the transactions related thereto.

          16. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

          17. Construction and Interpretation. This Guaranty is governed by certain rules of construction and interpretation set forth in Sections 1.3(a), 1.3(b), 1.3(c),

1.3(e), 1.3(f), 1.4, 1.5 and 1.6 of the Credit Agreement, which are hereby incorporated herein and made an integral part hereof.

          18. Execution In Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

          19. Miscellaneous. All references herein to the Borrower or to the Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

                           [Signature Page Follows]

          In Witness Whereof, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.


                                        National Steel Pellet Corporation


                                        By:  ___________________________

                                             Name:
                                             Title:

                                        Address:


                                        Telecopy:


Accepted and acknowledged:

Citicorp USA, Inc.,
as Administrative Agent

By: _______________________________
    Name:
    Title:

                                   Exhibit I

                                    Form of
                              Opinion of Counsel
                             for the Loan Parties

Citicorp, USA, Inc., as Administrative Agent and the Lenders listed on Schedule I to the Credit Agreement


Ladies and Gentlemen:

     We have acted as counsel for National Steel Corporation, a Delaware corporation ("Borrower"), National Steel Pellet Company, a Delaware Corporation and wholly-owned subsidiary of Borrower ("NSPC"), and National Steel Funding corporation, a Delaware corporation and wholly-owned subsidiary of Borrower ("NSFC") in connection with the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among Borrower, Citicorp USA, Inc. as Administrative Agent and the banks listed on Schedule I to the Credit Agreement, and the agreements contemplated thereby, including, but not limited to, the Security Agreement, the Guaranty, the Intercreditor Agreement and the Pledge Agreement, all dated the date hereof (the "Loan Documents").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this Opinion.

     In furnishing the following Opinion, we have relied upon the following assumptions:

     (a) the factual representations of each of the Borrower and NSPC set forth in the Loan Documents or in any certificate delivered pursuant thereto are and will continue to be accurate; and

     (b) the Loan Documents have been executed by duly authorized officers of parties other than Borrower or NSPC.

     Based on the foregoing, we are of the opinion that:


     1. Each of the Borrower and NSPC is a corporation validly existing and in good standing under the law of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     2. The Borrower is duly qualified to transact business and is in good standing as a foreign corporation in Michigan, Illinois, and Indiana. NSPC is duly qualified to transact business and is in good standing as a foreign corporation in Minnesota.

     3. All of the outstanding shares of capital stock of NSPC and NSFC is (i) owned of record and to our knowledge, beneficially by the Borrower free and clear of all adverse claims, (ii) are duly authorized, validly issued, fully paid and nonassessable, and (iii) have not been issued in violation of any preemptive rights pursuant to law or such corporation's certificate of incorporation.

     4. Each of the Borrower, NSFC and NSPC has all requisite corporate power and authority to execute and deliver the Loan Documents, obtain, in the case of the Borrower, Loans and Letters of Credit thereunder, grant, in the case of Borrower and NSPC, the Liens provided for therein and otherwise perform its obligations thereunder. The execution, delivery and performance of the Loan Documents to which it is a party by the Borrower, NSFC and NSPC have been duly authorized by all necessary corporate action on the part of the Borrower, NSFC and NSPC. The Loan Documents to which it is a party have been duly and validly executed and delivered by the Borrower, NSFC and NSPC and constitute the legal, valid and binding obligation of each of the Borrower, NSFC and NSPC, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5. The execution and delivery by each of the Borrower, NSFC and NSPC of the Loan Documents to which it is a party and the performance by the Borrower, NSFC and NSPC of their obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificates of Incorporation or by-laws of the Borrower, NSFC or NSPC, (ii) any of the terms, conditions or provisions of any material Contractual Obligation of the Borrower, NSFC or NSPC of which we are aware, (iii) any New York, Indiana, Illinois, Michigan, Minnesota or federal law or regulation or (iv) any judgment, writ, injunction, decree, order or ruling of any court or Governmental Authority binding on the Borrower, NSFC or NSPC of which we are aware.

     6. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Indiana, Illinois, Michigan, Minnesota or federal Governmental Authority is required in connection with the execution and delivery by the Borrower, NSFC and NSPC of the Loan Documents to which it is a party, obtain, in the case of the Borrower Loans and Letters of Credit thereunder, grant the Liens provided for therein (subject to the provisions of paragraph 9(a) hereof), or the performance by the Borrower, NSFC or NSPC of any of its obligations thereunder.

     7. The borrowings by and other financial accommodations provided to the Borrower and NSPC under the Loan Documents and the application of proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     8. Neither Borrower nor NSPC is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     9. (a) The Security Agreement creates in favor of the Administrative Agent, as security for Borrower's obligations under the Credit Agreement and NSPC's obligations under the Guaranty, a valid security interest in all of the right, title and interest of the Borrower and NSPC, as the case may be, in the Collateral which security interest is given, assuming the filing of the financing statements on Form UCC-1 filed in the offices in the jurisdictions indicated on Schedule 1 hereto will be duly perfected, to the extent perfection of a security interest in the Collateral may be perfected by the filing of a financing statement under the UCC. No further filing or recording of any document or instrument or other action is currently required to perfect the Security Interests, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods set forth in the Perfection Certificate; and (ii) additional filings may be necessary if either of NSC or NSPC changes its name, identity or corporate structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located.

         (b) Assuming (i) delivery and continued possession in New York by the Administrative Agent (the "Pledgee") of certificates representing the Pledged Securities, together with stock powers properly executed in blank with respect thereto, and (ii) that the Pledgee was without notice of any adverse claim (as such phrase is defined in Section 8-105 of the UCC) with respect to the Pledged Securities, the Pledge Agreement creates a valid and duly perfected lien on and security interest in the Pledged Securities, as security for the Secured Obligations, which is free of any adverse claim.

         The opinion in subparagraph (a) is subject to the following exceptions:

              A. that with respect to any Collateral as to which the perfection of a lien or security interest is governed by the law of any jurisdiction other than the States of New York, Indiana, Illinois, Michigan or Minnesota, we express no opinion;

              B. that with respect to any Collateral which is or may become fixtures (within the meaning of Section 9-313 of the UCC) we express no opinion; and

               C. that with respect to transactions excluded from Article 9 of the UCC by Section 9-104 thereof, we express no opinion.

               D. with respect to the laws of Illinois, Indiana and Michigan, we have relied on the opinions of Sorling, Northrup, Hanna, Cullen and Cochran, Ltd., Douglas, Alexa, Koeppen & Hurley, and Honigman Miller Schwartz and Cohn, respectively.

          The opinion set forth in subparagraph (b) is subject to the following exceptions:

               A. that with respect to (i) federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974, as amended, which are properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created by the Pledge Agreement; and

               B. that with respect to any claim in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Pledge Agreement.

          In addition, the opinions in subparagraphs (a) and (b) are subject to
(i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-306 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-307 and 9-308 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-304 and 9-309 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to any Collateral acquired by the Borrower or NSPC subsequent to the commencement of a case against or by the Borrower or NSPC under the Bankruptcy Code.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     We are licensed to practice law only in the Commonwealth of Pennsylvania, although as indicated our opinion herein is not limited to such jurisdiction and to the extent relevant covers matters of New York, Delaware corporate, Federal, Indiana, Illinois, Michigan and Minnesota law.

     This opinion has been delivered at your request for the purposes contemplated by the Loan Documents. Without our prior written consent, this opinion is not to be utilized or quoted for any other purpose and no Person other than you, and permitted assignees and transferees under the Credit Agreement, is entitled to rely thereon.


                                        Very truly yours,

                                        YUKEVICH, MARCHETTI, LIEKAR
                                        & ZANGRILLI, P.C.



                                        By:  _____________________________

                                   Exhibit J


                                    Form Of
                           Assignment And Acceptance

                                                __________________ _____, 200__



          Reference is made to the Credit Agreement, dated as of November 19, 1999, among National Steel Corporation, a Delaware corporation (the "Borrower"), with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and Fuji Bank, Limited as syndication agent for the Lenders and Issuers (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement).

          _______________________ (the "Assignor") and _________________________
(the "Assignee") agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on
     Schedule I of all outstanding rights and obligations under the Credit Agreement (including, without limitation, such interest in each of the Assignor's outstanding Commitments, if any, the Obligations owing to it and the Notes held by it). After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Loans owing to the Assignee [and the amount of Letters of Credit participated in by the Assignee) will be as set forth in Section 2 of Schedule I.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes referred to above and requests that the Administrative Agent exchange such Notes for new Notes as follows: [specify date of Notes, amounts, Assignee).

3. The Assignee (i) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (iv) represents and warrants that it is an Eligible Assignee; (v) confirms it has received the Credit Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the Borrower to the Lenders and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof[; and* (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule I hereto (the "Effective Date").

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.


_________________________________
* If Assignee is organized under the laws of a jurisdiction outside of the United States.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York without regard to any choice or conflict of law provision or rule thereof that would result in the application of the law of any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule I hereto.

                                   Exhibit K

                                    Form of
                           Letter of Credit Request



                                                          _______________, _____


[Issuer], as Issuer
 under the Credit Agreement referred
 to below and to
Citicorp USA, Inc.
399 Park Avenue
New York, New York  10043
 as the Administrative Agent

               RE:  National Steel Corporation
                    --------------------------

Dear Sirs:

          Pursuant to Section 2.4 (Letters of Credit) of the Credit Agreement dated as of November 19, 1999, with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and Fuji Bank, Limited as syndication agent for the Lenders and Issuers (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement), this writing represents notice of the undersigned's request for the issuance by the Issuer of a Letter of Credit on behalf of the undersigned in the form of a [standby] [documentary] letter of credit for the benefit of [Beneficiary], in the amount of [$________](the Dollar Equivalent of which is _____ as of the date hereof), to be issued on ________, ____(the "Issue Date") and having an expiration date of _________, 200__.

          The form of the requested Letter of Credit is attached hereto.

          The undersigned hereby certifies that the amount of the Receivables Availability as of the close of the business on the Business Day immediately preceding the date hereof is ____ and the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

               (A) the representations and warranties contained in Article IV (Representations and Warranties) of the Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of such date;

               (B) no Borrowing Base Deficiency exists or will result from the Proposed Borrowing; and

               (C) no Default or Event of Default exists or will result from the Proposed Borrowing.

                                             Very truly yours,

                                             National Steel Corporation


                                             By:___________________________

                                                Name:
                                                Title:

Accepted this ________ day
of _________________, 2000

CITICORP USA Inc.,
as Administrative Agent

By:___________________________
Name:

                                   EXHIBIT L

                        Eleventh Supplemental Indenture

                          Dated as of March 31, 1999

                                      To

                    INDENTURE OF MORTGAGE AND DEED OF TRUST

                               Dated May 1, 1952

(See Exhibit 4-H of the Company's Annual Report on Form 10-K for the year ended
                              December 31, 1999)

                      [LETTERHEAD OF CITIBANK USA, INC.]

                               January 26, 2000

To:  National Steel Corporation
     4100 Edison Lakes Parkway
     Mishawaka, I.N. 46565-3440


Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 19, 1999 by and among National Steel Corporation ("Borrower"), with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers ("Administrative Agent") and Fuji Bank, Limited as syndication agent for the Lenders and Issuers (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement).

The undersigned Requisite Lenders hereby consent to amending the first paragraph of Exhibit G (Borrowing Base Certificate) to the Credit Agreement to read as follows:

     Pursuant to provisions of the Credit Agreement, dated as of November 19, 1999, among National Steel Corporation, a Delaware corporation (the "Borrower"), with the financial institutions and other entities from time to time party thereto as a Lender or Issuer and Citicorp USA, Inc. as agent for the Lenders and Issuers, and Fuji Bank, Limited as Syndication Agent (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement), the undersigned hereby certifies that the attached information is true, complete and correct as of the close of business on ____________.


This consent is limited to the matters contained herein and nothing herein shall be deemed a waiver of any provision of the Credit Agreement or the other Loan Documents except as expressly provided herein.

This consent shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

This consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document and one or more of which (or portions hereof) may be delivered by telecopier, with the intention that they shall have the same effect as an original counterpart hereof (or portions hereof).

                                            Very truly yours,


                                            Citicorp USA, Inc.,


                                            By:________________________________
                                               Name:
                                               Title:


Accepted and Agreed:


National Steel Corporation


By:________________________
   Name:
   Title:

Citicorp U.S.A., Inc.
   as Administrative Agent

By:________________________
   Title:

The Fuji Bank, Limited
   as Syndication Agent

By:________________________
   Title:

Citibank, N.A.
   as Issuer

By:_______________________
   Title:

   Lenders

Bank of America, N.A.


By:_______________________
   Title:

Citicorp USA, Inc.


By:_______________________
   Title:

Comerica Bank


By:_______________________
   Title:

Morgan Guaranty Trust
   Company of New York


By:_______________________
   Title:

LaSalle Business Credit, Inc.


By:_______________________
   Title:

Mellon Bank, N.A.


By:_______________________
   Title:

National City Commercial
   Finance, Inc.

By:_______________________
   Title:

The Fuji Bank, Limited


By:_______________________
   Title:

                                  Amendment 1

                                      To

                        National Steel Credit Agreement

          Amendment 1 (this "Amendment"), dated as of April __, 2000, by and among National Steel Corporation (the "Borrower"), the financial institutions parties hereto (the "Consenting Lenders"), Citicorp USA, Inc. as agent for the Lenders and Issuers under the Credit Agreement defined below (the "Administrative Agent") and Fuji Bank, Limited as syndication agent for the Lenders and Issuers under the Credit Agreement (defined below) (the "Syndication Agent") to that certain Credit Agreement dated as of November 19, 1999 by and among the Borrower, the Administrative Agent, the Syndication Agent and the financial institutions and other entities from time to time party thereto as a Lender or Issuer (said Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement).

                              W i t n e s s e t h:

          Whereas, the Borrower, the Consenting Lenders, the Administrative Agent and the Syndication Agent are parties to the Credit Agreement and, as of the date hereof, the Consenting Lenders holds more than sixty-six and two-third percent (66 2/3rd %) of the aggregate outstanding amounts of the Commitments; and

          Whereas, the parties hereto wish to amend the terms of the Credit Agreement as set forth herein;

          Now, Therefore, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Amendment to Article 5 (Financial Covenants). Article 5 of the Agreement is hereby amended by deleting in its entirety the lead-in paragraph of
Section 5.1 (Leverage Ratio) and substituting therefor the following:

                 The Borrower will maintain at the end of each Quarter during the years set forth below a Leverage Ratio, in each determined (x) in respect of Financial Covenant Debt of the Borrower, on the last day of such Quarter and
          (y) in respect of EBITDA of the Borrower, on the basis of the four Quarters ending on the last day of such Quarter, not in excess of the ratio set forth below for such
          Quarter:

     Section 2. Conditions of Effectiveness. Section 1 hereof shall become effective when, and only when, the Administrative Agent shall have received copies of this Amendment executed by the Borrower and Lenders constituting Super Majority Lenders.

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     Section 4.  Reference to the Effect on the Loan Documents.

          (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended herein, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

     Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                           [Signature Page Follows]

          In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first above written.


                                 National Steel Corporation


                                 By:_________________________
                                    Name:
                                    Title:


                                 Citicorp U.S.A., Inc.,
                                   as Administrative Agent

                                 By:_________________________
                                    Name:
                                    Title:


                                 The Fuji Bank, Limited,
                                   as Syndication Agent

                                 By:_________________________
                                    Name:
                                    Title:


           [Signature Page for Amendment 1 to the Credit Agreement]

                                 Citibank, N.A.,
                                   as Issuer

                                 By:_________________________
                                    Name:
                                    Title:


                                 Lenders:


                                 Bank Of America, N.A.


                                 By:_________________________
                                    Name:
                                    Title:


                                 Citicorp USA, Inc.


                                 By:_________________________
                                    Name:
                                    Title:


                                 Comerica Bank


                                 By:_________________________
                                    Name:
                                    Title:


                                 Morgan Guaranty Trust Company
                                   Of New York


                                 By:_________________________
                                    Name:
                                    Title:


           [Signature Page for Amendment 1 to the Credit Agreement]

                                 LaSalle Business Credit, Inc.


                                 By:_________________________
                                    Name:
                                    Title:


                                 Mellon Bank, N.A.


                                 By:_________________________
                                    Name:
                                    Title:


                                 National City Commercial
                                 Finance, Inc

                                 By:_________________________
                                    Name:
                                    Title:


                                 The Fuji Bank, Limited


                                 By:_________________________
                                    Name:
                                    Title:



           [Signature Page for Amendment 1 to the Credit Agreement]

                                AMENDMENT NO. 2

                                      TO

                        NATIONAL STEEL CREDIT AGREEMENT

          AMENDMENT NO. 2, dated as of September 28, 2000 (this "Amendment No.
                                                                 -------------
2"), to the Credit Agreement, dated as of November 19, 1999, as heretofore
-
amended (the "Credit Agreement"), by and among NATIONAL STEEL CORPORATION (the
              ----------------
"Borrower"), the financial institutions party thereto as lenders and issuers
 --------
(the "Lenders and Issuers"), CITICORP USA, INC. as agent for the Lenders and
      -------------------
Issuers under the Credit Agreement (the "Administrative Agent") and THE FUJI
                                         --------------------
BANK, LIMITED as syndication agent for the Lenders and Issuers under the Credit Agreement (the "Syndication Agent").
                -----------------

                             W i t n e s s e t h:

          WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as herein provided; and

          WHEREAS, Lenders constituting the Requisite Lenders have agreed to such amendment;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

  Section 1. Amendment to Section 8.5 (Restricted Payments). Section 8.5 (Restricted Payments) is hereby amended by deleting in its entirety the text thereof and substituting therefor the following:

               The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that any Material Subsidiary may make Restricted Payments to the Borrower or the Guarantor; provided, further, that, except during the Cash Dominion Period, the Borrower and its Material Subsidiaries may make other Restricted Payments permitted under Section 4.06 (Limitation on Restricted Payments) of the Indenture up to eighteen million Dollars ($18,000,000) in the aggregate.

     Section 2. Conditions of Effectiveness. This Amendment No. 2 shall become effective when, and only when, the Administrative Agent shall have received copies of this Amendment No. 2 executed by the Borrower and Lenders constituting the Requisite Lenders.

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that this Amendment No. 2 has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. After giving effect to this Amendment No. 2., each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

     Section 4.  Reference to the Effect on the Loan Documents.

          (a) Upon the effectiveness of this Amendment No. 2, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended herein, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 5. Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 6. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the law of the State of New York.

     Section 7. Headings. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.

                           [Signature Page Follows]

          In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first above written.

                                        National Steel Corporation

                                        By:_________________________
                                           Name:
                                           Title:

                                        Citicorp U.S.A., Inc.,
                                           as Administrative Agent

                                        By:_________________________
                                           Name:
                                           Title:

                                        The Fuji Bank, Limited,
                                           as Syndication Agent

                                        By:_________________________
                                           Name:
                                           Title:

         [Signature Page for Amendment No. 2 to the Credit Agreement]

                                        Citibank, N.A.,
                                          as Issuer

                                        By:_________________________
                                           Name:
                                           Title:

                                        Lenders:

                                        Bank of America, N.A.

                                        By:_________________________
                                           Name:
                                           Title:

                                        Citicorp USA, Inc.

                                        By:_________________________
                                           Name:
                                           Title:

                                        Comerica Bank


                                        By:_________________________
                                           Name:
                                           Title:

                                        Morgan Guaranty Trust Company
                                           of New York


                                        By:_________________________
                                           Name:
                                           Title:

         [Signature Page for Amendment No. 2 to the Credit Agreement]

                                        LaSalle Business Credit, Inc.


                                        By:_________________________
                                           Name:
                                           Title:

                                        Mellon Bank, N.A.


                                        By:_________________________
                                           Name:
                                           Title:

                                        National City Commercial
                                           Finance, Inc.

                                        By:_________________________
                                           Name:
                                           Title:

                                        The Fuji Bank, Limited


                                        By:_________________________
                                           Name:
                                           Title:

         [Signature Page for Amendment No. 2 to the Credit Agreement]